Exhibit 10.1

LEASE

Between

RREF II Kenmore Lessor III LLC and

RREF II Kenmore Lessor IV LLC, as Landlord

and

Gritstone bio, Inc., as Tenant

At

The Beacon Building

Boston, Massachusetts

EXHIBIT 1, SHEET 1

The Beacon Building

650-660 Beacon Street, 648 Beacon Street

Boston, Massachusetts

Effective Date: September 23, 2021

Tenant: Gritstone bio, Inc.,

a Delaware Corporation

Tenant Mailing Address: 5959 Horton Street, Suite 300
Emeryville, CA 94608

(principal place of business mailing address)

From and after the Term Commencement Date:

660 Beacon Street

Boston, Massachusetts

Attn: Office Manager

With copies of legal notices to:

5959 Horton Street, Suite 300

Emeryville, CA 94608

Attn: General Counsel

Landlord: Collectively (subject to Section 23(a) below), RREF II Kenmore Lessor III LLC (“Lessor III”), a Delaware limited liability company, and RREF II Kenmore Lessor IV LLC (“Lessor IV”), a Delaware limited liability company

Mailing address: c/o Related Fund Management, 30 Hudson Yards, 83rd Floor, New York, NY 10001 Attention: Patrick Sweeney, Managing Director.

Art. 2 Premises: Approximately 73,495 rentable square feet in the Building (as defined in Section 2.1 below) consisting of:

(a) approximately 25,231 rentable square feet on the fifth (5th) floor (the “Fifth Floor Portion”), approximately 25,231 rentable square feet on the sixth (6th) floor, and approximately 4,171 rentable square feet on the seventh (7th) floor, all as substantially as shown on Lease Plan and Exhibit 2 (collectively, “Premises A”), which numbers include the Premises’ proportionate share of the Common Laboratory Facilities (as defined below) consisting of 776 rentable square feet of the Neutralization / Laboratory Waste Area, 580 rentable square feet of the Storage Room, and 210 rentable square feet of the Fuel Storage Area (for the Standby Generator), all as described in Section 2.2(b) below; and

(b) approximately 9,431 rentable square feet on the fifth (5th) floor (the “648 Fifth Floor Premises”) and approximately 9,431 rentable square feet on the sixth (6th) floor (the “648 Sixth Floor Premises”) of the 648 Beacon Street portion of the Building, substantially as shown on Lease Plan, Exhibit 2 (collectively, “Premises B”); provided, however, that Premises B shall not be included in the Premises until the occurrence of the Premises B Commencement Date.

Art. 3.1 Term Commencement Date: The Substantial Completion Date (as defined in Section 4.2(h) below).

Art 3.1 Premises B Commencement Date: The Premises B Substantial Completion Date (as defined in Section 4.2(i) below).

Art. 3.1 Anticipated Term Commencement Date: January 3, 2023.

Art 3.1 Anticipated Premises B Commencement Date: April 1, 2023.

Art 3.1 Rent Commencement Date: The Term Commencement Date (subject to the Free Rent Period (defined below)).

Art. 3.2 Term or original Term: A period of years commencing on the Effective Date and ending at 11:59 p.m. on the last day of the tenth (10th) Lease Year (as that term is defined in Section 3.1 below), subject to extension as provided herein.

Art. 4 Improvement Allowance: Up to a maximum of $260.00 per square foot of the rentable area in the Premises (e.g., $19,108,700.00 based on 73,495 rentable square feet), as provided in Article 4 below.

Art. 4 Space Planning Allowance: Up to a maximum of $0.15 per square foot of the rentable area in the Premises (e.g., $11,024.25 based on 73,495 rentable square feet), as provided in Article 4 below.

Art. 5 Permitted Use of Premises: For general office use, research and development, life-science use, chemistry and/or computer laboratories, and lawful ancillary uses related thereto, subject to Article 5 below and the other terms, restrictions and conditions set forth elsewhere in this Lease, and for no other purposes.

Art. 6 Yearly Rent / Monthly Rent:

Period	Yearly Rent (starting at $96.00 Per rentable square foot)	Monthly Rent
Lease Year 1	$7,055,520.00*	$587,960.00*
Lease Year 2	$7,267,185.60	$605,598.80
Lease Year 3	$7,485,201.17	$623,766.76
Lease Year 4	$7,709,757.20	$642,479.77
Lease Year 5	$7,941,049.92	$661,754.16
Lease Year 6	$8,179,281.42	$681,606.78
Lease Year 7	$8,424,659.86	$702,054.99
Lease Year 8	$8,677,399.65	$723,116.64
Lease Year 9	$8,937,721.64	$744,810.14
Lease Year 10	$9,205,853.29	$767,154.44

*Notwithstanding the Yearly Rent set forth above,

(a) until the occurrence of the Premises B Commencement Date, payments on account of Yearly Rent shall be reduced by $96.00 per rentable square foot of Premises B; and

(b) so long as this Lease is in full force and effect and Tenant is not in default of any of its obligations hereunder (beyond any applicable Grace Period (as defined below)), Tenant shall be entitled to an abatement of the monthly installment of Yearly Rent (but not Additional Rent, utilities, and other charges due hereunder which shall be paid as, when and to the extent same are payable pursuant hereto) (i) with respect to the Fifth Floor Portion of Premises A only for the first six (6) months from and after the Term Commencement Date, (ii) with respect to the 648 Fifth Floor Premises only for the first six (6) months from and after the Premises B Commencement Date, and (iii) with respect to the 648 Sixth Floor Premises only for the first three (3) months from and after the Premises B Commencement Date (collectively, the “Free Rent Period”); provided that the Free Rent Period will not be diminished by any other Rent abatement provided for under this Lease (e.g., casualty).

Art. 6 Rent Payment Address:

c/o Related Beal

177 Milk Street

Boston, Massachusetts 02109

Art. 7 Total Rentable Area of Premises: 73,495 rentable square feet (approximate) including certain Common Laboratory Facilities, as set forth in Section 2.2, below, and subject to Article 7.

Total Rentable Area of Building: 196,754 rentable square feet (approximate), subject to Article 7.

Art. 9 Operating Costs and Taxes based on:

Tenant’s Proportionate Share: 37.36%, which is the percentage obtained by dividing the Total Rentable Area of the Premises by the Total Rentable Area of the Building, subject to adjustment as provided in Article 7; provided, however, that until the occurrence of the Premises B Commencement Date, Tenant’s Proportionate Share shall be 27.77% .

Art. 29.3 Broker: Cushman & Wakefield.

Art. 29.13 Letter of Credit Amount: $4,602,926.64, subject to reduction in accordance with Article 29.13.

Art. 29.14 Parking Spaces: Nine (9) parking spaces in the parking facilities serving the Project, currently located in the Commonwealth Building located at 533 Commonwealth Avenue, Boston, MA and adjacent to the Building (the “Parking Facility”), subject to Section 29.14 below.

Art. 29.16 Option to Extend Term: Two (2) periods of five (5) years each, subject to Section 29.16, below.

Table of Contents

Page No.

LEASE
1.	REFERENCE DATA
2.	DESCRIPTION OF PREMISES
2.1.	Premises.
2.2.	Appurtenant Rights.
2.3.	Exclusions and Reservations.
2.4.	Roof Deck
2.5.	Loading Dock/Freight Elevator
3.	TERM OF LEASE
3.1	Definitions.
3.2	Habendum.
3.3	Declaration Fixing Term Commencement Date.
4.	READINESS FOR OCCUPANCY; LANDLORD’S WORK; TENANT’S EARLY ENTRY
4.1	Condition of Premises.
4.2	Landlord’s Work.
4.3	Tenant’s Early Entry; Tenant’s Work.
4.4	Conclusiveness of Landlord’s Performance.
5.	USE OF PREMISES
5.1	Permitted Use.
5.2	Prohibited Uses.
5.3	Licenses and Permits.
6.	RENT
7.	RENTABLE AREA
8.	SERVICES FURNISHED BY LANDLORD
8.1	Electric Current.
8.2	Water.
8.3	Elevators, Heating and Cleaning.
8.4	Air Conditioning.
8.5	Security
8.6	Supplemental Air Conditioning Equipment.
8.7	Landlord Repairs.
8.8	Energy Conservation.
8.9	Interruption or Curtailment of Services.
9.	TAXES AND OPERATING COSTS
9.1	Definitions.
9.2	Tax Share.
9.3	Operating Expense Share.
9.4	Partial Years.
9.5	Effect of Taking.
9.6	Tenant Audit Right.
9.7	Survival.
10.	CHANGES OR ALTERATIONS BY LANDLORD
11.	FIXTURES, EQUIPMENT AND IMPROVEMENTS – REMOVAL BY TENANT
12.	ALTERATIONS AND IMPROVEMENTS BY TENANT
13.	TENANT’S CONTRACTORS – MECHANICS’ AND OTHER LIENS – STANDARD OF TENANT’S PERFORMANCE – COMPLIANCE WITH LAWS
14.	REPAIRS BY TENANT – FLOOR LOAD
14.1	Repairs by Tenant.

14.2	Floor Load – Heavy Machinery.
15.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION
15.1	Tenant Insurance.
15.2	Certificates of Insurance.
15.3	Tenant Indemnity.
15.4	Property of Tenant.
15.5	Bursting of Pipes, etc.
15.6	Repairs and Alterations – No Diminution of Rental Value.
15.7	Landlord’s Insurance.
15.8	Landlord Indemnity.
16.	ASSIGNMENT, MORTGAGING AND SUBLETTING
16.1	Generally.
16.2	Reimbursement, Recapture and Excess Rent.
16.3	Certain Transfers.
17.	MISCELLANEOUS COVENANTS
17.1	Rules and Regulations.
17.2	Access to Premises – Shoring.
17.3	Accidents to Sanitary and Other Systems.
17.4	Signs, Blinds and Drapes.
17.5	Estoppel Certificate and Financial Statements.
17.6	Prohibited Materials and Property.
17.7	Requirements of Law – Fines and Penalties.
17.8	Tenant’s Acts – Effect on Insurance.
17.9	Miscellaneous.
18.	DAMAGE BY FIRE, ETC.
19.	WAIVER OF SUBROGATION
20.	CONDEMNATION - EMINENT DOMAIN
21.	DEFAULT
21.1	Conditions of Limitation - Re-Entry -Termination.
21.2	Re-Entry.
21.3	Damages - Termination.
21.4	Fees and Expenses.
21.5	Waiver of Redemption.
21.6	Landlord’s Remedies Not Exclusive.
21.7	Grace Period.
22	END OF TERM - ABANDONED PROPERTY
23	SUBORDINATION; GROUND LEASE
24	QUIET ENJOYMENT
25	ENTIRE AGREEMENT – WAIVER – SURRENDER
25.1	Entire Agreement.
25.2	Waiver by Landlord.
25.3	Surrender.
26	INABILITY TO PERFORM - EXCULPATORY CLAUSE
27	BILLS AND NOTICES
28	PARTIES BOUND – SEIZING OF TITLE
29	MISCELLANEOUS
29.1	Severability.
29.2	Captions, etc.
29.3	Broker.
29.4	Modifications.
29.5	Reserved.
29.6	Governing Law.
29.7	Assignment of Rents.
29.8	Representation of Authority.
29.9	Expenses Incurred by Landlord Upon Tenant Requests.
29.10	Survival.

29.11	Hazardous Materials.
29.12	Patriot Act.
29.13	Letter of Credit
29.14	Parking.
29.15	Right of First Offer To Lease Certain Space.
29.16	Tenant’s Option to Extend the Term of this Lease.
29.17	Definition of Fair Market Rental Value.
29.18	Attorneys’ Fees
29.19	Massachusetts Bay Transportation Authority Facilities and Uses
29.20	Waiver of Jury Trial
29.21	Counterparts and Execution

EXHIBITS

Exhibit 1 Lease Data

Exhibit 2 Lease Plan

Exhibit 3 Plan of Land

Exhibit 4-1 Landlord/Tenant Matrix

Exhibit 4-2 Base Building Plans

Exhibit 5 Term Commencement Date Agreement

Exhibit 6 Reserved

Exhibit 7 Common Laboratory Facilities

Exhibit 8 Form of Current Mortgagee’s Subordination, Attornment and Non-Disturbance Agreement

Exhibit 9 Form of Letter of Credit

Exhibit 10 Form of Non-Disturbance and Attornment Agreement (BU Lease)

Exhibit 11 Excluded Uses (BU Lease)

Exhibit 12 Reserved

Exhibit 13-A Current Hazardous Materials Matrix

Exhibit 14 Approved Air Handling Unit Spec

THIS INDENTURE OF LEASE is made and entered into on the Effective Date between Landlord and Tenant.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises described in Section 2.1 below (“Premises”), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1. REFERENCE DATA

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2. DESCRIPTION OF PREMISES

2.1. Premises.

The Premises are substantially as shown on the Lease Plan (Exhibit 2) attached hereto and incorporated by reference, in that portion of the Beacon Building described in Exhibit 1 (as the Building may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved, the “Building”).

2.2. Appurtenant Rights.

(a) General. Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, subject to reasonable Rules and Regulations (as defined in Section 17.1, below); (a) the Common Areas (as defined below), serving the Premises in common with others, (b) the Amenity Center (as defined below), (c) the Building common walkways necessary for access to the Building, and (d) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements, except as otherwise expressly set forth herein.

(b) Common Laboratory Facilities. Tenant shall also have the benefit, in common with others so entitled thereto from time to time, of certain shared laboratory facilities located in the Building as the same may be changed from time to time as provided herein (collectively, the “Common Laboratory Facilities”) the locations of which are as approximately shown on Exhibit 7, with the portions of the areas and facilities allocable to Tenant, as set forth below, to be included in the Total Rentable Area of the Premises

(i) Standby Generator. The laboratory standby generator room serving the Building from which Tenant shall have the right to access up to five (5) watts of emergency generator capacity per rentable square foot of that portion of the Premises dedicated to actual laboratory use (not to exceed 60% of the rentable area of the Premises for the purpose of calculating Tenant’s benefits under this Section 2.2(b)) from an emergency panel located in an area of the Building to be designated and determined by Landlord, to which the Premises is or will be connected as part of Landlord’s Work. Landlord shall have the right to reasonably and equitably limit and allocate Tenant’s utilization of and access to the emergency generator in proportion to the Total Rentable Area of the Premises bears to the Total Rentable Area of all the premises in the Building which have a portion dedicated to laboratory use, from time to time, along with the right to use and reserve certain generator capacity for present and future Building operations;

(ii) Electrical Room. The laboratory electrical room(s) in the Building at a location designated and determined by Landlord for Tenant’s connections and which Tenant shall have the right to access, solely for the purposes of installing and maintaining electrical connections serving the portion of the Premises dedicated to actual laboratory use (not to exceed 60% of the Premises for the purpose of calculating Tenant’s benefits under this Section 2.2(b));

(iii)Switchgear Room. The switchgear room(s) in the Building at a location designated and determined by Landlord for equipment providing power to the Premises (provided that no new equipment may be installed therein without Landlord’s prior written consent in Landlord’s sole discretion);

(iv) Shaft Space. The shaft space(s) in the Building at a location designated and determined by Landlord for the purpose of bringing electrical connections and other utilities and services to and from the Premises (provided that no new connections may be installed therein without Landlord’s prior written consent in Landlord’s sole discretion); and

(v) Neutralization / Laboratory Waste Area. Tenant shall have the right to access and use an area (or areas) in the Building designated by Landlord, from time to time, initially at a location designated and determined by Landlord for the purpose of allowing Tenant to install, connect, maintain, operate and service its neutralization and laboratory waste system, at Tenant’s option and sole cost and expense, in accordance with all applicable Legal Requirements and best industry, laboratory and scientific standards and practices and the terms of this Lease (including without limitation Articles 12 and 29.11. Notwithstanding the foregoing, in the event that Tenant does not choose to install a neutralization and laboratory waste system, Tenant shall still have the use of its proportionate share of this area for other related storage uses (including the storage of neutralized waste), provided that Tenant obtains Landlord’s prior written approval of such use (which approval shall not be unreasonably withheld), such use is in full compliance with the terms of this Lease, and such use does not interfere with the standard operation of this area.

(vi) Storage Outside the Premises. Tenant shall also have the right to use pursuant to this Lease Tenant’s proportionate share of the control areas (i.e., chemical solvent storage areas or capacity available) on the first (1st) floor of the Building, with such use to be in common with others so entitled thereto from time to time, at a location designated and determined by Landlord and currently as approximately shown on Exhibit 7 (the “Storage Room”). At its election, Tenant may delineate and/or demise its particular storage area within the Storage Room subject to the terms of this Lease. Tenant acknowledges that Landlord has the right to use and reserve certain areas and capacities making up the Storage Room for present and future Building operations and other uses and operation. Tenant acknowledges and agrees that while Tenant may have exclusive rights to Tenant’s delineated or demised area within the Storage Room, the Storage Room itself is non-exclusive and all areas therein shall be subject to all of the terms and conditions of this Lease, including but not limited to Articles 4, 5, 11 and 12 and Section 29.11 (including obtaining Landlord’s approval of a list of the materials, including chemicals, as required by Section 29.11) which Tenant represents is a complete list of the materials and the maximum quantities of each material that will be stored in the Storage Room, provided, however, if the quantities of chemicals vary as long as they remain below such maximum, an update is not required (provided the foregoing shall not be deemed to relieve Tenant of complying with Landlord’s request for information as otherwise provided in Section 29.11, below)). Notwithstanding the foregoing, Tenant shall have the right to store certain chemicals within the Premises in accordance with Section 29.11 herein.

Tenant acknowledges and agrees that Tenant’s rights hereunder, except as otherwise expressly specified above, are non-exclusive and shall be subject to all of the terms and conditions of this Lease, including but not limited to Articles 4, 5, 9, 11 and 12. Landlord shall have the right to reasonably and equitably limit and allocate Tenant’s utilization of and access to the available Common Laboratory Facilities, from time to time, in proportion to the Total Rentable Area of the Premises dedicated to laboratory use (not to exceed 60% of the Premises for the purpose of calculating Tenant’s benefits under this Section 2.2(b)) bears to the Total Rentable Area of all the premises in the Building which have a portion dedicated to laboratory use, from time to time, and, further, Tenant acknowledges that Landlord has the right to use and reserve certain areas and capacities making up the Common Laboratory Facilities for present and future Building operations and other uses and operations.

Tenant shall pay for its use of the Common Laboratory Facilities, including, without limitation, utility usage therefor, in accordance with the provisions of Article 9 of this Lease relating to Tenant’s Operating Expense Share.

(c) Amenity Center. Landlord shall open, operate, and make available to Tenant, from time to time, the Amenity Center in the Building for use by Tenant and its employees during its hours of operation and in accordance with any rules and regulations that may be established concerning such use, which Amenity Center shall include from time to time conference and/or meeting facilities, lounge area and a fitness facility with showers/restrooms unless same is otherwise provided elsewhere in the Project, (subject to scheduling via the Building protocols, where applicable), as the same may be changed, from time to time; provided, however, that if all or any portion of the Amenity Center facilities are located in the Project, rather than the Building, or if all or any portion of the Amenity Center facilities are offered to tenants of the Project, rather than just tenants of the Building, such Amenity Center facilities shall be opened, operated and scaled in such a way as to offer reasonably comparable Amenity Center services (and access thereto) as offered prior to such change. Any charges for use of and services provided at the Amenity Center shall be as determined by Landlord (or the operator of the fitness center, as the case may be) from time to time in its sole but commercially reasonable discretion With respect to the fitness center within the Amenity Center, it is understood and agreed that to the maximum extent the following agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Article 15 and Article 19, the use of the fitness center and its facilities by Tenant and its employees shall be at the sole risk of Tenant and the employees using same. Landlord reserves the right at any time or from time to time, in its sole but commercially reasonable discretion, to alter, amend or otherwise modify (including temporary closure for periods of casualty renovation and the like) the offerings at the Amenity Center (or portions thereof), limit or equitably allocate the access to or use thereof, or alter its size, type, location or serving capacity, or hours of operation or any other aspect thereof, based on demand and usage thereof from time to time; such that each tenant’s use and access thereto are equitably allocated in use and scheduling. To the extent the fitness center is open and available to the Tenant as provided herein, Tenant shall pay to Landlord, as additional rent and on a so-called net basis, Tenant’s proportionate share of any costs or subsidies incurred or paid by Landlord in operating the fitness center (which shall be negotiated, calculated and treated in a manner consistent with similar first-class office buildings within Boston, Massachusetts providing similar fitness center operations, including deducting from or reducing such amounts by any revenue or income received by Landlord in connection with fitness center operations) within thirty (30) days of invoice therefor; provided Landlord may elect to collect same in monthly Operating Costs (as defined below) payments (as reasonably estimated by Landlord from time to time).

2.3. Exclusions and Reservations.

All the perimeter walls of the Premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the Premises on the Lease Plan (Exhibit 2)), any terraces or roofs adjacent to the Premises (except for the Roof Deck as provided below), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the Premises and reserved to Landlord.

2.4. Roof Deck

(a) As part of the lease of the Premises, Tenant shall have the exclusive right to use the back half of the outdoor roof deck/terrace space adjacent to and accessed from those portions of the Premises then occupied by Tenant located on the seventh (7th) floors of the Premises and shown on Exhibit 2 (the “Roof Deck”), subject to the terms and conditions of this Section 2.4 and other applicable terms and conditions of this Lease. The remaining portions of the roof shall be part of the Common Areas of the Building. The Roof Deck shall be partitioned from the Common Areas as part of Landlord’s Work. Tenant’s use of the Roof Deck shall in no event be used for a smoking area or other noxious or prohibited uses. As part of Landlord’s Work, the Roof Deck shall be delivered to Tenant as reflected on the Landlord/Tenant Matrix and the Base Building Plans (as those terms are defined below). All other alterations and installations to the Roof Deck including planters, irrigation systems, lighting, permanent tables seating and/or other furniture, fixtures, plantings, finishes, and personal property to be installed and used in connection with Tenant’s use of the Roof Deck shall be installed, maintained and operated at Tenant’s sole cost (other than to the extent that the Improvement Allowance may be applied thereto) and shall be subject to the approval of Landlord, which approval standard shall be the standard applicable to Alterations as set forth in Article 12. Any installations on and/or maintenance of the Roof Deck by or on behalf of Tenant relating to structural work, roof coverings or decking (e.g., membranes), roof penetrations shall be performed solely by contractors approved by Landlord, in its reasonable discretion, and Landlord may require Tenant to use a roofing contractor selected by Landlord to perform any work that could damage, penetrate or alter the roof coverings or systems and an electrician selected by Landlord to install any associated piping, conduit, wiring, cabling, equipment on the roof, provided that the fees charged by such contractors in connection therewith shall be consistent with those charged directly to Landlord.

(b) Without limiting other applicable provisions thereto: (i) Tenant also shall be responsible, at the Tenant’s cost and expense, for furnishing, maintaining and replacing any and all tables, furniture, fixtures, plantings and personal property used in connection with the Tenant’s use of the Roof Deck and for stacking, removing, or otherwise securing the same during periods of extraordinary weather and during such times as not in seasonal use, and Landlord shall have no responsibility or liability therefor, or for any damage, vandalism, theft, or the like with respect thereof; (ii) Tenant’s use of the Roof Deck shall be conducted in compliance with all applicable Legal Requirements (as defined below) relating thereto; (iii) Tenant and its employees shall abide by, the Rules and Regulations (as defined in Section 17.1, below), provided that in the case of any conflict between the express provisions of this Lease and any such Rules and Regulations, the express provisions of this Lease shall control; and (iv) notwithstanding the exterior location of the Roof Deck, all provisions of this Lease applicable to the Premises shall be applicable to the Roof Deck (including the payment of Rent as set forth in this Lease) and the Roof Deck shall for all purposes hereunder be included and considered to be within the Premises, including Tenant’s insurance and indemnity obligations. No smoking or open flame (except as expressly set forth herein) shall be permitted on Roof Deck, nor shall the walls, floors or railing systems thereof be painted or modified by the Tenant without the prior written approval of Landlord (subject to the approval standard for Alterations set forth in Article 12 below); provided Tenant may install and operate on the Roof Deck commercially-installed commercial outdoor fire pit(s) and commercial outdoor space heaters in strict compliance with all applicable Legal Requirements and connection with such Landlord-approved plans therefor, including fuel source(s) and storage. Landlord shall have the right to access the Roof Deck from time to time for purposes allowed under this Lease including the obligation to perform repair and maintenances to the Building, to erect equipment thereon for its use, in a manner so as to not materially reduce the floor area thereof, and Landlord shall repair any damage to the Roof Deck and/or to Tenant’s furniture, fixtures and equipment located thereon (subject to Articles 15 and 19) caused by such maintenance and repair at no cost or expense to Tenant except to the extent such costs are properly includable in Operating Costs as and to the extent provided in Article 9 below. Tenant acknowledges that Landlord may decide, in its reasonable discretion, from time to time, to repair or replace the roof (hereinafter “Roof Repairs”). Landlord shall give Tenant reasonable advance written notice of any Roof Repairs and shall use commercially reasonable efforts to refrain from scheduling any such Roof Repairs which are expected to take more three (3) business days during the summer months (other than in connection with emergency, acute or other critically needed repairs). Tenant is encouraged to design, install and maintain the Roof Deck furniture, fixtures and equipment in a manner that allows for the efficient removal thereof and Landlord shall reasonably cooperate with Tenant to accomplish this during the review and approval of Tenant’s plans therefor. To the extent such furniture, fixtures and equipment must be removed to conduct Roof Repairs, Tenant shall, upon Landlord's request and reasonable notice and at Tenant’s sole cost and expense, temporarily relocate same so that the Roof Repairs may be completed; provided, however, except in the event of an emergency, if Landlord elects to make any Roof Repairs between (and including) May 1st and September 30th of any calendar year, at Landlord’s option either (i) Landlord shall relocate, store and place back on the Roof Deck any of Tenant’s furniture, fixtures and equipment so required to be removed, at Landlord’s sole cost and expense, or (ii) Tenant shall relocate, arrange for storage and place back on the Roof Deck any of Tenant’s furniture, fixtures and equipment so required to be removed and Landlord shall reimburse Tenant its reasonable out-of-pocket costs thereof within thirty (30) days after Landlord’s receipt of a reasonably detailed invoice therefor. Such Roof Repairs may require the temporary suspension of the Roof Deck access during the period of Roof Repairs. Landlord shall use commercially reasonable efforts in connection with such temporary suspension in order to minimize or mitigate the effect thereof, to the extent reasonably practical, including proceeding to complete such Roof Repairs diligently once they are commenced. Landlord, upon reasonable notice (except in the case of emergency, Building maintenance and repair and the like) shall have the right to require that any and all tables, furniture, fixtures, plantings and personal property used in connection with the Tenant’s use of the Roof Deck be screened and sound attenuated as may be required by applicable Legal Requirements. Landlord, upon reasonable notice (except in the case of emergency, Building maintenance and repair and the like) shall have the right to require that any and all tables, furniture, fixtures, plantings and personal property used in connection with the Tenant’s use of the Roof Deck be placed or installed in such a way so as to allow maintenance and repairs to the exterior of the Building from time to time, all in Landlord’s reasonable discretion as set forth above.

(c) Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant’s use of the Roof Deck fails to comply with the Rules and Regulations or otherwise so fail to comply with the foregoing and all applicable provisions of this Lease, and such failure continues for ten (10) business or more days after (or such shorter period in the event of violation of any applicable Legal Requirement or an emergency situation) written notice thereof is given by Landlord to Tenant, then, in any such event, and without limiting Landlord’s other rights and remedies on account of the continuation thereof and the resulting default by Tenant thereunder, Landlord shall have the right to take such steps as Landlord reasonably determines to be necessary to remedy such failure, including, without limitation, the right, exercisable by giving notice thereof to Tenant, immediately to suspend all of Tenant’s rights hereunder to use the Roof Deck, until the facts and circumstances giving rise to such failure are resolved to the reasonable satisfaction of Landlord and Landlord and Tenant shall work in good faith to resolve same. Any such temporary suspension of Tenant’s rights to use the Roof Deck in accordance with the foregoing shall not affect this Lease insofar as it relates to the remainder of the Premises; and, without limitation, any such suspension of Tenant’s rights to use the Roof Deck shall not reduce or otherwise affect the Rent or any other charges and obligations of Tenant pursuant to the provisions of this Lease provided that the suspension of Tenant’s use of the Roof Deck is immediately restored upon Tenant’s cure of any such failure.

2.5. Loading Dock/Freight Elevator

(d) Tenant shall have reasonable, non-exclusive access to all loading docks and freight elevators serving the Building as needed and there will be no charge for such usage during business hours, except that Tenant may be charged at Landlord’s standard rates, for any usage of the loading docks or freight elevators by Tenant outside of business hours.

3. TERM OF LEASE

3.1 Definitions.

As used in this Lease the words and terms which follow mean and include the following:

(a) “Anticipated Term Commencement Date” – The date (as stated in Exhibit 1) on which it is estimated that the Premises will be ready for Tenant’s occupancy for its use as stated in Exhibit 1.

(b) “Anticipated Premises B Commencement Date” – The date (as stated in Exhibit 1) on which it is estimated that Premises B will be ready for Tenant’s occupancy for its use as stated in Exhibit 1

(c) “Common Areas” – the common walkways and accessways on the land shown (as the “Beacon Redevelopment Parcel”) outlined on Exhibit 3 (“Land”) and common facilities in the Building and the Project, if any, as the same may be changed from time to time, including without limitation, alleys, sidewalks, landscaping, parking areas, lobbies, hallways, toilets, stairways, fan rooms, utility closets, shaftways, street entrances, elevators (passenger and freight), roof top decks (other than the Roof Deck), loading docks, wires, conduits, meters, pipes, ducts, vaults, and any other equipment, machinery, apparatus, and fixtures wherever located on the Land, in the Building or in the Premises that either (i) serve the Premises as well as other parts of the Land or Building, or (ii) serve other parts of the Land or Building but not the Premises.

(d) “Lease Year” – each successive 12-calendar month period included in whole or in part in the Term of this Lease; with the first (1st) Lease Year beginning on the Rent Commencement Date and ending at midnight on the day before the first anniversary of the Rent Commencement Date (provided that if the Rent Commencement Date is not the first day of a calendar month, the first (1st) Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the Rent Commencement Date). If the first Lease Year of the Term shall be greater than one full calendar year, the additional rent and other charges due hereunder for such Lease Year shall be increased proportionately to the greater length of such Lease Year.

(e) “Project” – the Project consisting of the buildings and improvements currently known as One Kenmore Square, as the same may be changed from time to time.

(f) “Term Commencement Date” – As stated in Exhibit 1, above.

(g) “Rent Commencement Date” – As stated in Exhibit 1, above.

(h) “Premises B Commencement Date” – As stated in Exhibit 1, above.

3.2 Habendum.

TO HAVE AND TO HOLD the Premises for a term of years commencing on the Effective Date and ending at 11:59 p.m. on the last day of the tenth (10th) Lease Year (as same may be extended in accordance with Section 29.16 below) (“Expiration Date”) or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which earlier date for the expiration or termination hereof will hereafter be called “Termination Date”). Notwithstanding anything to the contrary contained herein, upon the Effective Date, all of the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to, and notwithstanding, the occurrence (or non-occurrence) of the Term Commencement Date.

3.3 Declaration Fixing Term Commencement Date.

After the Effective Date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease. In addition, Landlord and Tenant agree to execute a Term Commencement Date Agreement substantially in the form attached hereto as Exhibit 5, or as otherwise reasonably requested by Landlord confirming the Term Commencement Date, the Rent Commencement Date, the Expiration Date and other relevant dates, once same are determined. If this Lease is terminated before the Expiration Date, then upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging such fact and the Termination Date. If Tenant shall fail to execute and deliver such instrument after Landlord’s request therefor within ten (10) business days, then Landlord shall send a second notice to Tenant which notice shall clearly state that Tenant’s failure to execute and deliver such instrument in five (5) business days from its receipt of such second notice shall result in Landlord’s appointment as Tenant’s attorney-in-fact. If Tenant shall fail to execute and deliver such instrument within such five (5) additional business days, then Landlord may thereafter, as its attorney-in-fact in its name and behalf, execute such instrument. In no event shall this Lease be recorded with the Suffolk Registry of Deeds.

4. READINESS FOR OCCUPANCY; LANDLORD’S WORK; TENANT’S EARLY ENTRY

4.1 Condition of Premises.

Subject to Landlord completing Landlord’s Work (as defined below) and Landlord’s maintenance and repair obligations hereunder and casualty and condemnation, Tenant shall accept the Premises, the Building and the Project in their present “as is” condition, without representation or warranty, express or implied, in fact or in law (except as expressly set forth herein), by Landlord and without recourse to Landlord as to the nature, condition or usability thereof; and Tenant agrees that, except for Landlord’s Work and Landlord’s maintenance and repair obligations hereunder, Landlord has no other work to perform in or on the Premises to prepare the Premises for Tenant’s use and occupancy, and that any and all such work to be done in or on the Premises will be performed by Tenant at Tenant’s sole cost and expense (subject to the Improvement Allowance) in accordance with the terms of this Lease. Except as set forth in Section 4.2, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair, decorate or otherwise prepare the Premises for Tenant’s occupation or use.

4.2 Landlord’s Work.

(a) Subject to the terms and conditions hereof, Landlord shall Substantially Complete (as defined below) the (i) Base Building Shell Work, and (ii) Tenant Improvement Work (as those terms are more fully defined below) (collectively (i) and (ii), are “Landlord’s Work”) designed and constructed in accordance with the Base Building Plans and the Plans (as those terms are defined below), including but not limited to construction materials, design and finishes set forth thereon, and otherwise in compliance with all life safety requirements and Legal Requirements of general applicability to the Building (including without limitation the Americans with Disabilities Act (“ADA”), and all governmental permits and approvals if and to the extent applicable to the Base Building Shell Work, which shall be obtained by Landlord). As of the Substantial Completion Date (as hereinafter defined), the roof, structural elements and building systems of the Building shall be in good order and repair. Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Landlord’s Work on or before the Anticipated Term Commencement Date (other than Landlord’s Work with respect to Premises B (the “Premises B Work”), for which Landlord shall use commercially reasonable speed and diligence to Substantially Complete on or before the Anticipated Premises B Commencement Date), all subject to delays caused by Tenant Delays (as defined below) or event(s) of Force Majeure (as defined below), but, except as set forth in this Subsection (a), in no event shall Landlord be liable to Tenant for any failure to Substantially Complete the Landlord’s Work (or the Premises B Work) on any specified date, nor shall such failure give rise to any default or other remedies under this Lease or at law or equity, or otherwise affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding the foregoing:

(I) with respect to Premises A: (x) in the event that the Term Commencement Date does not occur by the date that is sixty (60) days following the Anticipated Term Commencement Date (the “First Outside Commencement Date”), then, except to the extent such delay is caused by Tenant Delay or Force Majeure, Tenant shall be entitled to a rent credit equal to one day’s rent at the Yearly Rent per diem (at the rate in effect immediately following the Term Commencement Date) for each day following the First Outside Commencement Date until the earlier of (1) the day prior to the Term Commencement Date or (2) the date that is one hundred twenty (120) days following the Anticipated Commencement Date (the “Second Outside Commencement Date”); (y) in the event that the Term Commencement Date does not occur by the Second Outside Commencement Date, then, except to the extent such delay is caused by Tenant Delay or Force Majeure, Tenant shall be entitled to a rent credit equal to two day’s rent at the Yearly Rent per diem (at the rate in effect immediately following the Term Commencement Date) for each day following the Second Outside Commencement Date until the day prior to the Term Commencement Date; and (z) in the event that the Term Commencement Date does not occur by the date that is twenty-four (24) months following the Anticipated Term Commencement Date (the “Third Outside Commencement Date”), then, except to the extent such delay is caused by Tenant Delay or Force Majeure, Tenant shall have the right to terminate the Lease by giving written notice to Landlord of Tenant’s desire to do so within ten (10) business days after the Third Outside Commencement Date; and, upon the giving of such notice, the term of the Lease shall cease and come to an end as of the date that is thirty (30) days after Landlord’s receipt of such written termination notice from Tenant, without further liability or obligation on the part of either party unless, on or before such date, the Term Commencement Date occurs (in which event, Tenant’s termination notice shall be void and this Lease shall continue in full force and effect); and

(II) with respect to Premises B: (x) in the event that the Premises B Commencement Date does not occur by the date that is sixty (60) days following the Anticipated Premises B Commencement Date (the “First Premises B Outside Commencement Date”), then, except to the extent such delay is caused by Tenant Delay or Force Majeure, Tenant shall be entitled to a rent credit equal to one day’s rent at the Yearly Rent per diem with respect to Premises B only (at the rate in effect immediately following the Premises B Commencement Date) for each day following the First Premises B Outside Commencement Date until the earlier of (1) the day prior to the Premises B Commencement Date or (2) the date that is one hundred twenty (120) days following the Anticipated Premises B Commencement Date (the “Second Premises B Outside Commencement

Date”); (y) in the event that the Premises B Commencement Date does not occur by the Second Premises B Outside Commencement Date, then, except to the extent such delay is caused by Tenant Delay or Force Majeure, Tenant shall be entitled to a rent credit equal to two day’s rent at the Yearly Rent per diem with respect to Premises B only, (at the rate in effect immediately following the Premises B Commencement Date) for each day following the Second Premises B Outside Commencement Date until the day prior to the Premises B Commencement Date; and (z) in the event that the Premises B Commencement Date does not occur by the date that is twenty-four (24) months following the Anticipated Premises B Term Commencement Date (the “Third Premises B Outside Commencement Date”), then, except to the extent such delay is caused by Tenant Delay or Force Majeure, Tenant shall have the right to terminate the Lease with respect to Premises B only by giving written notice to Landlord of Tenant’s desire to do so within ten (10) business days after the Third Premises B Outside Commencement Date; in which case:

a. all obligations of the parties with respect to Premises B shall cease and be of no further force or effect (except for any obligations which expressly survive the early termination thereof);

b. Tenant shall receive a credit against Yearly Rent payable under the Lease (the “Premises B Termination Credit”) in an amount equal to four (4) monthly installments of Yearly Rent then payable under the Lease that would otherwise have been payable with respect to Premises B (by way of example and not of limitation, if the Lease with respect to Premises B is so terminated in the second (2nd) Lease Year, the Premises B Termination Credit would equal $621,691.52 ($98.88 x 18,862 rsf / 12 months * 4 months)); and

c. the Lease shall otherwise continue in full force and effect except that the Premises shall be deemed to consist only of Premises A (and Yearly Rent, the number of Parking Spaces, and Tenant’s share of Common Laboratory Facilities, and such other calculations based on rentable square footage shall be adjusted accordingly and the approved list of Tenant’s Hazardous Materials (as the same may be modified in accordance with Section 29.11) shall be adjusted as appropriate), all as of the date that is thirty (30) days after Landlord’s receipt of such written partial termination notice from Tenant, without further liability or obligation on the part of either party unless, on or before such date, the Premises B Commencement Date occurs (in which event, Tenant’s partial termination notice shall be void and this Lease shall continue in full force and effect). Without limiting the foregoing, Landlord shall have the option, exercised by written notice to Tenant at any time prior to the date that is fifteen (15) calendar months following the Anticipated Premises B Commencement Date, to substitute alternate space for Premises B provided that such space (the “Alternate Premises B”) is substantially the same size and located somewhere on the second (2nd) through fourth (4th) floors of the 660 Beacon Street building. Tenant shall have ten (10) days following Landlord’s notice to approve or reject the Alternate Premises B (and failure to so timely respond shall be deemed approval). If Tenant approves the Alternate Premises B, the Alternate Premises B shall replace Premises B for all purposes under this Lease (including, without limitation, Landlord’s performance of the Premises B Work which shall remain subject to the Premises B Commencement Date delay remedies set forth above); if Tenant rejects the Alternate Premises B, the Lease shall continue in full force and effect excepting only that in the event that Tenant terminates the Lease with respect to Premises B in accordance with this Subsection (a), Tenant shall not be entitled to receive any portion of the Premises B Termination Credit.

The foregoing are intended to be a liquidated reimbursement provision, and Tenant’s sole remedy in such case (except as set forth in the following sentence), and not a penalty, and represents the parties’ good faith agreement as to an amount which shall have been incurred by Tenant and which shall otherwise not be susceptible of exact ascertainment. Notwithstanding anything to the contrary contained herein, the Anticipated Term Commencement Date and the Expiration Date shall be extended by any period of time that Landlord is delayed in the performance of Landlord’s Work caused by Tenant Delays or an event of Force Majeure.

(b) As used herein, the term “Base Building Shell Work” shall refer to the base building core and shell work shown as “Landlord Base” on the “One Kenmore Square Life Science Center (Beacon) – Base Building and T.I. Matrix” (“Landlord/Tenant Matrix”) attached hereto as Exhibit 4-1 hereto in accordance with the plans and specifications prepared by, among others, Stantec Architecture and Engineering P.C. (“Landlord’s Architect”) as currently referenced on Exhibit 4-2 hereto (the “Base Building Plans”), as performed by Landlord, at Landlord’s sole cost and expense, in a good and workerlike manner, in compliance with all Legal Requirements of general applicability to the Building (as opposed to Tenant’s specific use or manner of use therein or in connection with Tenant’s Improvement Work), and all governmental permits and approvals if and to the extent applicable thereto, which shall be obtained by Landlord, which includes the delivery of certain systems and conditions to the general quality of the design of the Building as shown on the Base Building Plans. Landlord has submitted the Base Building Plans to Tenant and Tenant has approved the Base Building Plans. As used herein, the term “Tenant Improvement Work” shall mean the leasehold improvements to the Premises to be constructed within the Premises by Landlord in accordance with the Space Plans (as defined below) and the Plans (as defined below) to be prepared in accordance with this Section 4.2 and as detailed and further allocated and shown as “Tenant Improvements” on the Landlord/Tenant Matrix attached hereto as Exhibit 4-1, and as further set forth and detailed in the Base Building Plans. Landlord’s Work shall not include, without limitation, Tenant’s furniture, trade fixtures, equipment, personal property, data and communications equipment and cabling, and shall be limited to construction as generally laid out and specified on the Base Building Plans and/or the Plans. Landlord reserves the right to make changes and like-kind substitutions to the Base Building Plans or Landlord’s Work to the extent reasonably required, for instance, to accommodate field conditions, permitting requirements, unavailability of materials, required to respond to emergency circumstances, and other changes or conditions which first become apparent following the execution of this Lease, provided that the same do not materially modify the final aesthetics of the Tenant Improvement Work) and provided further that the same do not materially adversely modify the Base Building Plans (as to the Premises), the Base Building Shell Work (as to the Premises) or Tenant’s Improvement Work or Tenant’s ability to use of the Premises for the Permitted Use. Landlord shall provide Tenant’s Representative with reasonable prior notice of and Tenant’s Representative (and Tenant’s Design Team) shall be invited to attend regular job meetings relating to the Tenant Improvement Work or related Base Building Shell Work with Landlord and Landlord’s general contractor (and if. Tenant acknowledges that it has engaged (or shall engage) its architects, designers, engineers, construction managers and consultants (“Tenant’s Design Team”) in connection with its design and planning of the Tenant Improvement Work and Tenant shall be solely responsible for the actions and/or omissions of Tenant’s Design Team or for any delays caused by Tenant’s Design Team (or plans and specifications prepared thereby, including the Space Plans, the Permit Set or the Plans (all as defined below)) other than as directly results from material inaccuracies in the Base Building Shell Work or from the failure of Landlord to construct Landlord’s Work in accordance with the Plans in all material respects. Landlord’s approval of any of Tenant’s Design Team and/or of any documents prepared by any of them, including but not limited to the Space Plans, the Permit Set or the Plans, or of the Tenant’s Improvement Work shown thereon is solely given for the benefit of Landlord and shall not be for the benefit of Tenant or any third party or be construed as a representation or warranty as to the suitability or legal compliance of same (including without limitation the ADA) and other accessibility requirements, and all governmental permits and approvals if and to the extent applicable to Landlord’s Work, which shall be obtained by Landlord), and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s Design Team, the Space Plans, the Permit Set or the Plans or Tenant’s Improvement Work shown thereon. Without limiting, but subject to the foregoing, Tenant shall be responsible for all elements of the design of the Tenant Improvement Work (including, without limitation, compliance with Legal Requirements (including without limitation the ADA and other accessibility requirements as aforesaid), functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s Plans shall in no event relieve Tenant of the responsibility therefor. To the maximum extent the following agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements pursuant to Article 15 and Article 19 of the Lease, Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s Design Team, including any delays as a result thereof, except as directly results from material inaccuracies in the Base Building Shell Work or from the failure of Landlord to construct Landlord’s Work in accordance with the Plans in all material respects.

(c) On or before August 23, 2021, Tenant shall prepare and provide to Landlord a proposed narrative and scope for the Tenant Improvement Work. On or before September 15, 2021, Tenant shall prepare and provide to Landlord, for Landlord’s approval as provided herein, a complete space plan and outline specifications (the “Space Plans”) for the layout of the Tenant Improvement Work within the Building. The Space Plans must conform to the Base Building Shell Work and the Base Building Plans in all material respects. The Tenant Improvement Work shall not include Tenant’s furniture, trade fixtures, equipment, personal property, data or communications cabling, specialty or laboratory equipment and is limited to normal fit-up construction of the general quality of the design of the Building and in accordance with Landlord’s building standards for tenant build-out for the Building except as may be expressly agreed in writing and set forth in the Space Plans. Landlord’s approval of the Space Plans shall not be unreasonably withheld, conditioned or delayed as long as same are not Material Changes (as defined below). Within ten (10) days of receipt, Landlord shall give Tenant notice either (a) approving the Space Plans or (b) disapproving the Space Plans (with highlighted changes thereon and a detailed list of the deficiencies in the Space Plans). If Landlord disapproves the Space Plans, then, within seven (7) days after Landlord gives Tenant notice of such disapproval, Tenant shall revise the Space Plans and resubmit the Space Plans to Landlord for approval. Within five (5) days after Tenant’s resubmission to Landlord of the revised Space Plans, Landlord shall give Tenant notice either (I) approving the revised Space Plans or (II) disapproving the revised Space Plans, in which case Landlord, in such notice, shall provide Tenant with detailed direction as to the modifications required to be made for Landlord to grant Landlord’s approval to the Space Plans. The foregoing iterative process (and timing) set forth in this Section 4.2(c) shall continue in good faith until Landlord approves the Space Plans, which shall be the final Space Plans. Tenant hereby acknowledges and agrees that if Landlord and Tenant fail to approve the final Space Plans on or prior to October 15, 2021, then such failure shall be deemed to be a Tenant Delay (and Tenant shall be responsible for the cost and schedule impact therefor), unless caused solely by Landlord’s failure to respond to any submittals as expressly required hereunder in which case such failure shall be deemed to be a Landlord Delay (as provided below). The Tenant Improvement Work shall be delivered in Turn-Key Condition (as defined below). As used herein, “Turn-Key Condition” shall mean the condition required by the Base Building Plans (as relating to the Premises and the Common Areas) and by the final Plans, prepared and approved as provided below, but in no event shall the Tenant Improvement Work include Tenant’s furniture, trade fixtures, equipment, personal property, data or communications cabling, specialty or laboratory equipment except as may be expressly agreed in writing and set forth thereon or expressly set forth in the Landlord/Tenant Matrix.

(d) Based upon the approved Space Plans, and, in any event, on or before November 1, 2021 (or later date to the extent the final Space Plans were not approved on or prior to October 15, 2021 due solely to a Landlord Delay (as hereinafter defined)), Tenant shall promptly prepare and provide to Landlord, for Landlord’s approval as provided herein, a complete schematic set of plans and specifications sufficient to apply for and obtain a building permit for the construction of the Tenant Improvement Work and initial estimated pricing therefor (the “Permit Set”). The Permit Set must conform to the approved Space Plans, the Base Building Shell Work and the Base Building Plans in all material respects and be limited to the general quality of the design shown therein. Landlord’s approval of the Permit Set shall not be unreasonably withheld, conditioned or delayed as long as same are not Material Changes. Within five (5) business days of receipt, Landlord shall give Tenant written notice either (a) approving the Permit Set or (b) disapproving the Permit Set (with highlighted changes thereon and a detailed list of the deficiencies in the Permit Set). If Landlord disapproves the Permit Set, then, within five (5) business days after Landlord gives Tenant notice of such disapproval, Tenant shall revise the Permit Set and resubmit the Permit Set to Landlord for approval. Within five (5) business days after Tenant’s resubmission to Landlord of the revised Permit Set, Landlord shall give Tenant notice either (I) approving the revised Permit Set or (II) disapproving the revised Permit Set, in which case Landlord, in such written notice, shall provide Tenant with detailed direction as to the modifications required to be made for Landlord to grant Landlord’s approval to the Permit Set. The foregoing iterative process (and timing) set forth in this Section 4.2(d) shall continue in good faith until Landlord approves the Permit Set, which shall be the final Permit Set. Tenant hereby acknowledges and agrees that if Landlord and Tenant fail to approve the final Permit Set on or prior to November 30, 2021, for any reason whatsoever, then such failure shall be deemed to be a Tenant Delay (and Tenant shall be responsible for the cost and schedule impact therefor), unless caused solely by a Landlord Delay.

(e) Based upon the approved Permit Set, and, in any event on or before January 3, 2022 (or later date to the extent the final Permit Set was not timely approved (as required pursuant to Subsection (d), above) due solely to a Landlord Delay) shall promptly prepare and provide to Landlord, for Landlord’s approval as provided herein, 100% construction drawings (representing a complete set of final plans and specifications), sufficient to permit the construction of the Tenant Improvement Work (the “Plans”). The Plans must conform to the Permit Set, the Base Building Shell Work and the Base Building Plans in all material respects and be limited to the general quality of the design shown therein. Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed as long as same do not include any Material Changes from the Permit Set, the Base Building Shell Work and the Base Building Plans. Within ten (10) days of receipt, Landlord shall give Tenant written notice either (a) approving the Plans or (b) disapproving the Plans (with highlighted changes thereon and a detailed list of the deficiencies in the Plans). If Landlord disapproves the Plans, then, within five (5) business days after Landlord gives Tenant notice of such disapproval, Tenant shall revise the Plans and resubmit the Plans to Landlord for approval. Within five (5) business days after Tenant’s resubmission to Landlord of the revised Plans, Landlord shall give Tenant written notice either (I) approving the revised Plans or (II) disapproving the revised Plans, in which case Landlord, in such notice, shall provide Tenant with detailed direction as to the modifications required to be made for Landlord to grant Landlord’s approval to the Plans. The foregoing iterative process (and timing) set forth in this Section 4.2(e) shall continue in good faith until Landlord approves the Plans, which shall be the final Plans. Tenant hereby acknowledges and agrees that if Landlord and Tenant fail to approve the final Plans on or prior to January 30, 2022, for any reason whatsoever, then such failure shall be deemed to be a Tenant Delay (and Tenant shall be responsible for the cost and schedule impact therefor), unless caused solely by a Landlord Delay.

(f) Within thirty (30) days of the completion and approval of each of the Space Plans and the Permit Set, as the case may be, Landlord shall deliver to Tenant an estimate of the costs to complete Tenant Improvement Work, including general conditions, general requirements, insurance charges, and a construction or project management fee payable to Landlord of two and one-half percent (2.5%) of said costs (each, an “Estimate”). Tenant shall review and approve same within ten (10) days of submission. Prior to approval thereof, Tenant shall have the right, exercised promptly and in good faith, to discuss and request substitutions to value-engineer or cost-engineer aspects of the work set forth on the Space Plans and the Permit Set, as the case may be, during the review and approval process (and within the Estimate approval time period(s)) for each set of plans as provided above, in order to adjust the Estimate, subject to the terms and conditions hereof. Throughout the approval process described above, each party shall use commercially reasonable and diligent efforts to cooperate with the other and the other’s architect and professionals in responding to questions or requests for information or submissions. Tenant understands and agrees, however, that changes to the Space Plans, the Permit Set or the Plans that may be needed or desired by Tenant, and or the specification by Tenant of any components or finishes that are not building standard or as expressly depicted on the Space Plans, the Permit Set or Plans, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed as long as same are not Material Changes. If Landlord approves such change request (whether a Material Change or not), then before commencing work on such requested change or upgrade, Landlord will submit to Tenant written estimates of the net cost thereof (taking into account the Improvement Allowance applicable to the Tenant Improvement Work and all applicable fees relating to such change including, without limitation construction management fee, general contractor’s fees or increase in general conditions) and any increase in the time in performing Landlord’s Work resulting therefrom. If Tenant shall fail to approve such estimates within five (5) days after submission to Tenant, the request shall be deemed withdrawn by Tenant and Landlord shall not be required to proceed with such work and may continue with Landlord’s Work without further change relating thereto. If Tenant approves such estimates, the revised Estimate(s) shall replace the prior Estimate. If any such Tenant’s proposed request (whether a Material Change or not) increases the time required to complete Landlord’s Work then same shall be considered a Tenant Delay (as defined below) and no such work shall commence unless Tenant agrees that the Substantial Completion Date (and the Term Commencement Date) shall be deemed to have occurred as of the date Landlord would have otherwise achieved Substantial Completion the Tenant

Improvement Work (other than the Premises B Work), but for Tenant’s request and/or, if applicable, the Premises B Commencement Date shall be deemed to have occurred as of the date Landlord would have otherwise achieved Substantial Completion of the Premises B Work but for Tenant’s request. Tenant hereby acknowledges that Landlord’s may bifurcate the process of obtaining the permits and approvals required for the construction of the Premises B Work and the remainder of Landlord’s Work.

(g) Tenant shall have the right to request an upgrade or change to certain components of Landlord’s Work, subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed; provided, however, it shall not be unreasonable for Landlord to deny or condition such approval in the event that any such Tenant request shall result in a Material Change (as defined below) or, in Landlord’s good faith belief, impede, delay or adversely impact the cost, timing, scheduling or delivery of Landlord’s Work, except to the extent expressly provided herein. If Landlord approves such request, then before commencing work on such requested upgrades, Landlord will submit to Tenant written estimates of the cost thereof (inclusive of any applicable fees related thereto, which may include, without limitation, construction management fees, general contractor’s fees or increase in general conditions), and any delay in the Term Commencement Date (or the Premises B Commencement Date) or in the Substantial Completion of any component of Landlord’s Work or in the time in performing Landlord’s Work resulting therefrom. If Tenant shall fail to approve such net cost estimates within five (5) days after submission to Tenant, the request shall be deemed withdrawn by Tenant and Landlord shall not be required to proceed with such upgrade or change. If Tenant approves such net cost estimates, Tenant shall pay Landlord such amount, as Additional Rent pursuant to the Lease, within thirty (30) days after receipt by Tenant of Landlord’s invoice therefor. If any such Tenant’s proposed request increases the time required to complete Landlord’s Work then no such work shall commence unless Tenant agrees that the Substantial Completion of Landlord’s Work shall be deemed to have occurred as of the date Substantial Completion would have otherwise been achieved but for Tenant’s request (and the Term Commencement Date and/or Premises B Commencement Date adjusted accordingly, as applicable). In addition, if the parties determine that a delay could result as aforesaid, Tenant may request an estimate of costs necessary to accelerate completion to mitigate the impact of such delay, to the extent practical, and if accepted by Tenant in writing, Landlord shall make good faith efforts to implement such acceleration at Tenant’s cost and expense. Tenant understands and agrees, however, that changes to the Base Building Plans that may be needed or desired by Tenant, and or the specification by Tenant of any components or finishes that are not building standard or as expressly depicted on the Base Building Plans, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed as long as same are not Material Changes. As used herein, the term “Material Changes” are (i) changes that, individually or in the aggregate, modify the scope, cost or character of, or any existing permits and approvals obtained by Landlord in connection with, Landlord’s Work or the Building; (ii) changes that will, individually or in the aggregate, in Landlord’s reasonable opinion, adversely impact the cost of Landlord’s Work (including, without limitation, delays resulting in the need for restaging, remobilization or the addition of additional contracts costs), unless Tenant accepts the net costs, as provided above) (iii) changes that will, individually or in the aggregate, in Landlord’s sole determination, result in a likelihood of delay in the Substantial Completion of Landlord’s Work (other than the Premises B Work) and/or the Premises B Work), unless Tenant accepts the Tenant Delay as provided above; provided, however, that Landlord shall not be required to accept such change or resulting delay if same could likely result, in Landlord’s sole determination, in impact, delay, cost or liability to Landlord beyond the terms of this Lease (e.g., mortgagee, other tenant, etc.); (iv) adversely affect the Building’s structure, roof, exterior or mechanical, electrical, plumbing, life safety or other Building systems or architectural design or use of the Building or Premises or otherwise involve changes to structural components of the Building or involves any changes or penetrations to the floor, roof, or exterior walls; (v) require any material modifications of the Building’s mechanical, electrical, plumbing, fire or life-safety systems; (vi) lessen the fair market value of the Building or the Premises or any other improvements on the property; and/or (vii) adversely affect the LEED certifiability relating to Building Design and Construction of the Building or any improvements therein or any LEED or similar certifications relating to Building Design and Construction previously obtained with respect to the Building or any improvements therein.

(h) Landlord’s Work (other than the Premises B Work) shall be deemed “Substantially Complete” on the date (the “Substantial Completion Date”) as of which a completed or “signed-off” building permit or a certificate of occupancy (temporary or permanent) permitting the use of Premises A is available from the City of Boston Inspectional Services Department (the “Certificate of Occupancy”), subject only to the completion of the applicable Punchlist Work (defined below), except to the extent that Landlord’s compliance with any conditions precedent are delayed by the acts or omissions of Tenant or its employees, agents or contractors (e.g., the installation of Tenant’s furniture) including any Tenant’s Work (as opposed to the Tenant Improvement Work) that must be completed to obtain same. Landlord shall deliver a Certificate of Occupancy to Tenant prior to the expiration of the temporary Certificate of Occupancy (or “signed-off” building permit), except to the extent that Landlord’s compliance with any conditions precedent are delayed by the acts or omissions of Tenant or its employees, agents or contractors, including Tenant’s Work, and provided, that if any conditions precedent thereto are in Tenant’s control, Landlord shall have no obligation to comply with said conditions. As a condition of the Substantial Completion Date, the Tenant Improvement Work with respect to Premises A shall be in compliance with all Legal Requirements and all mechanical, electrical, plumbing, fire protection and life safety systems exclusively serving Premises A to the extent part of the Tenant Improvement Work shall be in good working order. Notwithstanding the foregoing, if any delay in the Substantial Completion of the Landlord’s Work (other than the Premises B Work) by Landlord is due to Tenant Delays, then the Substantial Completion Date shall be deemed to be the date Landlord’s Work (or applicable portion thereof, but excluding the Premises B Work) would have been Substantially Complete, if not for such Tenant Delays, as reasonably determined by Landlord (provided, however, Tenant shall not be entitled to take possession of the Premises until the Premises are in fact Substantially Complete). “Tenant Delays” shall mean delays caused by: (i) requirements of any plans, specifications or work requested by Tenant that require a change to, or do not conform to, the Construction Plans; (ii) any Material Change; or (iii) any other act or omission of Tenant or its employees, agents or contractors which actually delays Landlord from timely completing the Landlord’s Work (or applicable portion thereof). If not already incorporated into a change order or other Tenant request as provided above, Landlord shall provide Tenant with written notice of any such Tenant Delay within a commercially reasonable period of time which notice shall include (but the impact of such delay shall not be limited to) Landlord’s reasonable estimate of the impact to cost and/or schedule of such Tenant Delay. “Landlord Delays” shall mean delays caused by (i) Landlord’s failure to timely respond to any submittals as expressly required hereunder or (ii) any other act or omission of Landlord or its employees, agents or contractors which actually delays the Term Commencement Date, provided same is not cured within two (2) business days following Tenant’s notice of same.

(i) The Premises B Work shall be deemed “Substantially Complete” on the date (the “Premises B Substantial Completion Date”) as of which a completed or “signed-off” building permit or a certificate of occupancy (temporary or permanent) permitting the use of the Premises B Premises is available from the City of Boston Inspectional Services Department (the “Certificate of Occupancy”), subject only to the completion of the applicable Punchlist Work, except to the extent that Landlord’s compliance with any conditions precedent are delayed by the acts or omissions of Tenant or its employees, agents or contractors (e.g., the installation of Tenant’s furniture) including any Tenant’s Work (as opposed to the Tenant Improvement Work) that must be completed to obtain same. Landlord shall deliver a Certificate of Occupancy to Tenant prior to the expiration of the temporary Certificate of Occupancy (or “signed-off” building permit), except to the extent that Landlord’s compliance with any conditions precedent are delayed by the acts or omissions of Tenant or its employees, agents or contractors, including Tenant’s Work, and provided, that if any conditions precedent thereto are in Tenant’s control, Landlord shall have no obligation to comply with said conditions. As a condition of the Premises B Substantial Completion Date, the Tenant Improvement Work with respect to Premises B shall be in compliance with all Legal Requirements and all mechanical, electrical, plumbing, fire protection and life safety systems exclusively serving the 6h Floor Premises to the extent part of the Tenant Improvement Work shall be in good working order. Notwithstanding the foregoing, if any delay in the Substantial Completion of the Premises B Work by Landlord is due to Tenant Delays, then the Premises B Substantial Completion Date shall be deemed to be the date the Premises B Work (or applicable portion thereof) would have been Substantially Complete, if not for such Tenant Delays, as reasonably determined by Landlord (provided, however, Tenant shall not be entitled to take possession of Premises B until Premises B is in fact Substantially Complete). If not already incorporated into a change order or other Tenant request as provided above, Landlord shall provide Tenant with written notice of any such Tenant Delay within a commercially reasonable period of time which notice shall include (but the impact of such delay shall not be limited to) Landlord’s reasonable estimate of the impact to cost and/or schedule of such Tenant Delay.

(j) Within the period of time commencing five (5) business days prior to and expiring fourteen (14) business days after the Substantial Completion Date or the Premises B Substantial Completion Date, as applicable, Landlord and Tenant shall confer and create a specific list of any remaining Punchlist Work (defined below) with respect to Landlord’s Work (other than the Premises B Work) or with respect to the Premises B Work, as applicable (each a “Punchlist”) which work shall be completed as set forth above. For purposes hereof, “Punchlist Work” is defined as minor or insubstantial incomplete work or details or defects of construction, decoration or mechanical adjustments that do not significantly affect Tenant’s use of Premises A or Premises B, as applicable, for the Permitted Use (without taking into effect Tenant’s specific manner of use). If any of the Tenant Improvement Work with respect to Premises A or Premises B, as applicable, remains to be completed which is more substantial than Punchlist Work then Substantial Completion of the applicable Tenant Improvement Work shall not have occurred until nothing but Punchlist Work remains and the parties shall continue to perform inspections until Substantial Completion of the applicable Tenant Improvement Work is confirmed. Notwithstanding anything herein to the contrary, receipt of a temporary Certificate of Occupancy from the City shall be conclusive evidence of Substantial Completion of the applicable Tenant Improvement Work. Landlord shall use commercially reasonable efforts to complete any Punchlist Work not fully completed (of which Tenant shall give Landlord notice as provided above) on the Term Commencement Date or Premises B Commencement Date, as applicable, within thirty (30) days of the later of (1) the Substantial Completion Date or Premises B Substantial Completion Date, as applicable, or (2) completion of the Punchlist (subject to Force Majeure and Tenant Delays) and Landlord shall have reasonable access to the Premises in accordance with the provisions of this Lease to complete the Punchlist Work. Except with respect to (x) the items contained in the Punchlist for Premises A and (y) the Premises B Work, as of the Substantial Completion Date Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4. Except with respect to the items contained in the Punchlist for Premises B, as of the Premises B Substantial Completion Date Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4.

(k) All components of Landlord’s Work shall be part of the Building, except only for such items of the Tenant Improvement Work which may be incorporated into Landlord’s Work as part of the final Plans that Landlord advises Tenant, at the time of approval thereof that the same shall be removed by Tenant on the termination or expiration of this Lease. Notwithstanding the forgoing, (i) Tenant shall obtain insurance covering Landlord’s Work, as set forth in Section 15.1 and (ii) articles of personal property, including but not limited to copiers and computers; unattached laboratory and specialty equipment; unattached casework; bottle washers; telecommunication equipment; cabling; and any equipment or utility connections necessary for the function of the foregoing, owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Lease, subject to Tenant’s repair and restoration obligations in this Lease.

(l) Landlord shall pay the costs and expenses incurred by Landlord in connection with the performance and completion of the Tenant Improvement Work based on the Plans and building standard construction materials in an amount up to but in no event more than the Improvement Allowance as set forth in Exhibit 1 above (the “Improvement Allowance”). Landlord may include within the Improvement Allowance all reasonable costs and expenses incurred by or on behalf of Landlord in connection with the Tenant Improvement Work (but not the Base Building Shell Work, except as set forth in the Landlord/Tenant Matrix) including without limitation, the design, review, permitting, bid preparation and bid review, construction, materials and supplies, general conditions, general requirements, insurance charges, and including a construction or project management fee payable to Landlord of two and one-half percent (2.5%) of the costs of the Tenant Improvement Work. Landlord shall use the Improvement Allowance to pay for, credit, and offset all of the costs and expenses in connection with the Tenant Improvement Work. Notwithstanding the foregoing, in no event shall more than ten percent (10%) of the Improvement Allowance be applied towards soft costs or to otherwise reimburse Tenant its out-of-pocket costs, including, without limitation, for design costs, utility hook-ups for equipment, and the like; with Tenant to make any such soft-cost reimbursement request by written notice to Landlord (i) stating in detail that those out-of-pocket costs for which Tenant is seeking reimbursement be incorporated into the costs of the Tenant Improvement Work (including paid third party invoices of such soft-costs), (ii) providing any lien waivers reasonably requested by Landlord and (iii) providing any other documentation which Landlord may reasonably require; and as part of the next payment requisition for the Tenant Improvement Work (as described below) following receipt of Tenant’s completed request, provided that the physical

Tenant Improvement Work has commenced, Landlord shall include those costs which qualify for reimbursement hereunder in an updated estimate of the costs of the Tenant Improvement Work, with Excess Costs and Tenant’s Excess Percentage (all as more particularly described below) adjusted accordingly. Any cost of the Tenant Improvement Work in excess of the Improvement Allowance incurred by Landlord shall be the sole responsibility of Tenant and Tenant shall be responsible for and promptly (but in no event longer than thirty (30) days after request therefor) pay directly or pay to Landlord for, as appropriate, and indemnify and reimburse Landlord for, from and against, any costs and expenses for the Tenant Improvement Work in excess of the Improvement Allowance including, but not limited to, such costs resulting from Tenant’s upgrades from building standard construction materials or Tenant’s upgrades or changes to any of Landlord’s Work or the Plans or specifications relating thereto. Tenant hereby agrees that the amount of hard costs budgeted and spent with respect to Premises B shall be at least one hundred seventy-five dollars ($175.00) per rentable square foot of Premises B. To the extent the total costs and expenses of the Tenant Improvement Work are less than the Improvement Allowance, there shall be no credit, rebate or other payment to Tenant as a result thereof. At any time it appears that the cost of the Tenant Improvement Work will exceed the Improvement Allowance, at Landlord’s option, Landlord shall have the right to have such excess, as determined from time to time, (the “Excess Costs”) paid, as Additional Rent, as provided herein. The percentage by which the Excess Costs, as determined from time to time, exceeds the Improvement Allowance, shall be deemed “Tenant’s Excess Percentage”. Tenant’s Excess Percentage of and for each requisition shall be paid by Tenant to Landlord, within ten (10) business days of Tenant’s receipt of a statement from Landlord therefor, on a pari passu basis, with each payment requisition made from time to time by Landlord in connection with the payment requisitions for the Tenant Improvement Work, such that Tenant shall pay to Landlord the then current Tenant’s Excess Percentage of each such requisition, with Landlord contributing (by way of a deduction from the Improvement Allowance) the remaining proportionate share of the applicable requisition. Within sixty (60) days (or such longer period as reasonably necessary) following the Premises B Substantial Completion Date, Landlord shall provide Tenant with a statement setting forth the actual Excess Costs of the Tenant Improvement Work over the Allowances expended and (1) if the actual Excess Costs are less than the Excess Costs actually paid by Tenant, Landlord shall credit such difference against future payments of Yearly Rent, or (2) if the actual Excess Costs are greater than the Excess Costs actually paid by Tenant, Tenant shall pay to, reimburse and/or indemnify, as the case may be, Landlord for or from the difference, as Additional Rent, within thirty (30) days after the receipt of such statement. The completion of the Tenant Improvement Work shall be conducted on a so-called “open book” basis meaning that Landlord shall share and consult with Tenant, upon request, regarding the costs and expenses relating to the completion of the Tenant Improvement Work. In connection with any materials or services to be provided directly by or on behalf of Tenant (as opposed to Landlord), Tenant shall make provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures reasonably approved by Landlord. Upon reasonable notice, Landlord shall permit Tenant to review Landlord’s invoices and statements and books and records relating to the completion of the Tenant Improvement Work.

(m) Space Planning Allowance. In addition to the Improvement Allowance, Landlord will make available to Tenant an additional allowance as set forth in Exhibit 1 above (the “Space Planning Allowance”). The Space Planning Allowance shall be utilized for space planning and design costs for Tenant’s Improvement Work and paid by Landlord to Tenant in one (1) lump sum payment within forty-five (45) days of Tenant’s written request therefore so long as Tenant is not in default of the Lease beyond any applicable Grace Period. To the extent the total costs and expenses of space planning and design costs for Tenant’s Improvement Work are less than the Space Planning Allowance, there shall be no credit, rebate or other payment to Tenant as a result thereof.

(n) Tenant hereby appoints Patrick Daley as authorized representatives of Tenant for purposes of dealing with Landlord and its agents with respect to all matters involving, directly or indirectly, the construction of Landlord’s Work including, without limitation, approval of the Construction Plans and requested changes after the Construction Plans are final and the Improvement Allowance (such persons are hereinafter referred to as “Tenant’s Representative”). Landlord hereby appoints Will Grosvenor and Alex Provost, each acting solely, as the authorized representative of Landlord for purposes of dealing with Tenant and its agents with respect to all matters involving, directly or indirectly, the construction of Landlord’s Work (such person is hereinafter referred to as “Landlord’s

Representative”). Either party may change their respective representative(s) upon not less than three (3) business days advance written notice to the other party.

4.3 Tenant’s Early Entry; Tenant’s Work. Tenant shall perform, at its expense, and subject to the terms and conditions of this Lease, the work and installations (other than Landlord’s Work) necessary or desirable for Tenant to operate at the Premises (“Tenant’s Work”). Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of Landlord’s Work, Tenant shall have the right to enter Premises A up to sixty (60) days prior to the estimated Term Commencement Date and Premises B up to sixty (60) days prior to the estimated Premises B Commencement Date (each an “Early Access Period”) for the purpose of installing furniture, trade fixtures, equipment (including laboratory equipment), and similar items and such entry shall be made in compliance with all terms and conditions of this Lease (except as set forth herein) and the Rules and Regulations then in effect for the Building and shall be coordinated with Landlord’s building manager. Tenant acknowledges that during each Early Access Period Landlord’s Work and Tenant’s Work may at times be working in the Premises and the Building simultaneously. While Landlord shall cooperate with Tenant with regard to the scheduling and performance of Tenant’s Work, in the event of a conflict that cannot be resolved in good faith, Landlord’s Representative after meeting or discussing same with Tenant’s Representative shall resolve same giving priority to the applicable Work, whether it be Tenant’s Work or Landlord’s Work, based on timing and priority sequencing and scheduling in performance and completion of same. Tenant shall be liable for any damages or delays caused by Tenant’s activities at the Premises. Tenant shall take all reasonably necessary measures to maintain harmonious labor relations at the Building and to ensure that Tenant’s contractors and any contractors utilized by Landlord or other tenants of the Building cooperate in all commercially reasonable ways. In addition, if construction during normal construction hours unreasonably and materially disturbs other tenants in the Building, in Landlord’s reasonable discretion, Landlord may require Tenant to stop performance of those portions of Tenant’s early entry work so disturbing other tenants during normal construction hours and to perform the same after normal construction hours. Provided that Tenant has not begun operating its business from the applicable Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of such Premises to Tenant (and, with respect to early access to Premises A, provided Tenant has not so begun operating its business, the Term shall not commence as a result of said activities). Prior to entering the Premises Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord and shall have provided the Letter of Credit to Landlord. Tenant shall coordinate such entry with Landlord’s Representative, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations then in effect for the Building. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant. Tenant shall not be required to pay any Yearly Rent with respect to the applicable Premises during the Early Access Period for such Premises.

4.4 Conclusiveness of Landlord’s Performance. Subject to Section 4.2(i) above and to Landlord’s maintenance and repair obligations hereunder, Tenant shall be conclusively deemed to have agreed that (a) Landlord has performed all of its obligations under this Article 4 other than the Premises B Work unless not later than the end of the first full calendar month next beginning after the Term Commencement Date and (b) Landlord has performed all of its obligations under this Article 4 with respect to the Premises B Work unless not later than the end of the first full calendar month next beginning after the Premises B Commencement Date. Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation. Landlord shall obtain and maintain the benefit of industry standard warranties and guaranties relating to Landlord’s Work, including manufacturer’s and contractor’s warranties. Tenant shall have the benefit of all such construction and other warranties and guaranties obtained by Landlord in connection with Landlord’s Work with respect to defects brought to Landlord’s attention within the applicable warranty or guaranty period and Landlord shall use commercially reasonable efforts to enforce or to assign, as the case may be, such benefit and the rights with respect thereto.

5. USE OF PREMISES

5.1 Permitted Use.

Tenant shall continuously during the Term hereof occupy and use the Premises only for the Permitted Use as stated in Exhibit 1 and for no other purposes. Subject to terms and conditions of this Lease, Landlord’s Rules and Regulations and reasonable security requirements as the same may be amended from time to time and of which Tenant has received prior written notice, Tenant shall have access to the Premises and all Common Areas appurtenant to the Premises and the parking facilities twenty-four (24) hours a day, seven (7) days a week. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof, to be used for the preparation or dispensing of food, whether by vending machines (unless such vending machines are for use by Tenant’s employees only and are permitted in accordance with requirements of all applicable laws) or otherwise. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease including Article 12, Tenant may, without Landlord’s prior written consent, use and install at its own cost and expense so-called hot-cold water fountains, coffee makers, microwave ovens, toasters and toaster ovens, so-called Dwyer refrigerator-sink-stove combinations and similar small appliances for the preparation of beverages and foods, provided that such appliances are UL listed, as applicable, and provided that no cooking, frying, etc., are carried on in the Premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

5.2 Prohibited Uses.

Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof (including, without limitation, any materials, appliances or equipment used in the construction or other preparation of the Premises and furniture and carpeting): (a) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or the Rules and Regulations or that are otherwise applicable to or binding upon the Premises; (b) which, in the reasonable judgment of Landlord shall in any way (i) impair the appearance or reputation of the Building; or (ii) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the Premises or other tenants or occupants of the Building; (iii) which is inconsistent with the maintenance of the Building as a comparable first-class life sciences building in Boston in the quality of its maintenance, use, or occupancy; (iv) adversely affect the LEED relating to Building Design and Construction (as defined below) (or similar) certifiability of the Building or any improvements therein or any LEED relating to Building Design and Construction or similar certifications previously obtained with respect to the Building; or (v) which would violate any then current exclusive use or right granted by Landlord to any tenant or occupant of the Building (Landlord agreeing to provide notice of same within ten (10) business days following Tenant’s written request therefor); or (c) which would violate any Excluded Use set forth on Exhibit 11 attached hereto. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

5.3 Licenses and Permits.

Tenant shall not cause or permit the Premises, nor cause the Building or the Project to be used in any way that violates any law, code, ordinance, restrictive covenant, encumbrance, governmental (federal, state, municipal and appropriate departments, commissions, boards and officers thereof) regulation, order, permit, approval, variance, covenants or restrictions of record, Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, or any provision of the Lease (each a “Legal Requirement”), unreasonably interferes with the rights of tenants of the Building, or constitutes a nuisance or waste. Tenant shall obtain, maintain and pay for all licenses, consents, permits and approvals, and shall promptly take all actions necessary, to comply with all Legal Requirements (including, without limitation, the Occupational Safety and Health Act, MWRA (as defined below), EH&S and lab waste management) applicable to Tenant’s use of the Premises, the Building or the Project. Landlord agrees to reasonably cooperate with Tenant in applying for and obtaining such licenses and permits at no cost or liability to Landlord (or the Building). Tenant shall maintain in full force and effect all licenses, permits, approvals, consents, certifications or permissions to provide its services required by any authority having jurisdiction to authorize, franchise or regulate such services. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary licenses, consents, permits and approvals directly or indirectly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or Medical Waste (as defined below) or laboratory specimens. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits and approvals that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises. Tenant shall promptly give written notice to Landlord of any warnings or violations relative to the above received from any federal, state or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (a) any such contest is made reasonably and in good faith, (b) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Project from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (c) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such conditions causing any such violation caused by Tenant (or any party taking by or through Tenant), (d) Tenant shall promptly cure any such violation in the event that its appeal of such violation is overruled or rejected, and (e) Tenant’s decision to delay such cure shall not, in Landlord’s sole but good faith determination, be likely to result in any actual or threatened bodily injury, property damage, or any civil or criminal liability to Landlord, any tenant or occupant of the Building or the Project, or any other person or entity.

6. RENT

During the Term of this Lease, Yearly Rent at the rate stated in Exhibit 1, additional rent, and other charges due hereunder, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without notice or demand, except as otherwise provided in this Lease, on the first day of each month for and in respect of such month. Except as otherwise provided in this Lease, Yearly Rent, Additional Rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Rent Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of Monthly Rent to Landlord within thirty (30) days of the date that Landlord notifies Tenant in writing (which notice shall be accompanied by an invoice) that the Tenant Improvement Work has commenced. If, by reason of any provisions of this Lease, Yearly Rent, additional rent and/or other charges reserved and covenanted to be paid hereunder shall expressly commence or terminate on any day other than the first day of a calendar month, the Yearly Rent, additional rent and/or other charges for said calendar month shall be prorated. Yearly Rent, additional rent and other charges and other amounts payable to Landlord under this Lease shall be payable to Landlord, or if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the Rent Payment Address set forth in Exhibit 1 or such place as Landlord may designate, and Yearly Rent, additional rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Notwithstanding the foregoing, either Tenant or Landlord may elect, upon not less than thirty (30) days written notice to the other, to have Tenant to pay all Yearly Rent, additional rent and other amounts due under this Lease by ACH or other electronic funds transfer payment method (provided same is otherwise paid as provided herein) and within ten (10) business days following such election, Landlord shall forward the ACH instructions to Tenant. All fees, costs and expenses, other than Yearly Rent, which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease, including, without limitation, Tenant’s Tax Share and Tenant’s Operating Expenses Share (both as hereinafter defined), shall be deemed “additional rent” or “Additional Rent.” Yearly Rent, additional rent, and any other sums due hereunder not paid on or before the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of five percent (5%) over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located (“Prime Rate”), or at any applicable lesser maximum legally permissible rate for debts of this nature.

7. RENTABLE AREA

Total rentable area of the Premises and the total rentable area of the Building are expected to be the amounts set forth in Exhibit 1. Notwithstanding the foregoing, within sixty (60) days following the Substantial Completion of Landlord’s Work, Landlord shall have the right to have its architect or engineer remeasure the Premises and/or the Building in accordance with the methods of measuring rentable square feet as described in the American National Institute Publication ANSI/BOMA Z65.1-2017 promulgated by the Building Owners and Managers Association (the “BOMA Standard”), as reasonably modified to reflect specific circumstances of the Building, and Landlord shall provide the other with its computational data and CAD file. In addition, from time to time, based on changes to the physical layout, size or rentable area(s) thereof, Landlord shall have the right to have its architect or engineer remeasure the Premises and/or the Building in accordance with the methods of measuring rentable square feet as described in the BOMA Standard, as reasonably modified to reflect specific circumstances of the Building, and Landlord shall provide Tenant with its computational data and CAD file. In the event any such remeasurement reflects that the stated total rentable area of the Premises or the Building set forth herein is different from as stated in Exhibit 1, or as same is modified in connection herewith, the parties hereto shall thereafter adjust the Yearly Rent, Tenant’s Proportionate Share, the Improvement Allowance and Space Planning Allowance and any other charges, expenses or benefits based thereon to reflect the correct measurement. If Tenant’s architect does not agree with Landlord’s determination the party’s architects shall confer to discuss and attempt to resolve the discrepancy in good faith; provided, however, in no event shall any such adjustments be made to reflect a change in rentable area in excess of five percent (5%) higher than the rentable area set forth for the Premises in Exhibit 1.

8. SERVICES FURNISHED BY LANDLORD

8.1 Electric Current.

(a) It is understood that for the electrical service (e.g., lights, plugs, equipment, convenience outlets, and Premises-specific heating, air-conditioning, ventilation fixtures and equipment initially installed in the Premises and all other systems exclusively serving the Premises) shall be either direct metered, separately metered, or sub or check metered.

(b) If such electrical service is separately metered, Landlord will require Tenant to contract with the company supplying electric current for the Premises and Tenant to obtain electric current directly from such company, to be billed directly to Tenant and Tenant shall pay directly to such company, as Additional Rent hereunder, all electrical service charges before delinquency.

(c) If such electrical service is sub or check metered, Landlord shall calculate (or cause to be calculated) the electrical service charge based on Tenant’s actual usage of electricity and Tenant shall pay same to Landlord or the utility provided, as the case may be, as Additional Rent, within thirty (30) days of billing therefor. Tenant will either reimburse Landlord for the actual cost (with no mark-up other than, at Landlord’s election the actual, reasonable cost of third party meter reading and billing services) of such electric current as measured by a separate submeter or check meter, as hereinafter set forth, or Landlord will require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and Tenant shall pay directly to such company, as Additional Rent hereunder, all electrical service charges before delinquency. If such electrical service is sub or check metered, Landlord may elect to collect the electrical service charge due hereunder in monthly estimated payments, due at the same time and in the same manner that it pays its monthly payments of Yearly Rent hereunder, estimated payments (i.e., based upon Landlord’s reasonable estimate) on account of Tenant’s obligation to reimburse Landlord for electricity consumed in the Premises, in which case:

(i) From and after Tenant’s entry into the Premises in connection with the performance of Tenant’s Work, unless the electrical service is separately metered in which case Tenant shall have such service commence as of the date of Tenant’s entry, Landlord shall determine the actual cost of electricity consumed by Tenant in the Premises (i.e., by reading Tenant’s sub-meter and by applying the applicable electric rate). If the total of Tenant’s estimated monthly payments on account of such period is less than the actual cost of electricity consumed in the Premises during such period, Tenant shall pay the difference to Landlord when billed therefor. If the total of Tenant’s estimated monthly payments on account of such period is greater than the actual cost of electricity consumed in the Premises during such period, Landlord shall credit the difference against Tenant’s next installment of Yearly Rent, additional rent or other charges due hereunder or refund the difference if the Term has expired and Tenant has no further obligations to Landlord.

(ii) After each adjustment, the amount of estimated monthly payments on account of Tenant’s obligation to reimburse Landlord for electricity in the Premises shall be adjusted based upon the actual cost of electricity consumed during the immediately preceding period.

(d) If Landlord is furnishing Tenant electric current hereunder, Landlord, at any time, at its option and upon not less than thirty (30) days’ prior written notice to Tenant, may discontinue such furnishing of electric current to the Premises; and in such case Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company; provided, however, Landlord shall use commercially reasonable and diligent efforts to ensure there is no interruption in the service provided to the Premises. In the event Tenant itself contracts for electricity with the supplier, pursuant to Landlord’s option as above stated, Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) permit Tenant or such company without cost or charge to Landlord, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company (subject to Article 12 below), and (iii) at Tenant’s or such company’s expense, furnish and install in or near the Premises any necessary metering equipment used in connection with measuring Tenant’s consumption of electric current and Tenant, at Tenant’s expense, shall maintain and keep in repair such metering equipment.

(e) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the Premises in excess of that to be provided pursuant to the Landlord/Tenant Matrix to be furnished for such use as hereinabove provided and if (i) in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning or other systems and additional cost to Landlord on account thereof, then, as the case may be, (x) Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid. As part of Landlord’s Work, Landlord shall provide electric service for the Premises as provided in the Landlord/Tenant Matrix (with the metering, connections, and distribution within the Premises as part of Tenant’s Work). (In addition, the costs and expenses for base Building systems shall be included in Operating Costs as provided below.) Tenant acknowledges that it has been provided with an opportunity to confirm that the electric current serving the Premises will be adequate to supply its proposed Permitted Use(s) of the Premises.

(f) Landlord, at Tenant’s expense and upon Tenant’s request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent, but excluding specialty lamps and fixtures) used in the ancillary/accessory office portion(s) of the Premises (excluding laboratory portions thereof). Landlord shall have the right to elect, upon at least thirty (30) days’ prior written notice, to cease the purchase and installation of lamps hereunder.

(g) To the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Articles 15 and 19, Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed by a third party or is no longer available or suitable for Tenant’s requirements.

(h) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises which materially impacts the quantity of electric current required to the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, delayed or conditioned. Tenant shall use contractor(s) approved by Landlord in connection therewith, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

8.2 Water.

Landlord shall furnish hot and cold water for ordinary use for cleaning, toilet, lavatory and drinking purposes for restrooms and facilities in the Common Areas. In addition, Landlord will stub an additional cold water line to the Premises (as part of the Base Building Shell Work) for Tenant’s metered distribution and use within the Premises (which distribution, metering, heating, treatment, etc. shall be included in the scope (and cost) of Tenant Improvement Work as and to the extent set forth in the Plans). If Tenant requires or uses or consumes water in excess of that to be provided pursuant to the Landlord/Tenant Matrix Landlord shall have the right to (a) assess a reasonable charge for the additional water use or consumption, or (b) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair (or Landlord may elect to do same at Tenant’s cost and expense). Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the building core will be installed as part of the Tenant Improvement Work and maintained by Landlord at Tenant’s sole cost and expense; provided, however, that such piping and other equipment and facilities are used solely for Tenant’s water usage (otherwise, such maintenance shall be considered Operating Costs).

8.3 Elevators, Heating and Cleaning.

Landlord shall: (a) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting Federal, Massachusetts and City of Boston legal holidays, from 7:00 a.m. to 6:00 p.m. and on Saturdays, excepting Federal, Massachusetts and City of Boston legal holidays legal holidays, from 8:00 a.m. to 1:00 p.m.] (called “business hours”) and have one (1) elevator in operation available for Tenant’s use, non-exclusively, together with others having business in the Building, at all other times; (b) furnish heat, air conditioning and ventilation (substantially equivalent to that being furnished in comparably aged similarly equipped first-class office buildings in the City of Boston) to the interior Common Areas of the Building during the normal heating season on business days; and (c) cause the Common Areas of the Building to be cleaned on Monday through Friday (excepting Federal, Massachusetts and City of Boston legal holidays) in a manner consistent with cleaning standards generally prevailing in the comparable office buildings in the City of Boston and specifically including trash removal from the Premises. All costs and expenses incurred by Landlord in connection with foregoing services shall be included as part of the Operating Costs. Tenant shall be responsible, at its sole cost and expense, for providing cleaning and janitorial services to the Premises in a neat and first-class manner consistent with the cleaning standards generally prevailing in the comparable buildings in the City of Boston or as otherwise reasonably established by Landlord in writing from time to time using an insured contractor or contractors selected by Tenant and reasonably approved in writing by Landlord and such provider shall not interfere with the use and operation of the Building or Project by Landlord or any other tenant or occupant thereof.

8.4 Air Conditioning.

As part of Landlord’s Work, Landlord shall provide and deliver those items (e.g., Building infrastructure and capacities) shown as “Landlord Base Building” on the Landlord/Tenant Matrix, including but not limited to make up air, condenser water system, and exhaust, as shown therein (with the connections, and distribution within the Premises as part of Tenant’s Improvement Work, including Heat Pumps and/or water cooled air conditioning units). Tenant acknowledges that Landlord shall have no obligation to provide any heat and/or air conditioning for the Premises except as expressly provided herein. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position, whenever the air conditioning system is in operation, by using good faith efforts to cause its employees to so comply with such requirement, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system.

8.5 Security. Landlord shall provide on-site security (systems and personnel) of the Building and its Common Areas twenty-four (24) hours a day, seven (7) days a week, in a style, manner and quality generally consistent with first-class office and general life science buildings in downtown Boston, the cost of which is and shall be included in Operating Costs (as and to the extent provided in Article 9). Landlord reserves the right at any time or from time to time, in its reasonable discretion, to implement additional, modify or alter various security measures for the Building, Land or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall, as and to the extent provided in Article 9, be included within the definition of Operating Costs, and to the maximum extent permissible by law including the limitations set forth in M.G.L. c. 186, §15, and subject to Tenant’s insurance requirements hereunder and Article 19, Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Building to identify themselves to a security guard or via electronic access (e.g., card-key or similar applications) and to reasonably establish that such person should be permitted access to the Building. Tenant acknowledges that except as otherwise provided herein, Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Property, and Landlord shall have no liability to Tenant due to its failure to provide such services. Except as otherwise expressly provided in this Lease, Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. Tenant shall have the right to install (at its cost) its own security system, such as an electronic card access equipment, as it deems necessary or appropriate to provide controlled access to the Premises, such installation to be undertaken pursuant to the terms and conditions of this Lease. Landlord shall reasonably cooperate with Tenant in connection with the design and installation of Tenant’s security system(s) for the Premises, at Tenant’s expense; provided such system(s) shall meet all appropriate building code requirements and the security system(s) shall, at Tenant’s expense, be integrated into, and in operational harmony with, Landlord’s security systems for the Building for ease of entry to and from the lobby area to the elevators. Where such separate security system is installed, Tenant shall provide Landlord with card keys or access codes in order to enable Landlord to have access to the Premises subject to the terms and conditions of this Lease.

8.6 Supplemental Air Conditioning Equipment.

In the event Tenant requires supplemental air conditioning for equipment, machines, meeting or equipment rooms or other special purposes, or because of specific climate control needs, occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed, but only if, in Landlord’s reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. At Landlord’s good faith election, such equipment will either be installed:

(a) by Landlord at Tenant’s expense, subject to Tenant’s prior approval of Landlord’s plans and specifications for such work (which approval shall not be unreasonably withheld) and Tenant shall reimburse Landlord in such an amount as will compensate it for the reasonable, actual cost incurred by it in operating, maintaining, repairing and replacing, if necessary, such additional air conditioning equipment. At Landlord’s election, such equipment shall (i) be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord. Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider; or

(b) by Tenant, subject to Landlord’s prior approval of Tenant’s plans and specifications for such work. Thereafter: (i) such equipment shall be maintained, repaired and replaced by Tenant at Tenant’s sole cost and expense, and (ii) throughout the term of this Lease, Tenant shall, at Tenant’s sole cost and expense, purchase and maintain a service contract for such equipment from a service provider approved by Landlord. Tenant shall obtain Landlord’s prior written approval of both the form of service contract and of the service provider, which approval shall not be unreasonably withheld, conditioned or delayed.

8.7 Landlord Repairs.

Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, Landlord shall keep and maintain the roof; exterior walls, windows and doors and improvements on the Land including without limitation curbs, driveways, sidewalk, Parking Facility, landscaping and hardscaping; structural components of the Building including without limitation the foundation, floor slabs and columns; elevators; loading docks; public stairways and corridors; common lavatories, and other common equipment (including, without limitation, sanitary, electrical, heating, air conditioning, fire/safety or other systems) serving both the Building and the Common Areas in good condition and repair including replacements thereof as Landlord reasonably determines necessary. The foregoing shall include maintaining, repairing and replacing any heating or air conditioning systems serving the Premises which do not exclusively serve the Premises, which costs shall be included in Operating Expenses. Landlord shall keep the paved portions of the Common Areas reasonably free of ice and snow, and shall sweep the Common Areas and clear any debris and shall implement commercially reasonable pest extermination programs from time to time in the Building. In addition, Landlord shall maintain throughout the Term the Common Areas in good condition and repair and in compliance with all Legal Requirements of general applicability thereto in force, effect and applicability from time to time (including without limitation the Americans with Disabilities Act and life-safety requirements); provided, however, Landlord shall not be obligated to correct non-compliance with Legal Requirements in the Premises if the non-compliance arises solely as a result of Tenant’s specific use or occupancy of the Premises (as compared to general office and general life science use), or in connection with Tenant’s Work or any subsequent Alterations (as defined below) by Tenant..

8.8 Energy Conservation.

Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply (and cause its employees, invitees, agents and contractors to comply) with, such commercially reasonable policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards including, but not limited to, applying and reporting for the Building or any part thereto to seek or maintain certification und the U.S. EPA’s Energy Start® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard, provided that such programs do not materially affect Tenant’s ability to operate for the Permitted Use in the Premises. Landlord will diligently seek, contemporaneously with Landlord’s Work, to achieve LEED Silver Certification for its base Building construction under the U.S. Green Building Council’s LEED Core and Shell Program. If the Building is LEED certified, Landlord will provide Tenant with the Building’s LEED scorecard and such other information as will establish the Building as having received LEED certification or as seeking the same. Upon reasonable request, Tenant shall provide Landlord with the necessary information or, at Tenant’s option, grant Landlord access to Tenant’s account with any utility company or provider paid directly by Tenant for utility services, so that Landlord can review the utility bills relating to the Premises in connection with any required energy reporting requirements to the City of Boston or other governmental agency or in connection with any third party energy certification program (e.g., LEED certification). Regardless of LEED interest in tenant spaces, upon the written request of Landlord, Tenant shall comply with LEED policies outlined, from time to time, for Green Cleaning and Integrated Pest Management. In the event Tenant shall pursue certification for the Premises in connection with any Alterations under the LEED certification process for Commercial Interiors (CI), Landlord will assist Tenant’s efforts by providing documentation supporting points and prerequisite requirements related to the Building and the Building systems; provided any additional costs and expenses relating thereto, including construction materials or construction or building processes, products, procedures and protocols in connection with obtaining or maintaining such certification, or the applying and reporting therefor, shall be allocated to the costs and expenses for such Alterations or to Tenant and not included in the cost of the Landlord’s Work or Operating Costs.

8.9 Interruption or Curtailment of Services.

When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord or other event(s) of Force Majeure, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to temporarily interrupt, curtail, stop or suspend (a) the furnishing of heating, elevator, air conditioning, and cleaning services and (b) the operation of the plumbing and electric systems. Landlord shall exercise due diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, except as expressly set forth herein there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant’s obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. Notwithstanding the foregoing, Tenant shall be entitled to a proportionate abatement of Yearly Rent in the event of a Landlord Service Interruption (as defined below). For the purposes hereof, a “Landlord Service Interruption” shall occur in the event (i) the Premises (or any material portion(s) thereof) shall lack any service which Landlord is required to provide hereunder thereby rendering the Premises (or such material portion(s)) untenantable for the entirety of the Landlord Service Interruption Cure Period (as defined below) and any additional period for which Tenant is claiming an abatement hereunder, (ii) such lack of service was not caused by Tenant, its employees, contractors, invitees or agents or by a casualty (in which case Section 18 shall control); (iii) Tenant in fact ceases to use the entire Premises (or such material portion(s)) for the entirety of the Landlord Service Interruption Cure Period; and (iv) such interruption of service was the result of causes, events or circumstances within the Landlord’s reasonable control and the cure of such interruption is within Landlord’s reasonable control. For the purposes hereof, the “Landlord Service Interruption Cure Period” shall be defined as ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of the Landlord Service Interruption.

9. TAXES AND OPERATING COSTS

9.1 Definitions.

As used in this Article 9, the words and terms which follow mean and include the following:

(a) “Operating Year” shall mean a calendar year in which occurs any part of the Term of this Lease; provided Landlord reserves the right, from time to time, to change its Operating Year (e.g., from a calendar year basis to a fiscal year basis), or its accounting basis (e.g., from a cash basis to an accrual basis), and to make any necessary adjustments relating thereto.

(b) “Tenant’s Proportionate Share” shall be the figure as stated in Exhibit 1. Tenant’s Proportionate Share is the ratio of the Total Rentable Area of the Premises to the aggregate Total Rentable Area of the Building, as adjusted for a remeasurement as described in Section 7 above or by Landlord from time to time for a remeasurement of or changes in the layout or physical size of the Premises or the Building or the rentable areas therein, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building, or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building or that varies with the occupancy of the Building. Notwithstanding the foregoing, if any Operating Cost is incurred in connection with the Project as opposed to the Building, Tenant’s Proportionate Share of such Operating Cost shall be reasonably and equitably adjusted based on, for instance, the ratio of the total rentable area of the Premises to the aggregate total rentable area of the Project or the Building’s total rentable area to the aggregate total rentable area of the Project.

(c) “Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building, the Land and the Common Areas and upon any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building, the Common Areas, or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building and/or the Common Areas; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building, the Common Areas or based upon rentals derived therefrom, which are or shall be imposed by Federal, State, Municipal or other authorities, provided that any special assessments shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the fiscal year in respect of which such taxes are being determined. For the purposes of this Lease, “Taxes” shall include any payment in lieu of taxes or any similar law and any payments to, for or relating in whole or in part to any business improvement district in which the Project may be located, as more particularly described below. As of the Effective Date, “Taxes” shall not include any franchise, rental, income or profit tax, capital levy, capital stock, estate, succession, inheritance, transfer or excise taxes, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute “Taxes,” whether or not now customary or in the contemplation of the parties on the Effective Date, shall constitute “Taxes,” but only to the extent calculated as if the Land and Building are the only real estate owned or leased by Landlord. “Taxes” shall also not include any Taxes assessed against the Project for periods prior to the Rent Commencement Date, any other late fees, interest or penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments when due, or any tax dollars attributable to the Parking Facility. “Taxes” shall also include commercially reasonable expenses of tax abatement or other proceedings contesting assessments or levies. Notwithstanding the foregoing, Landlord shall have the right to exclude from “Taxes”, from time to time, any portions of the Building, Land or Common Areas that are taxed or billed by the City of Boston or other applicable taxing authority as a separate tax parcel (e.g., sub-parcel or associate parcel) and to reincorporate such separate tax parcel in the event such separate tax treatment terminates and, in such event, equitably increase or decrease, as the case may be, Tenant’s Proportionate Share for purposes of invoicing Tenant for its Tax Share (as defined below). Landlord presently anticipates that the uses permitted in the Building shall be limited to office, research and development, retail, restaurant and similar uses and ancillary and accessory uses relating thereto. In no event shall Landlord retain in excess of 100% of the Taxes for any Tax Period; provided, however, Tenant recognizes that form time to time Landlord may be temporarily holding or have collected more than 100% of the Taxes for such Tax Period (e.g. as a result of early payments, late payments, Taxes which are later abated).

(d) Reserved.

(e) “Tax Period” shall be any fiscal/tax period (including the two “estimated” tax payments and the two final tax payments) or portion thereof in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the Term, the first such Tax Period being the one in which the Term Commencement Date occurs (i.e. Tenant shall be responsible for Taxes relating to any periods during the Term and not for the Taxes associated with periods prior to such period, e.g. if the Term begins in 2022, Tenant shall be responsible for the Taxes payable for that portion of 2022 even though such Taxes are actually for the 2021 Tax Period).

(f) “Operating Costs”:

(1) Definition of Operating Costs. “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Land, Building and the Common Areas (including but not limited to any short term parking areas, loading dock areas and similar parking areas serving the Building from time to time and maintained by Landlord, and not the costs relating to the Parking Facility which shall not be included), related equipment, facilities and appurtenances, elevators, cooling and heating equipment and the Common Laboratory Facilities (and services relating thereto). In the event that Landlord or Landlord’s managers or agents perform services for the benefit of the Building or Land off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefiting from such service and shall be included in Operating Costs. Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Building or properties in the Project (the “Cost Pools”), including recalculating Tenant’s Proportionate Share with respect to each Cost Pool; provided that such Cost Pools shall apply uniformly to the participants of the applicable Cost Pool(s). Operating Costs shall be determined in accordance with generally accepted accounting principles , consistently applied (“GAAP), federal tax basis accounting, or such other method of accounting, consistently applied, as may be reasonably acceptable to Landlord’s lender, all as applicable (e.g., defining capital costs, etc.). Such Cost Pools may include, but shall not be limited to, tenants that share particular systems or equipment (including those relating to the Common Laboratory Facilities) or tenants that are similar users of particular systems or equipment such as by way of example but not limitation office space tenants of the Building, research and development tenants of the Building, laboratory tenants of the Building, restaurant tenants of the Building and retail space tenants of the Building. Operating Costs shall include, without limitation, those categories of “Specifically Included Operating Costs,” as set forth below, but shall not include “Excluded Costs,” as hereinafter defined.

(2) Definition of Excluded Costs. “Excluded Costs” shall be defined as mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Building and Land, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such tenant, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income. Notwithstanding anything to the contrary contained herein, the definition of Excluded Costs shall include the following

i. Any ground lease rental;

ii. Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

iii. Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for the exclusive use of tenants or other occupants of the Building, including relocations;

iv. Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest would otherwise have been included in the charge for such third party’s services all as determined in accordance with GAAP, federal tax basis accounting, or such other method of accounting, consistently applied, as may be reasonably acceptable to Landlord’s lender, and when depreciation or amortization is permitted or required, the item shall be amortized as provided herein below;

v. Marketing costs including without limitation leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

vi. Expenses in connection with services or other benefits which are not offered to Tenant;

vii. Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land upon which it is located;

viii. Landlord’s general corporate overhead and general administrative expenses (excluding the Management Fee as provided below);

ix. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, provided the foregoing shall not include Landlord provided (or third party provided) services that are specifically provided in this Lease or otherwise generally consistent with comparable buildings in the City of Boston (including by way of example and not limitation parking vendor(s) or food services (e.g., Fooda));

x. Advertising and promotional expenditures and costs of signs in or on the Building identifying other tenants (other than the directory);

xi. Costs incurred in connection with upgrading the Building to cure violations of Legal Requirements in force, effect and applicability to the Building prior to the Term Commencement Date;

xii. Taxes or any late fees, interest or penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

xiii. Costs arising from Landlord’s charitable or political contributions;

xiv. Costs to the extent that Landlord is reimbursed pursuant to any contractual warranty;

xv. Costs for acquiring or securing sculpture, paintings or other objects of art that are not generally consistent or customary for first-class office/life science/retail/restaurant buildings in the City of Boston;

xvi. Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to the Landlord and/or the Building;

xvii. Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

xviii. Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;

xix. Any expenses incurred by Landlord for use of any portions of the Building to accommodate private events that are not made available to Building tenants including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies and advertising beyond the normal expenses otherwise attributable to providing Building services or amenities (excluding periodic tenant amenity events), such as lighting and HVAC to such public portions of the Building in normal operations during standard Building hours of operation;

xx. Any (a) entertainment expenses of Landlord or (b) dining or travel expenses of Landlord (except for those local dining and travel expenses for employees of Landlord equal to or lower than “Property Manager” incurred for Building related purposes);

xxi. Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

xxii. Services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of a retail or restaurant operations in the Building, except to the extent the square footage of such operations are included in the rentable square feet of the Building and except when such costs are properly separated into an appropriate Cost Pool as reasonably determined by Landlord;

xxiii. “In-house” legal and/or accounting fees (provided this shall not exclude from Operating Costs and expenses incurred by or on behalf of Landlord in connection with the preparation of an annual audit and review of Operating Costs and related Building expenses prepared by or on behalf of Landlord);

xxiv. Costs relating to maintaining Landlord's existence as a corporation, limited partnership or other entity;

xxv. Legal, auditing, consulting, brokers' and professional fees paid or incurred in connection with negotiations of leases, financings, refinancings, sales, acquisitions, or further development of the Project;

xxvi. Costs incurred by Landlord for the original construction or renovations of the Project by Landlord, including the cost of initial cleaning and rubbish removal from the Building or the Project to be performed before final completion of the Building or tenant space;

xxvii. Reserve funds;

xxviii. Cost of initial landscaping of the Building or the Project;

xxix. Direct costs or allocable costs (such as real estate taxes) associated with parking operations if there is a separate charge to Tenant, other than tenants or the public for parking;

xxx. Except as otherwise provided in the Lease, any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials that are (i) present on or about the Building or Land in violation of applicable Environmental Laws (as defined below) in force, effect and applicability as of the Term Commencement Date, or (ii) introduced to the Building or Land by Landlord during the Term, provided such materials were considered to be Hazardous Materials pursuant to Environmental Laws then in force, effect and applicable at the time of introduction. In the event of costs and expenses relating to Hazardous Materials violations by other tenants of the Building, Landlord shall use commercially reasonable efforts to exercise any rights which it may have to collect such costs from such tenants (and to the extent any such funds are collected, the same (less the expenses incurred in collecting such costs) shall be reflected in the applicable reconciliation statement (or if such reconciliation statement shall have already occurred, there shall be an appropriate credit or reimbursement to Tenant, in the same manner as reconciliations are made pursuant to Section 9.3, below).

xxxi. Amounts for services paid to affiliates of Landlord to the extent such amounts are materially inconsistent with those paid to third party entities of comparable first-class office/life science/retail buildings in the Boston market;

xxxii. Increased insurance or Taxes demonstrably and specifically assessed to any tenant of the Building for which Landlord is entitled to reimbursement from any such other tenant; and

xxxiii Except as expressly provided below, cost of any item that, under generally accepted accounting principles, are properly classified as capital expenditures.

(3) Capital Expenditures. If, during the Term of this Lease, Landlord shall replace any capital items or make any capital expenditures that are (a) required or necessitated by any Legal Requirement enacted or coming into force, effect or applicability after the Effective Date; or (b) anticipated by Landlord in its good faith determination to reduce (or minimize increases in) Operating Costs; or (c) reasonably required or necessary to replace or maintain (due to failure, obsolescence or otherwise) the Building or the Land (or systems or components therein or thereof) including those necessary or required to comply with present or reasonably anticipated energy or similar conservation programs; (collectively [(a), (b) and/or (c)] or singly called “capital expenditures”), the total amount of which is not properly includible in Operating Costs for the Operating Year in which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the Annual Charge-Off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced)

(i) Annual Charge-Off. “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question.

(ii) Useful Life. “Useful Life” shall be reasonably determined by Landlord in accordance with generally accepted accounting principles in effect at the time of acquisition of the capital item.

(iii) Capital Interest Rate. “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(4) Specifically Included Categories of Operating Costs. Operating Costs shall include, but not be limited to, the following (provided, however, such included categories shall be subject to Excluded Costs outlined above):

Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord’s managing agent, who are employed in, about or on account of the Building or the Land, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and “Taxes” as defined in Article 9.1(c) shall not be included herein.

Water: All charges and rates connected with water supplied to the Common Areas and common facilities of the Building and related sewer use charges.

Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord’s managing agent who are employed in, about or on account of the Building and/or the Land.

Cleaning: The cost of labor and material for cleaning the Project, Building, surrounding areaways and windows in the Building.

Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

Management Fee: The cost of professional management of the Building and Land not to exceed two and one-half percent (2.5%) of the gross revenue from the Building and Land.

Administrative Costs: The cost of office expense for the management of the Building and Land, including, without limitation, rent, for a management office, business supplies and equipment; provided, however, such office expenses shall only be included to the extent such costs reflect market rent and only if such office space is included in leasable space in the Building and is not included in the Common Areas for the purpose of determining the Total Rentable Area of the Building.

Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, make up air units and laboratory exhaust systems, Common Laboratory Facilities, but not including electric current which is paid for directly to the utility by the user/tenant in the Building or for which the user/tenant reimburses Landlord. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, or billed directly by Landlord as determined by a check meter, then Operating Costs shall include only Building and public area electric current consumption and not any Premises electric current consumption.) Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

Shared or Easement Costs: The Building’s share (as reasonably determined and allocated by the applicable agreement or Landlord) of: (i) the costs incurred by Landlord in operating, maintaining, repairing, insuring and paying real estate taxes upon any shared facilities (including, without limitation, the common facilities from time to time serving the Land, Building or Project in common with other buildings or parcels of land), such as any accessways, sewer and other utility lines, amenities and the like; (ii) shuttle bus service (if and so long as Landlord shall provide the same); (iii) the actual or imputed (but not both) cost of the space occupied by on‑the‑grounds building attendant(s) and related personnel and the cost of administrative and or service personnel whose duties are not limited solely to the Building, Land and/or Project, as reasonably determined and allocated to the Building, Land and/or Project by Landlord; and (iv) payments made by

Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners.

Insurance, etc.: Fire, casualty, liability, rent loss and such other insurance as may from time to time be actually carried by Landlord (including as required by lending institutions) including, without limitation, insurance deductible amounts as determined by Landlord in its sole but good faith discretion.

(5) Gross-Up Provision. Notwithstanding the foregoing, in determining the amount of Operating Costs for any calendar year or any portion thereof falling within the Term, if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, Operating Costs for such period shall be adjusted to equal the amount Operating Costs would have been for such period had occupancy been ninety-five percent (95%) throughout such period. The extrapolation of Operating Costs under this paragraph shall be performed by appropriately adjusting the cost of those components of Operating Costs that vary or are impacted by changes in the occupancy of the Building.

9.2 Tax Share.

Commencing as of the Term Commencement Date and continuing thereafter with respect to each Tax Period occurring during the Term of this Lease (or such longer period as Tenant remains in possession of all or any portion of the Premises), Tenant shall pay to Landlord, with respect to any Tax Period Tenant’s Proportionate Share of Taxes for such Tax Period, such amount being hereinafter referred to as “Tax Share”. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord, as Additional Rent, pro rata monthly installments on account of projected Tax Share, calculated by Landlord on the basis of the most recent Tax data or budget available. Taxes and any Tax Share for each Tax Period shall be reconciled by Landlord pursuant to a Tax statement (in reasonable detail) that Landlord shall deliver to Tenant following the conclusion of the Tax Period and collection, review and calculation thereof; which statement Landlord shall provide within one hundred fifty (150) days following the conclusion of such Tax Period. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Share for such Tax Period, Landlord shall credit the difference against the next installment of rental or other charges due to Landlord hereunder, or if the Lease has terminated, Tenant shall receive a refund from Landlord within thirty (30) days thereafter. If the total of such remittances is less than the actual Tax Share for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days of when billed therefor.

Appropriate credit against Tax Share shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the assessed valuations at the time such computations were made with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for commercially reasonable legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

9.3 Operating Expense Share.

Commencing as of the Term Commencement Date and continuing thereafter with respect to each Operating Year occurring during the Term (or such longer period as Tenant remains in possession of all or any portion of the Premises), Tenant shall pay to Landlord, as Additional Rent, with respect to any Operating Year, Tenant’s Proportionate Share of Operating Costs for such Operating Year, such sum being hereinafter referred to as “Operating Expense Share”. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Share, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. Operating Costs and any Operating Expense Share for each Operating Year shall be reconciled by Landlord pursuant to a reconciliation statement (in reasonable detail) that Landlord shall deliver to Tenant following the conclusion of the Operating Year and collection, review and calculation thereof; which statement Landlord shall provide within one hundred fifty (150) days following the conclusion of such Operating Year. If the total of Tenant’s monthly remittances on account of any Operating Year is greater than the actual Operating Expense Share for such Operating Year, Landlord shall credit the difference against the next installment of rent or other charges due to Landlord hereunder, or if the Lease has terminated, Tenant shall receive a refund from Landlord within thirty (30) days thereafter. If the total of such remittances is less than actual Operating Expense Share for such Operating Year, Tenant shall pay the difference to Landlord within thirty (30) days of when billed therefor.

9.4 Partial Years.

If the Term Commencement Date or the Expiration Date or Termination Date, as applicable, occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense Share or Tax Share, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction, the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period, as applicable, and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

9.5 Effect of Taking.

In the event of any taking of the Building or the Land under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, Tenant’s Proportionate Share shall be adjusted appropriately to reflect the proportion of the Premises and/or the Building remaining after such taking.

9.6 Tenant Audit Right.

Landlord shall permit Tenant, at Tenant’s expense and during normal business hours, but only one time with respect to any Operating Year, to review Landlord’s invoices and statements relating to the Operating Costs for the applicable Operating Year for the purpose of verifying the Operating Costs and Tenant’s Proportionate Share thereof; provided that notice of Tenant’s desire to so review is given to Landlord not later than ninety (90) days after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Any Operating Costs statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (a) Tenant duly requests such review within such 90-day period, and (b) within three (3) months after such review request, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default under the Lease which is continuing beyond any applicable Grace Period. The accountant conducting the review shall (i) be a qualified lease auditor approved by Landlord (such approval not to be unreasonably withheld) having at least five (5) years applicable experience, and (ii) be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. Tenant agrees that all information obtained from any such Operating Costs review, including without limitation, the results of any Operating Costs review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity, other than to Tenant’s employees, attorneys, consultants, officers, trustees, directors, partners, beneficiaries or the like. Landlord may require, as a condition to Tenant’s right to audit, as aforesaid, that Tenant and any agent of Tenant execute a separate agreement of non-disclosure and confidentiality for Landlord’s benefit. If Tenant’s audit shall reveal an underpayment of Operating Costs, Tenant shall pay the difference to Landlord within thirty (30) days, or if the Lease has terminated, Tenant shall receive a refund from Landlord within thirty (30) days thereafter. If Tenant’s audit shall reveal, and the parties agree, that an overpayment of Operating Costs was paid by Tenant, such overpayment shall be credited against Tenant’s next following rent payments hereunder. If Tenant’s audit shall reveal, and Landlord concurs therewith, an overpayment of more than five percent (5%), then the commercially reasonable out-of-pocket costs of such audit (not to exceed $7,500.00) shall be reimbursed to Tenant by Landlord within thirty (30) days after Landlord’s receipt of a written invoice therefor (with supporting material in connection therewith).

9.7 Survival.

Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the Term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10. CHANGES OR ALTERATIONS BY LANDLORD

Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to: (a) the Building (including the Premises) and the fixtures and equipment thereof, (b) the street entrances, halls, passages, elevators, escalators, and stairways of the Building, and (c) the Common Areas, and facilities located therein, as Landlord may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Common Areas, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Legal Requirement, order or requirement of any governmental or other authority except with respect to any such order or requirement which arose solely as a result of changes to the Building made by Landlord. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building, upon not less than thirty (30) days prior notice to Tenant and Landlord shall reimburse Tenant for its reasonable out of pocket costs (not to exceed $3,000.00) incurred as a direct result of such change in name or address. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door, passage, concourse, walkway or parking area within the Building or in the Common Areas, and the use of such doors, passages, concourses, walkways, parking areas and such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of, the Premises by Tenant.

If at any time any windows of the Premises are temporarily closed or darkened for any reason whatsoever including, but not limited to, Landlord’s own acts or due to scaffolding, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11. FIXTURES, EQUIPMENT AND IMPROVEMENTS – REMOVAL BY TENANT

All fixtures, equipment, improvements and appurtenances attached to or built into the Premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Premises and shall not be removed by Tenant during or at the end of the Term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. All electric, telephone, data, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, reverse osmosis and deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the Premises. Where not built into the Premises, all removable electric fixtures, telephone, data and other communication cabling and equipment, carpets, drinking or tap water facilities, furniture, or trade fixtures or laboratory or business equipment or Tenant’s inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be removed by Tenant and such removal shall not materially damage the Premises or the Building and that the cost of repairing any damage to the Premises or the Building arising from installation or such removal shall be paid by Tenant. The covenants of this Section shall survive the expiration or earlier termination of the Term.

12. ALTERATIONS AND IMPROVEMENTS BY TENANT

Except as otherwise expressly set forth herein, Tenant shall make no alterations, decorations, installations, removals, utility installations, repairs additions or improvements (sometimes referred to herein collectively to as

“Alterations” or singly as an “Alteration”) in or to the Premises without Landlord’s prior written consent (subject to the consent standard set forth below) and unless made by contractors or mechanics approved by Landlord. No Alterations or work (other than Non-Consent Alterations, as defined below) shall be undertaken or begun by Tenant until: (a) Landlord has consented to and approved written plans and specifications and a time schedule therefor; (b) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such Alterations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (c) Tenant has procured, or ensured that the contractor has procured, appropriate surety payment and performance bonds (for Alterations exceeding $350,000 in project costs). No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord’s consent and approval required under this Article 12 shall not be unreasonably withheld, conditioned or delayed as to an Alteration that meets all of the following criteria (each a “Nonstructural Alteration”): (i) does not adversely affect the Building’s exterior, roof, structural elements, or the mechanical, electrical, plumbing, life safety or other Building systems or the architectural features (including windows, exterior lighting or canopies or the locations or functionality of public entrances and access thereto) or use of the Building or Common Areas, including the construction of any new exterior structures, (ii) does not lessen the fair market value of Landlord’s Work (taking into account the value of the proposed Alteration), and (iii) does not adversely affect the LEED relating to Building Design and Construction (or similar) certifiability of the Building or any improvements therein or any LEED or similar certifications relating to Building Design and Construction previously obtained with respect to the Building or any improvements therein. Landlord’s approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with all Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any Alterations or work performed by or on behalf of Tenant in the Premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. All Alterations made by Tenant (other than Non-Consent Alterations) shall be made in accordance with plans and specifications which have been approved in writing by Landlord (subject to the approval standard set forth above), pursuant to a duly issued permit, and in accordance with the provisions of Section 13(c) below, the provisions of this Lease and in a good and first-class workerlike manner using new materials of same or better quality as base building standard materials, finishes and colors, free of all liens and encumbrances. All such Alterations shall be done at Tenant’s sole expense and shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Other than with respect to Non-Consent Alterations, Tenant shall pay to Landlord a fee equal to two and one-half percent (2.5%) of the hard costs of any such Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction of the Alterations and Tenant shall reimburse Landlord for all actual and reasonable third party costs and expenses it incurs in reviewing the plans, specifications and applications therefor and in monitoring the construction of the Alterations. If Tenant shall make any Alterations, then Landlord may elect to require Tenant at the expiration or sooner termination of the Term of this Lease to restore the Premises to substantially the same condition as existed at the Term Commencement Date (but with respect to Premises B, to substantially the same condition as existed as of the Premises B Commencement Date), provided, however, that Landlord shall be required to notify Tenant in writing of such election contemporaneously with Landlord’s approval of such Alteration requiring consent hereunder and Tenant may require Tenant first gives assurance or security acceptable to Landlord that such re-adaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Term Commencement Date, result directly from or be directly attributable to any Alteration to the Premises made by or for the account of Tenant.

If, as a result of any Alterations made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other Legal Requirement and such compliance requires Landlord to make any improvement or alteration to any portion of the Building, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any such Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such Legal Requirement.

Without limiting any of the terms hereof, Landlord will not be required to approve any Alteration requiring unusual expense to readapt the Premises to normal office and/or laboratory use on lease termination or increasing the cost of construction, insurance or Taxes on the Building or of Landlord’s services to the Premises, unless Tenant first gives assurance reasonably acceptable to Landlord that such re-adaptation will be made prior to such termination without expense to Landlord.

Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Article 12, Tenant shall have the right, without Landlord’s prior consent, to make any Alteration that meets all of the following criteria (a “Non-Consent Alteration”): (A) the proposed Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (B) Tenant provides Landlord with not less than seven (7) business days’ advance written notice of the commencement of such Alteration (which notice shall include the name and contact information for the contractor(s) performing work in connection therewith, required evidence of insurance and such other reasonable information as Landlord may reasonably require, if any), (C) such Alteration is a nonstructural Alteration (as provided above Subsections (i), (ii) and (iii) above), (d) the Alteration does not affect the exterior of the Building or Premises and/or is not visible from the exterior of the Building or Premises, and (e) the Alteration work does not require a building permit or other governmental permit, or if a building permit is required, the Alteration work costs less than $150,000 in each instance. At the time Tenant notifies Landlord of any Non-Consent Alteration, Tenant shall give Landlord a copy of Tenant’s plans for the work (or narrative description if such Alteration is not of a type that would have plans). If the Non-Consent Alteration is of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work.

13. TENANT’S CONTRACTORS – MECHANICS’ AND OTHER LIENS – STANDARD OF TENANT’S PERFORMANCE – COMPLIANCE WITH LAWS

Whenever Tenant shall make any Alterations in or to the Premises – whether such work is done prior to or after the Term Commencement Date – Tenant will strictly observe the following covenants and agreements:

(a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if Tenant knows or has reason to know that their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

(b) In no event shall any material or equipment be incorporated in or added to the Premises, so as to become a fixture or otherwise a part of the Building, in connection with any such Alteration which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement; provided, however, Landlord acknowledges that some of Tenant’s equipment shall be leased. No installations or work (other than de minimis installations or work or as expressly provided above) shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured, or ensured that the contractor has procured, appropriate surety payment and performance bonds which shall name Landlord as an additional obligee (for installations or work exceeding $350,000 in project costs)and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within twenty (20) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within thirty (30) days after rendition of a bill therefor.

(c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) all applicable Legal Requirements; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications (or narrative description if such installations or work are not of a type that would have plans prepared) by and at the expense of Tenant theretofore submitted to and approved by Landlord.

(d) Tenant shall procure and deliver to Landlord copies of all necessary permits before undertaking any work in the Premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker’s Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Builder’s Risk Insurance, Commercial General Liability Insurance covering such contractors on or about the Premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14. REPAIRS BY TENANT – FLOOR LOAD

14.1 Repairs by Tenant.

Tenant shall keep the Premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date (but with respect to Premises B, the Premises B Commencement Date) or may be put in during the Term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. For purposes of this Lease, the terms “reasonable use and wearing”, “ordinary wear and use” (as referred to in Article 22 herein) and terms of similar meaning constitute that normal, gradual deterioration which occurs due to aging and ordinary use of the Premises despite reasonable and timely maintenance and repair, but in no event shall the aforementioned terms excuse Tenant from its duty to keep the Premises in good maintenance and repair or otherwise usable, serviceable and tenantable as required in the Lease. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, all refrigerators, coolers, ventilators and hoods, clean areas, and specialty and/or laboratory equipment. Tenant shall maintain (in good working order and repair and in accordance with the applicable manufacturer’s warranty guidelines), repair and/or replace all systems installed by or on behalf of Tenant or exclusively serving the Premises, including, without limitation any heating and/or air conditioning systems exclusively serving the Premises (except as otherwise expressly set forth in Section 8.7, above). In connection with Tenant’s obligations hereunder, Tenant shall enter into and maintain contracts with service and maintenance contractors reasonably approved by Landlord providing for, without limitation, regularly scheduled (monthly or quarterly as reasonably determined by Landlord) preventive maintenance/service contracts with respect to any heating, ventilation and air conditioning equipment and systems and other Building systems installed by Tenant or exclusively serving the Premises to maintain same in good working order and repair and in accordance with the applicable manufacturer’s warranty guidelines (including without limitation, any heating and/or air conditioning systems exclusively serving the Premises). Without limiting the foregoing, with respect to the two (2) air handlers initially installed by Landlord and exclusively serving Premises A (but not the common laboratory facilities) (each an “Air Handler”): (a) in the event any repairs are required to an Air Handler which requires structural work on the Building, Landlord shall perform such repairs and Tenant shall reimburse Landlord its reasonable out-of-pocket fees, costs and expenses incurred therefor within thirty (30) days of Landlord’s invoice therefor; and (b) in the event a replacement is required to an Air Handler, Landlord shall perform said replacement and Tenant shall reimburse Landlord for a percentage of its reasonable out-of-pocket fees, costs and expenses incurred therefor within thirty (30) days of Landlord’s invoice therefor, which percentage shall be calculated by dividing the number of days remaining in the Term by the useful life of the replacement Air Handler, as reasonably determined by Landlord; provided, however, (i) in the event any such replacement is required because of the negligence or willful misconduct of Tenant, or its employees, agents or contractors, or because of Tenant’s failure to maintain all or any portion of such Air Handler as required herein, then such percentage shall instead equal one hundred percent (100%); and (ii) in the event the Term of the Lease is thereafter extended (whether by an exercise of any of Tenant’s extension rights expressly granted herein or by mutual agreement of the parties), concurrent with the exercise of such extension or the execution of an amendment so extending the Term, as the case may be, Tenant shall make an additional payment to Landlord to reflect the increase to such percentage resulting from the extended Term. For clarity, and subject to the terms of Article 4 above, Tenant hereby approves the specification(s) for the initial Air Handlers set forth on Exhibit 14 attached hereto. Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made of the Premises. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. In the event of any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, or licensees, Landlord shall repair the same and Tenant shall reimburse Landlord’s out-of-pocket costs thereof within thirty (30) days of invoice therefor or, at Landlord’s election by written notice to Tenant, Tenant shall repair the same at Tenant’s sole cost and expense.

14.2 Floor Load – Heavy Machinery.

Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area (e.g., as shown on the Landlord/Tenant Matrix) which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with applicable Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the Premises shall be Tenant’s responsibility.

15. INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

15.1 Tenant Insurance.

During the Term of this Lease, Tenant shall procure, and keep in force and pay for:

(a) Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the Premises in accordance with Article 4 of this Lease, of not less than Six Million Dollars ($6,000,000) in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. Landlord may from time to time during the Term increase the coverages required of Tenant hereunder to that customarily carried in the area in which the Premises are located on property similar to the Premises. Tenant may, at its discretion, demonstrate the required liability limits through any combination of primary and/or umbrella liability policies provided that the policies comply with the requirements herein.

(b) Workers' Compensation in amounts required by the State in which the Building is located and Employer's Liability insurance in the amount of $1,000,000 per occurrence.

(c) Business income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

(d) So called “Special Form” insurance coverage for all of the contents, furniture, furnishings, equipment, improvements, fixtures and personal property located at the Premises providing protection in an amount equal to one hundred percent (100%) of the replacement cost basis of said items with a waiver of subrogation in favor of Landlord. If this Lease is terminated as the result of a casualty in accordance with Section 18, the proceeds of said insurance attributable to the replacement of all tenant improvements installed at the Premises by Landlord or at Landlord’s cost shall be paid to Landlord.

(e) Business Automobile Liability insurance insuring against liability arising out of the ownership, maintenance or use of any owned, hired, borrowed and non-owned vehicle used in the operation of Tenant’s business in or about the Premises in an amount not less than $1,000,000 combined single limit.

(f) Any other types or forms of insurance, and amounts and for insurance risks, as Landlord or any mortgagees or ground lessors of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which non-affiliated owners of other similarly situated first-class mixed use and life-science buildings in Boston or their mortgagees shall then be requiring new life-science tenants in such other buildings to carry.

15.2 Certificates of Insurance.

Such insurance shall be effected with insurers approved by Landlord (which approval shall not be unreasonably withheld), authorized to do business in the State where the Building is situated under valid and enforceable policies with a minimum A.M. Best’s rating of “A:VIII” or better, wherein Tenant names Landlord, Landlord’s managing agent, Landlord’s Mortgagees, and entities reasonably designated by Landlord as additional insureds with respect to Tenant’s liability insurance coverages. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to Tenant (and, if commercially available, to each insured named therein) and Tenant shall provide written notice to Landlord of any cancelation or modification that would reduce any coverage(s) or eliminate any policy(ies) required hereunder within two (2) business days of Tenant’s notice thereof (from its insurer or otherwise). On or before the time Tenant and/or its contractors enter the Premises in accordance with the terms of this Lease, including but not limited to Articles 4, 12, 13 and 14 and the Work Letter, and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of insurance demonstrating the required coverages and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the Premises.

15.3 Tenant Indemnity.

To the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Article 19, Tenant will save Landlord, its agents and employees, harmless and will defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from Tenant’s breach of this Lease and:

(a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever including Tenant its agents, invitees, contractors or employees;

(b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the Premises) in or about the Building, Common Areas or Land (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, parking areas, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building, Land or Premises) arising out of the use or occupancy of the Building or Premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees, invitees or contractors;

(c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the Term and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Premises; and

(d) Tenant’s obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

15.4 Property of Tenant.

In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Article 19, all merchandise, furniture, fixtures and property inventory, research, experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, and any income derived or derivable therefrom, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord.

15.5 Bursting of Pipes, etc.

To the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Article 19, Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or subsurface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees, and then only after (a) notice to Landlord of the condition claimed to constitute negligence or willful misconduct and (b) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building.

15.6 Repairs and Alterations – No Diminution of Rental Value.

Except as otherwise provided in Articles 18 or Section 8.9, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or Premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the Premises, or in or to the fixtures, appurtenances or equipment thereof.

15.7 Landlord’s Insurance.

During the Term of this Lease, Landlord shall obtain and keep in force (a) a policy of commercial general liability insurance providing coverage to Landlord with respect to liability arising out of ownership, operation and management of the Building in an amount as reasonably determined by Landlord and consistent with comparable prudent owners from time to time, subject to commercially reasonable deductibles and retention; (b) a policy or policies of insurance covering loss or damage to the Building, including Landlord’s Work (excluding Tenant’s Work and/or any Tenant’s property and/or other Tenant furniture, trade fixtures, equipment, specialty equipment or other personal property) caused by any peril covered under fire, extended coverage and “Special Form” insurance in an amount as reasonably determined by Landlord from time to time, subject to commercially reasonable deductibles and commercially reasonable retention; (c) workers' compensation in amounts required by the State in which the Building is located; and (d) such other insurance coverages and policies as Landlord determines in its sole but good faith judgment. Any such coverages may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such commercially reasonable deductibles as Landlord may elect in its reasonable discretion. The cost of such insurance shall be included in Operating Costs.

15.8 Landlord Indemnity.

To the maximum extent this agreement may be made effective according to law, but subject to Tenant’s insurance requirements hereunder and Article 19 below, Landlord shall indemnify and save harmless Tenant (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors and attorneys) from and against all claims of whatever nature arising from the negligence or willful misconduct of Landlord, or Landlord’s contractors, invitees (excluding other tenants, occupants, licensees and/or users of the Building or Complex), agents, servants or employees (“Landlord’s Agents”). Landlord’s obligations hereunder shall include any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provision of this Lease. Landlord’s indemnity obligations as set forth in this Section 15.8 shall survive the expiration or sooner termination of the Lease.

16. ASSIGNMENT, MORTGAGING AND SUBLETTING

16.1 Generally.

(a) Notwithstanding any other provisions of this Lease, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of any concessions, licenses, occupancy rights, management arrangements and the like) the whole or any part of the Premises to anyone (other than a transfer expressly pursuant to Section 16.3 below), without, in each instance, having first received the express, written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. A change in Tenant’s name shall not constitute an assignment or sublease hereunder. Tenant agrees to notify Landlord in writing of such name change prior to or promptly after making such change. Tenant shall not collaterally assign this Lease (or any portion thereof) or permit any assignment of this Lease by mortgage, other encumbrance or operation of law.

(b) Without limitation, it shall not be unreasonable for Landlord to withhold such approval from any assignment or subletting, as applicable, where, in Landlord’s good faith opinion: (i) the proposed assignee or sublessee does not have a financial standing and credit rating reasonably acceptable to Landlord; (ii) the proposed assignee or sublessee does not have a good reputation in the community; (iii) the business in which the proposed assignee or sublessee is engaged is materially different than the business in which Tenant is engaged and could detract from the Building, its value or the costs of ownership thereof; (iv) the rent to be paid by any proposed sublessee is less than the then current fair market rent, taking into consideration any market concessions, such as abatements or allowances; (v) the proposed sublessee or assignee is a current tenant or a prospective tenant of the Building or Project (a prospective tenant meaning a person or entity that has, within the prior twelve (12) months, been shown space in the Building or Project or has been presented with or has made an offer to lease space; (vi) the use of the Premises by any sublessee or assignee (even though a Permitted Use hereunder) violates any exclusive use or other use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (vii) if such assignment or subleasing is not approved of by the holder of the lessor’s interest in the BU Lease or by the holder of any mortgage on the Building or Land (if such approval is required); (viii) a proposed assignee’s or subtenant’s business will impose a burden on the Common Areas or other facilities serving the Building or the Land that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (ix) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (x) Tenant is in default of any of its obligations under this Lease beyond any applicable Grace Period at the time of the request or at the time of the proposed assignment or sublease; (xi) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender as provided in Section 23 below; (xii) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (xiii) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Building; (xiv) the assignment or sublease will result in there being more than two (2) separately demised spaces per floor (e.g. Tenant and/or subtenant) of the Premises; or (xv) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee’s or sublessee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

(c) Any request by Tenant for such consent shall set forth or be accompanied by, in detail reasonably satisfactory to Landlord,(i) the identification of the proposed assignee or sublessee, (ii) its financial condition, (iii) to the extent that any such Hazardous Materials or quantities are different that listed by Tenant, a list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in or about the Premises, (iv) the nature of the proposed assignee’s or sublessee’s business, (v) their proposed use of the Premises and their business experience in the uses thereof, and (vi) the terms on which the proposed assignment or subletting is to be made, including, without limitation, a final draft, to the extent available, of a letter of intent clearly stating the rent or any other consideration to be paid in respect thereto along with executed copies of the applicable assignment and/or sublease documents and reasonable evidence of authority; and such request shall be treated as Tenant’s warranty in respect of the information submitted therewith. Tenant’s request shall not be deemed complete or submitted until all of the foregoing information has been received by Landlord. Landlord shall notify Tenant of any material which Landlord has not received in connection with such request. Landlord shall respond to such request for consent within twenty (20) days following Landlord’s receipt of all information, documentation and security required by Landlord with respect to such proposed sublease or assignment, provided BU approval, if required, may take longer but Landlord shall promptly request and diligently pursue such approval in accordance with the terms of the BU Lease.

(d) The foregoing restrictions shall be binding on any assignee or sublessee to which Landlord has consented, provided, notwithstanding anything else contained in this Lease, Landlord’s consent to any further assignment, subleasing or any sub-subleasing by any approved assignee or sublessee may be withheld by Landlord at Landlord’s sole and absolute discretion.

(e) Except as may be expressly included in the consent document delivered by Landlord, consent by Landlord to any assignment or subleasing shall not include consent to the assignment or transferring of any lease renewal, extension or other option, first offer, first refusal or other rights granted exclusively to the original Tenant hereunder, or any special privileges or extra services granted exclusively to the original Tenant by separate agreement (written or oral), or by addendum or amendment of the Lease.

(f) In the case of any assignment of this Lease or subletting of the Premises, the Tenant named herein shall be and remain fully and primarily liable for the obligations of Tenant hereunder, notwithstanding such assignment or subletting, including, without limitation, the obligation to pay the Yearly Rent and other amounts provided under this Lease, and the Tenant shall be deemed to have waived all suretyship defenses.

(g) In addition to the foregoing, it shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Yearly Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting, and that any transferee agrees it will not breach, or cause Landlord to breach, any of the provisions of the BU Lease applicable to the Premises.

16.2 Reimbursement, Recapture and Excess Rent.

(a) Tenant shall, upon demand, reimburse Landlord for the reasonable, actual fees and expenses (including reasonable legal and administrative fees and costs) incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises, whether or not Landlord agrees thereto, and if Tenant shall fail to reimburse Landlord within thirty (30) days after Tenant’s receipt of a bill therefor, the same shall be a default in Tenant’s monetary obligations under this Lease subject to the Monetary Grace Period, if applicable, set forth in Section 21.7 below.

(b) Excluding Permitted Transfers (as defined below), if Tenant requests Landlord’s consent to assign this Lease or to sublet (or otherwise grant occupancy rights in and to) all or substantially all of the rentable area of one (1) or both floors of the Premises for all or substantially all of the remainder of the Term, Landlord shall have the option, exercisable by written notice to Tenant given within 30 days after Landlord’s receipt of Tenant’s completed request, to terminate this Lease as of the date specified in such notice, which shall not be less than thirty (30) nor more than one hundred twenty (120) days after the date of such notice, as to the entire Premises in the case of a proposed assignment or subletting of the whole Premises, and as to the portion of the Premises to be sublet in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in this Lease at the end of the Term and thereafter, to the extent necessary in Landlord’s judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises (or portion thereof) so as to make such portion a self-contained rental unit with access to Common Areas, elevators and the like. Yearly Rent and the rentable floor area of the Premises (and any calculations based thereon) shall be adjusted according to the extent of the Premises for which the Lease is terminated.

(c) Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant (other than to a Permitted Transferee) at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of, in the case of an assignment, fifty percent (50%) of all of the consideration relating solely to the transfer of the Lease and/or furniture, fixtures or equipment therein (or the cash equivalent thereof) therefor (as provided below), and in the case of a subletting, fifty percent (50%) of all of any such excess rent, after first deducting all costs incurred by Tenant in connection with such assignment or sublease as provided herein. For the purposes of this Subsection 16.2(c), the term “rent” shall mean all Yearly Rent, base rent, minimum rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises including, without limitation, key money, or bonus money paid by the subtenant to Tenant in connection with such transaction and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with any such transaction, but shall exclude any separate payments by Tenant for reasonable attorney’s fees and broker’s commissions in connection with such assignment or subletting, concessions, free rent, improvement expenses, and over-standard tenant improvements not paid for by the Improvement Allowance (the cost of which shall be equitably allocated, if applicable, to the subleased portion and amortized on a straight line basis over the remaining Term or, if applicable term of the sublease).

(d) Notwithstanding anything contained in this Article 16, Landlord will have the right to (i) negotiate directly with any proposed assignee or sublessee of Tenant, and (ii) enter into a direct lease with any proposed assignee or sublessee of Tenant for any space in the Building, including the space covered by the proposed sublease or assignment, on such terms and conditions as are mutually acceptable to the proposed assignee or sublessee. Notwithstanding the foregoing, Landlord shall not have the right to negotiate directly with an entity which is a party to an active, fully-executed Letter of Intent with Tenant with respect to a sublease of all or a portion of the Premises or an assignment of the Lease unless (1) Landlord was negotiating with said entity prior to Landlord’s receipt of Tenant’s transfer request (along with a copy of the fully executed Letter of Intent) and/or (2) a Landlord recapture right has been triggered pursuant to Subsection (b), above, and Landlord is exploring whether to exercise said right.

(e) If the Premises or any part thereof are sublet by Tenant, following the occurrence of a default which has continued beyond the applicable Grace Period, Landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from such sublessee(s) all rents becoming due to the Tenant under such sublease(s) until such time as the default in question has been cured and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such sublessee(s) to so make all such rent payments if so directed by Landlord until such time as the default in question has been cured; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between the Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.

(f) The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease until such time as the default in question has been cured. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. In the event Tenant shall default in the performance of its obligations under this Lease or Landlord terminates this Lease by reason of a default of Tenant, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

16.3 Certain Transfers.

(a) The provisions of this Section 16.3(a) shall not be applicable so long as the Tenant is a corporation, the outstanding voting stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed. If at any time Tenant’s interest in this Lease is held by a corporation, trust, partnership, limited liability company or other entity, the transfer of more than fifty-one percent (51%) (or such lesser percentage which results in a change in the control of Tenant) of the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) shall be deemed an assignment of this Lease, and shall require Landlord’s prior written consent, which consent shall not unreasonably with withheld, delayed or conditioned provided, however, it shall not be unreasonable for Landlord to withhold such approval for any of the reasons set forth in Section 16.1(b).

(b) To enable Landlord to determine the ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time promptly after Landlord’s request therefor, (i) if the first sentence of subsection 16.3(a) is applicable, proof of listing on a recognized security exchange, or (ii) if the first sentence of subsection 16.3(a) is not applicable, an accurate and complete listing of the holders of its stock, beneficial interests, partnership interests, membership interests or other ownership interests therein as of such request and as of the Effective Date. Landlord shall use reasonable efforts to keep confidential any information received by Landlord pursuant to this Section 16.3(b), provided, however, that Landlord shall have the right to disclose any such information to existing or prospective mortgagees, or prospective purchasers of the Building.

(c) Notwithstanding any other provision of this Section, Landlord’s consent shall not be required, and Landlord shall not have the right to recapture pursuant to Section 16.2(b) above or to collect any excess rent pursuant to Section 16.2(c) above, with respect to the following (collectively, “Permitted Transfers” with such transferee thereunder a “Permitted Transferee”) transactions with an entity (i) into or with which Tenant is merged or consolidated, (ii) to which substantially all of Tenant’s assets, shares or membership or other interests are transferred as a going concern, or (iii) which controls or is controlled by Tenant or is under common control with Tenant. A Permitted Transfer shall not be deemed to be an assignment or subletting within the meaning of this Article 16, provided that in any of such events (1) Landlord receives reasonable prior written notice of any such transactions prior to if not restricted by applicable Legal Requirements but in such event no later than five (5) business days following such transaction, (2) the transferee agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting, (3) in no event shall Tenant be released from its obligations under this Lease, (4) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, and (5) the involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, will not result in a reduction of the “Net Worth” of Tenant as hereinafter defined, by an amount equal to such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater. “Net Worth” of Tenant for purposes of this section shall be the tangible net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied (in constant 2021 dollars).

(d) Notwithstanding anything herein to the contrary, if, at the time that Tenant submits an assignment request to Landlord under Section 16.1 above or Tenant notifies Landlord of a prospective assignment to a Permitted Transferee under Section 16.3(c) above, so long as both (x)Tenant has not been in default of any of its obligations under this Lease beyond any applicable cure period and (y) Tenant provides Landlord with financial statements and other documentation reasonably acceptable to Landlord from the prospective assignee and any prospective guarantor(s) thereof evidencing that the combined tangible net worth of the assignee and any guarantor(s) is at least twice the higher of (i) Tenant’s Net Worth as of the Effective Date and (ii) Tenant’s Net Worth as of the date Tenant submits said assignment request or notification, as applicable, to Landlord, then, Tenant shall be released from all liability under this Lease arising after (but not liability arising prior, or based on events or conditions in effect prior, to) the later of (A) the effective date of the assignment (and any applicable guaranties), and (B) the end of the fifth (5) Lease Year of the Term; provided, however, that said release shall not apply with respect to a Permitted Transfer unless Landlord approves the Permitted Transferee in accordance with Section 16.1, above (i.e., Landlord’s consent is not required for a Permitted Transfer to be effective, but for Tenant to have the benefit of the release granted in this Section 16.3(d), Landlord’s consent is required as to such Permitted Transferee).

17. MISCELLANEOUS COVENANTS

Tenant covenants and agrees as follows:

17.1 Rules and Regulations.

Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto, and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and communicate in writing to Tenant at least thirty (30) days prior to such Rules and Regulations taking effect, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in and about the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rule or Regulation, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such other tenant’s employees, agents, contractors, visitors, invitees or licensees. All Rules and Regulations shall be enforced by Landlord against all tenants and such tenant’s employees, agents, contractors, visitors, invitees or licensees in a uniform and non-discriminatory manner.

17.2 Access to Premises – Shoring.

Tenant shall: (a) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or adversely affect (other than in a de minimis manner) the appearance thereof; (b) upon reasonable prior oral or emailed notice (except that only such notice, if any, as is reasonably practical shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and Land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have access to and to enter upon the Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all Legal Requirements or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Premises all necessary materials, tools and equipment); and (c) permit Landlord upon reasonble prior oral or emailed notice, to show the Premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of twelve (12) months next preceding the Expiration Date, upon reasonable prior oral or emailed notice of at least twenty-four (24) hours (or such shorter notice if Tenant has consented) to any person contemplating the leasing of the Premises or any part thereof. Except in the event of an emergency, Tenant shall have the right to have a representative of Tenant accompany Landlord on any such entry into the laboratory portions of the Premises provided that Landlord’s entry is not delayed as a result thereof. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents may (i) enter the same by a master key, or (ii) in circumstances which can reasonably be considered to be an emergency and provided that there is no other reasonable means of timely entry into the Premises, forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Premises. If an excavation shall be made upon land adjacent to the Premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

17.3 Accidents to Sanitary and Other Systems.

Tenant shall give to Landlord prompt notice of any fire or accident in the Premises and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant’s obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused solely by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the Premises or any damages arising from any such damage or defect unless the same (a)

shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (b) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the Premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

17.4 Signs, Blinds and Drapes.

Tenant shall put no signs in any part of the Building except as permitted in this Lease or as otherwise agreed to in writing by Landlord. Tenant shall be entitled at no cost to Tenant to have its initial name inserted in the Building directory and installed in the lobby of the floor on which the Premises is located in accordance with Building standard suite signage specifications; provided, however, changes to such signage required by changes in Tenant’s name or as the result of a transfer in accordance with Article 16 above, shall be at Tenant’s sole cost and expense. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord’s building standard design. Neither Landlord’s name, nor the name of the Building or the Project of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner. Notwithstanding anything herein to the contrary, Tenant shall have the right, at Tenant’s sole cost and expense and subject to Landlord’s prior consent with respect to size, design, colors, logo, degree of illumination (if any), and placement, which shall not be unreasonable withheld, delayed or conditioned, to signage in the main lobby of the Building, subject to Legal Requirements and any required governmental approvals.

17.5 Estoppel Certificate and Financial Statements.

Tenant shall at any time and from time to time upon not less than fourteen (14) business days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not, to Tenant’s knowledge, Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Tenant’s failure to provide an estoppel certificate within the time period(s) provided hereunder shall, at Landlord’s option, be considered a default under this Lease and, in addition, at Landlord’s option, Tenant shall be deemed to have conclusively accepted all of the statements and terms set forth in the estoppel certificate attached to any Landlord’s request therefor within fourteen (14) business days provided such request (or subsequent request) includes in bold type within the written request, the statement (in a reasonably large size font and in bold) that Tenant’s failure to respond to the request within fourteen (14) days after receipt thereof shall be deemed an the conclusive acceptance of all of the statements and terms set forth in the attached estoppel certificate. Landlord shall at any time and from time to time upon not less than fourteen (14) business days’ prior notice by Tenant to Landlord, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not, to Landlord’s knowledge, Tenant is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Tenant may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of Tenant’s business, any prospective assignee or sublessee, any lender, and any accountants of Tenant. Time is of the essence in respect of any such requested certificate, Landlord and Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale of the property or business, as applicable, and the like. Within one hundred twenty (120) days after the end of Tenant’s fiscal years during the Term of this Lease, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available (if such audited financial statement is not available, such financial statement may be certified by an officer (vice president or higher) of Tenant). The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building, Land and/or Project. As long as Tenant is a publicly traded company, copies of financial information as available at www.gritstonebio.com shall be deemed to satisfy any requirements relating to the delivery of financial statements for purposes of this Section.

17.6 Prohibited Materials and Property.

Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (a) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC §9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies stored in proper containers), subject to Section 29.11 below, (b) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the Premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death, (c) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (d) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the Premises.

17.7 Requirements of Law – Fines and Penalties.

Tenant at its sole expense shall comply with all Legal Requirements, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant’s use or occupancy of the Premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant’s part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of any Legal Requirement applicable to the Premises, it shall give prompt notice thereof to Landlord.

17.8 Tenant’s Acts – Effect on Insurance.

Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. Other than with respect to Landlord’s Work for which Landlord shall be responsible, Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, with respect to Tenant’s use or occupancy of the Premises, and shall not (a) do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (b) use the Premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the Premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

17.9 Miscellaneous.

Tenant shall not suffer or permit the Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18. DAMAGE BY FIRE, ETC.

(a) If the Premises or, to the extent known by Tenant, the Building are damaged in whole or in part by any fire or other casualty (a “casualty”), Tenant shall immediately give notice thereof to Landlord. Unless this Lease is terminated as provided herein, Landlord, at its own expense (except for any insurance deductibles, which shall be deemed Operating Costs), and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall repair and reconstruct the same so as to restore the Premises to substantially the same condition as the delivery condition (e.g., Landlord’s Work, but not any Tenant’s Work or Alterations or other work made by or for Tenant or any trade fixtures, equipment or personal property of Tenant) to substantially the same condition they were in prior to the casualty, subject to zoning, building and other Legal Requirements then in effect. Notwithstanding the foregoing, in no event shall Landlord be obligated either to repair or rebuild if the damage or destruction results from an uninsured casualty or if the costs of such repairing or rebuilding exceeds the amount of the insurance proceeds (net of all costs and expenses incurred in obtaining same) received by Landlord on account thereof; provided, however, if Landlord elects not to spend the additional funds necessary to restore the Premises, then Landlord shall deliver notice to Tenant that Landlord does not elect to fund the amount of the insufficiency (“Landlord’s Insufficient Insurance Proceeds Notice”) and Tenant shall thereafter have the right to terminate this Lease, effective immediately, by providing Landlord with a notice of termination within thirty (30) days after delivery of Landlord’s Insufficient Insurance Proceeds Notice. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

(b) Landlord shall, within forty-five (45) days after the occurrence of a casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as provided herein; if such estimate is for a period of more than two hundred seventy (270) days from the occurrence of the casualty (or during the last eighteen (18) months of the Term, for a period of more than ninety (90) days), the Premises shall be deemed “substantially damaged”. If the Premises or the Building are substantially damaged, Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days of the date of such casualty; and if the Premises or the Building are substantially damaged, and if as a result the Premises are rendered substantially untenantable or inaccessible for the uses permitted under this Lease, then Tenant may terminate this Lease by giving Landlord written notice of such termination within sixty (60) days of the date of such casualty.

(c) For so long as such damage results in material interference with the operation of Tenant’s use of the Premises which interference causes Tenant to be unable to use a material portion of the Premises, the Yearly Rent (but not additional rent or other charges provided for herein) payable by Tenant shall abate or be reduced proportionately for the period, commencing on the day following such material interference and continuing until the Premises has been substantially restored. Notwithstanding the foregoing, if such casualty was due to the fault or neglect of Tenant or Tenant’s employees, contractors, invitees or agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.

(d) If the Premises are damaged by a casualty, and the Lease is not terminated as provided herein, following completion of Landlord’s restoration work and delivery of the damaged portion of the Premises to Tenant, Tenant, at its own expense, and proceeding with all reasonable dispatch, shall repair and reconstruct all of the alterations

(except for any of Landlord’s Work) made to the Premises by or for Tenant, including and any trade fixtures, equipment or personal property of Tenant which shall have been damaged or destroyed.

19. WAIVER OF SUBROGATION

In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (a) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (b) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

In any case in which Landlord or Landlord’s managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord’s managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the Premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20. CONDEMNATION - EMINENT DOMAIN

(a) In the event of any condemnation or taking in any manner for public or quasi-public use, which shall be deemed to include a voluntary conveyance in lieu of a taking (a “taking”) of the whole of the Building, this Lease shall forthwith terminate as of the date when Tenant is required to vacate the Premises and Landlord shall promptly return any prepaid Rent and any unused security deposit or Letter of Credit to Tenant.

(b) Unless this Lease is terminated as provided herein, Landlord, at its own expense, and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall restore the remaining portion of the Premises to substantially the same condition as the delivery condition (e.g., Landlord’s Work, but not any Tenant’s Work or Alterations or other work made by or for Tenant or any trade fixtures, equipment or personal property of Tenant) and the necessary portions of the Building as nearly as practicable to the same condition as it was prior to such taking, subject to zoning and building laws then in effect. Notwithstanding the foregoing, Landlord’s obligation to restore the remaining portion of the Premises shall be limited to the extent of the condemnation proceeds (net of all costs and expenses incurred in connection with same) and any insurance proceeds, to the extent applicable, received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in restoring the Premises.

(c) In the event that only a part of the Premises or the Building shall be taken, then, if such taking is a substantial taking (as hereinafter defined), either Landlord or Tenant may by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease, effective as of the date when Tenant is required to vacate any portion of the Premises or appurtenant rights. A “substantial taking” shall mean a taking which: requires restoration and repair of the remaining portion of the Building that cannot in the ordinary course be reasonably expected to be repaired within one hundred eighty (180) days; results in the loss of reasonable access to the Premises; results in the loss of more than twenty-five percent (25%) of the rentable floor area of the Premises.

(d) If this Lease is not terminated as aforesaid, then this Lease shall continue in full force and effect, provided if as a result of which there is material interference with the operation of Tenant’s use of the Premises, then the Yearly Rent and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

(e) Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Land, and the leasehold interest hereby created (including any award made for the value of the estate vested by this Lease in Tenant), and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign, to Landlord all rights to such damages of compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant’s trade fixtures, furniture, leasehold improvements (paid for by Tenant), and other personal property and for relocation expenses and business losses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

21. DEFAULT

21.1 Conditions of Limitation - Re-Entry -Termination.

This Lease and the herein term and estate are, upon the condition that if (a) subject to Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of Yearly Rent, Additional Rent, additional charges, reimbursement for increase in Landlord’s costs, and/or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord’s statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the Premises or the same shall become, or shall appear to have become, deserted or abandoned (whether or not the keys shall have been surrendered); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within thirty (30) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein which shall be the Termination Date. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, lawfully, if necessary, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever “Tenant “ is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant’s obligations under this Lease. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

21.2 Re-Entry.

In the event of any event of default by Tenant beyond any applicable Grace Period, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises.

21.3 Damages - Termination.

Upon the termination of this Lease under the provisions of this Article 21, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord:

(w) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Expiration Date as stated in Exhibit 1 exceeds (ii) the aggregate projected fair market rental value of the Premises for such period, both to be discounted to present value by applying a discount rate of the Wall Street Journal Prime Rate; or

(x) the amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for reletting (but not performing work specific to the new tenant), brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting; or

(y) in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all this Section, Landlord may, by written notice to Tenant, at any time after termination of this Lease, elect to recover, and Tenant shall thereupon pay, Liquidated Damages. “Liquidated Damages” shall be equal to the aggregate of the Yearly Rent and Tenant’s Proportionate Share of Taxes accrued in the eighteen (18) months ended next prior to such termination or repossession (but not more than the Yearly Rent and additional rent due for the then remainder of the Term); plus (b) the amount of rent of any kind and the remaining unamortized cost of the Improvement Allowance and the Space Planning Allowance accrued and unpaid at the time of termination or repossession.

In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Share and Operating Expense Share and all other amounts and considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Notwithstanding anything to the contrary, Landlord shall be entitled to recover, in addition to the rent and other charges under Subparagraph (x), (y) or (z) above, any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord.

21.4 Fees and Expenses.

(a) If Tenant shall default in the performance of any covenant on Tenant’s part to be performed as in this Lease contained beyond any applicable Grace Period (subject to the terms hereof), Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys’ fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall within thirty (30) days after receipt of Landlord’s bill therefor, which bill will be accompanied by reasonable supporting documentation, pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in Article 6 hereof.

(b) Tenant shall pay Landlord’s cost and expense, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

21.5 Waiver of Redemption.

Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

21.6 Landlord’s Remedies Not Exclusive.

The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

21.7 Grace Period.

Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within five (5) business days after written notice thereof is given by Landlord to Tenant (the “Monetary Grace Period”), provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in any twelve (12) month period there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by

Landlord to Tenant (the “Non-Monetary Grace Period”; the Monetary Grace Period and the Non-Monetary Grace Period may be referred to as a “Grace Period”)(except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no Grace Period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on at least two (2) prior occasions within a twelve (12) month period, been the subject of a notice hereunder to cure such default. Notwithstanding anything herein to the contrary, with respect to Tenant’s failure to: (w) deliver to Landlord the Letter of Credit as required by Section 29.13 below; (x) provide Landlord with Estoppel Certificates as required pursuant to Section 17.5 above; (y) provide Landlord with subordination agreements as required pursuant to Article 23, below, and (z) obtain and maintain insurance and/or provide certificates of insurance to Landlord as required in Article 15, above, Tenant shall have no right to either of the Grace Periods set forth above, but Landlord agrees not to take any action to terminate this Lease for default by Tenant with respect thereto if Tenant shall cure said default within three (3) business days after written notice thereof is given by Landlord to Tenant; provided that no notice of the opportunity to cure such default need be given, and no cure period whatsoever shall be allowed to Tenant, if the covenant or condition the breach of which gave rise to default had, by reason of a breach on at least one (1) prior occasion within a twelve (12) month period, been the subject of a notice hereunder to cure such default.

Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant. .

21.8 In addition to the other rights and remedies provided for in this Lease, if Tenant defaults in the performance of any obligation imposed on it by this Lease, and shall not cure such default within the period specified hereunder, including and applicable notice or Grace Period (as same may be extended as provided herein), then Landlord at any time thereafter may cure such default for the account of Tenant. Any amount paid by Landlord in the exercise of its rights under this Subsection shall be reimbursed by Tenant (with interest thereon at the Interest Rate from and after the due date) within thirty (30) days of invoice therefor, absent good faith dispute, failing which such amount may be offset against payments due from Landlord to Tenant until Landlord has been fully reimbursed. Notwithstanding the foregoing, Landlord may cure a default of Tenant prior to the expiration of the applicable Grace Period but after a cure period as is reasonable under the circumstances (but in no event shall such cure period exceed two (2) consecutive days) and after such notice (which may be verbal) to Tenant under any of the following circumstances: (w) if necessary to protect the interest of Landlord in the Premises or Building; (x) if necessary to prevent civil or criminal liability of Landlord; (y) if necessary to prevent an imminent and material interruption of the conduct of business in the Building, or (z) if necessary to prevent injury to persons or imminent damage to property.

21.9 Except as to the exercise of Landlord’s rights in connection with Section 21.3(y), Landlord shall use commercially reasonable efforts to mitigate any damages resulting from a default by Tenant under this Lease existing beyond any applicable Grace Period, which obligation shall be satisfied in full if Landlord undertakes to lease the Premises (or any portion thereof) to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building or Project suitable for that prospective tenant’s use and other applicable requirements are (or will be on a timely basis) available; (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent for the Building as reasonably determined by Landlord, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord, in Landlord’s good faith discretion; (d) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building or Project or the BU Lease; (ii) adversely affect, in Landlord’s good faith opinion, the reputation of the Building or Project; or (iii) be incompatible, in Landlord’s good faith opinion, with the operation of the Building or the Project; and (e) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s good faith opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

22 END OF TERM - ABANDONED PROPERTY

Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises and all Alterations thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use (as defined in Article 14.1 hereof) and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration, and free of all Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by Tenant or any party taking by or through Tenant, including any assignee, subtenant, licensee, etc. and decommissioned as required pursuant to Section 29.11 below. Tenant shall remove all of its property, including, without limitation, all laboratory equipment installed by or on behalf of Tenant in the Premises or elsewhere in the Building, all telecommunication, computer and other cabling, and, to the extent specified by Landlord in writing at the time of Landlord’s consent thereto, all Alterations made by Tenant and all partitions made by Tenant wholly within the Premises, and shall repair any damages to the Premises or the Building caused by their installation or by such removal. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. At least three (3) months prior to the surrender of the Premises and following receipt of a written request therefore from Landlord, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any governmental authority) to be taken by Tenant in order to surrender the Premises (including any Alterations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any impact from the Tenant’s use or occupancy of the Premises including the presence of Hazardous Materials used, stored, generated or disposed of therein (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (a) all Hazardous Materials licenses and permits held by or on behalf of any Tenant with respect to the Premises, and (b) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and reasonable approval of Landlord’s environmental consultant.

Tenant will remove any personal property from the Building and the Premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or prior termination of the Term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, the entity or person remaining in possession immediately shall be deemed a tenant-at-sufferance, notwithstanding any acceptance of payments for rent or use and occupancy by or on behalf of Landlord. Whereas the parties hereby acknowledge that Landlord may need the Premises after the expiration or prior termination of the Term of this Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding-over cannot be determined as of the Effective Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all Yearly Rent, additional rent and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the Premises) for use and occupation of the Premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, a use and occupancy charge in the amount of two hundred percent (200%) of the Yearly Rent (on a daily basis) at the current rate payable under the terms of this Lease, but measured from the day on which Tenant’s hold-over commenced and terminating on the day on which

Tenant vacates and surrenders the Premises as required under this Lease (including the condition thereof). In addition, if such holding over continues for a period of more than thirty (30) days, Tenant shall save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all damages which Landlord may suffer on account of Tenant’s hold over, including, without limitation, consequential damages.

23 SUBORDINATION; GROUND LEASE

(a) BU Lease

. This Lease, and all rights of Tenant hereunder, are subject and subordinate in all respects to: (x) that certain Third Ground Lease dated October 20, 2016 between Trustees of Boston University (or its successors or assigns, “BU”), as landlord, and Lessor III, as tenant, and (y) that certain Fourth Ground Lease dated October 20, 2016 between BU, as landlord, and Lessor IV, as tenant, (collectively (x) and (y), as amended from time to time or consolidated as provided herein, the “BU Lease”). Landlord has advised Tenant, and Tenant acknowledges and agrees, that Landlord has the right, pursuant to the BU Lease, to consolidate the two (2) foregoing Ground Leases (described in (x) and (y) hereinabove) into one ground lease upon the same combined and consolidated terms and conditions set forth therein such that there would be one BU Lease provided that such consolidation shall have no impact on Tenant’s rights hereunder and Landlord shall take such further action, if any, as may be necessary or appropriate to vest in Tenant all of its rights and obligations hereunder in connection with such consolidated BU Lease (and no additional cost, expense or liability to Tenant). Tenant shall not, by any act or omission, cause Landlord to be in violation of or in default under the BU Lease, or do or permit, any act that is in violation of the BU Lease with respect to the Premises. Contemporaneously as of the Effective Date, Landlord shall deliver to Tenant a fully-executed agreement (“BU Non-Disturbance Agreement”) with respect to each BU Lease substantially in the form attached hereto as Exhibit 10; provided, however, that if Tenant requires BU Non-Disturbance Agreement in a form substantially different from the form attached hereto as Exhibit 10 and BU agrees to negotiate such a different form with such Tenant, then Tenant shall reimburse Landlord and BU, as additional rent, for all attorneys' fees and expenses incurred by Landlord and BU in connection with the preparation, review and negotiation of such a BU Non-Disturbance Agreement, regardless of whether nor not such a BU Non-Disturbance Agreement is finalized, which payment shall be due and payable to BU within thirty (30) days after invoice therefor to Tenant. Landlord hereby represents and warrants to Tenant that (i) Landlord has delivered to Tenant true, correct and complete copies of the BU Lease and that any portions of the BU Lease that has been redacted by Landlord does not contain provisions which could affect Tenant’s use and occupancy of the Premises for the Permitted Use nor increase any of Tenant’s obligations under this Lease nor reduce any of Tenant’s rights under this Lease, and (ii) the term of the BU Lease, without need to extend the term thereof, extends beyond the Term hereof, including and options to extend the Term. With respect to the BU Lease, so long as this Lease is in full force and effect:

(i) BU Lease Performance. Landlord, with respect to the obligations of BU under the BU Lease, shall use diligent, good faith efforts to cause BU to perform such obligations for the benefit of Tenant. Such diligent, good faith efforts shall include, without limitation: (i) upon Tenant’s written request, promptly notify BU of its nonperformance under the BU Lease and request that BU perform its obligations under the BU Lease and (ii) enforcing Landlord’s rights and remedies pursuant to the BU Lease.

(ii) No Material Amendment to BU Lease. Landlord covenants and agrees with Tenant that Landlord will not enter into any amendment, modification or other agreement to the BU Lease which adversely affects any material rights or obligations of Tenant under this Lease and will not exercise any termination or cancellation rights under the BU Lease with respect to the Premises without the prior written consent of Tenant (other than in connection with a casualty or condemnation). Notwithstanding the foregoing, Tenant acknowledges and agrees that if the BU Lease terminates pursuant to Section 12.2 (condemnation termination) or Section 12.3 (partial condemnation termination) thereunder, then the exercise or effecting of such right shall not constitute a default or breach hereunder.

(iii) Compliance with BU Lease. Landlord covenants and agrees with Tenant that Landlord shall perform all of its obligations under the BU Lease in all material respects with respect to the Premises (except to the extent Tenant assumes the obligations hereunder) and that Landlord will not voluntarily terminate, nor voluntarily cause the termination of, the BU Lease during the Term of this Lease, except for the exercise of any termination right expressly provided therein (e.g., condemnation).

(b) Subject to any mortgagee’s or ground lessor’s election as hereinafter provided for and the delivery of a Subordination, Non-Disturbance and Attornment Agreement (in the form attached hereto as Exhibit 8 as to the current mortgagee) as and to the extent provided herein, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises are a part, or any part of such real property, and/or Landlord’s interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided, however, that such mortgagee or ground lessor agrees to recognize Tenant and its rights under this Lease as provided herein. This Article 23 shall be self-operative and no further instrument or subordination shall be required to affirm the terms hereof, except as required herein. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided, in the form attached hereto as Exhibit 8 (as to the current mortgagee) or as may otherwise be required by any such mortgagee on such lender’s or ground lessor’s standard form, with such commercially reasonable revisions as such mortgagee or ground lessee and Tenant may agree. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord’s withholding its consent or approval.

(c) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

(d) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that:

(1) with respect to any successor arising from a ground lease, such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord; (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor’s consent where such consent is required by applicable ground lease; and

(2) with respect to any successor arising from a mortgage, such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease (except to the extent that (x) such act or omission relates to the maintenance or repair of the Premises and continues after said succession and (y) said successor received written notice of such act or omission and an opportunity to cure the same at least thirty (30) days prior to said succession); (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord (except to the extent that (x) such state of facts giving rise to the claim of offset or defense continues after said succession, (y) such offset or defense is expressly provided for in the Lease, and (z) said successor received written notice of such state of facts and an opportunity to cure the same at least thirty (30) days prior to said succession); (iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month (except to the extent that such amounts were received by said successor), made without such successor’s consent, provided that such successor’s consent shall not be required in connection with an amendment, termination or modification which confirms the exercise of a specific right or option in favor of Tenant pursuant to the express terms of this Lease (such as a renewal or termination right that conforms to the express terms of this Lease); and the foregoing shall not limit Tenant’s exercise of self-help and offset rights and remedies (if any) expressly set forth in this Lease, including, without limitation, those rights and remedies arising by reason of events, actions or omissions occurring or arising (A) after said succession or (B) before said succession if, with respect to such rights, said successor has been given written notice of and an opportunity to cure the same as provided, below.

Notwithstanding the foregoing, in the event of any conflict between this Subsection (d) and a non-disturbance agreement (or subordination and non-distrubance agreement) between Tenant and a ground lessor or mortgagee, the terms of such agreement shall control as to between the parties. In the event of such succession to the interest of Landlord – and notwithstanding that any such ground lease may pre-date this Lease –Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all Tenant’s obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the Term hereof to execute a suitable instrument in confirmation of Tenant’s agreement to attorn as aforesaid, subject to Landlord’s, mortgagee’s and ground lessor’s right to do so for, on behalf and in the name of Tenant under certain circumstances as hereinafter provided.

(e) The term “mortgage(s)” as used in this Lease shall include any mortgage or deed of trust. The term “mortgagee(s)” as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term “mortgagor(s)” as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

(f) Tenant’s failure to provide an instrument within ten (10) business days provided hereunder shall, at Landlord’s option, be considered a default under this Lease and, in addition, at Landlord’s option, Tenant shall be deemed to have conclusively appointed and delegate Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver same after a second (2nd) written request wherein any such second request includes in a reasonably large size font and in bold) that Tenant’s failure to respond to the request within five (5) days following receipt of this request will, at Landlord’s option result in such delegation and appointment for execution on Tenant’s behalf.

(f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord’s estate and interest in the real property of which the Premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord’s leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or (y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

(g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure; and with respect to any mortgagee said reasonable period of time shall be equal to the greater of (i) the notice period provided to Landlord under this Lease (which shall commence upon the later of (x) expiration of Landlord’s cure period under this Lease or (y) said mortgagee’s receipt of written notice of such default) or (ii) thirty (30) days after written notice of such default has been received by said mortgagee from Tenant, provided, however, if such default is not reasonably susceptible to cure by said mortgagee during such thirty (30) days period (including, in the event that said mortgagee shall not be able to exercise reasonable cure rights because it is no then the owner of the Property and/or has not yet had a receiver appointed for the Property), the said mortgagee shall have such additional time as shall be reasonably necessary to cure such default so long as said mortgagee has commenced attempting to cure such default during such initial 30-day period and is diligently undertaking to cure such default.

(h) In the event of any conflict between the terms of this Section 23 and the BU Non-Disturbance Agreement or this Section 23 and the Subordination, non-Disturbance and Attornment Agreement entered into pursuant to Section 23(b), the terms of the applicable agreement shall control over the terms of this Section 23.

24 QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed subject to the terms hereof (including any applicable Grace Period), Tenant shall quietly enjoy the Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25 ENTIRE AGREEMENT – WAIVER – SURRENDER

25.1 Entire Agreement.

This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25.2 Waiver by Landlord.

The failure of either party to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Yearly Rent, Additional Rent, or any other amounts or charges hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by the waiving party, except as may be expressly provided in this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

25.3 Surrender.

No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises unless authorized in writing by Landlord or in connection with a written termination authorized by Landlord. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.

26 INABILITY TO PERFORM - EXCULPATORY CLAUSE

(a) Except as expressly provided in Articles 4.2, 8.9, 18 and 20 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because of events of Force Majeure (as defined below), the application of the so-called “frustration of purpose”, “impossibility” or “impracticability” doctrine(s), or because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason thereof. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform within Landlord’s reasonable control. As used in this Lease, an event or events of “Force Majeure” shall include without limitation, strike, labor trouble, lockout or similar event; breakdown; accident; order, preemption, moratorium or regulation of or by any governmental authority; failure of supply or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish services; war or civil commotion or governmental regulations relating to same; epidemic, pandemic or other public health emergency or governmental regulations relating to same; other emergency, or other extraordinary conditions of supply and demand; extraordinary weather conditions; so-called acts of God; or any other cause beyond the party’s reasonable control.

(b) Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord’s agents or employees, or the assets of Landlord or of Landlord’s agents or employees, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building of which the Premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord’s agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord or Tenant or their respective agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages; provided the foregoing prohibition on damages shall not apply to a Tenant breach or violation of Section 29.11 (beyond any applicable Grace Period) or as expressly set forth in Article 22 hereof, in either which event the foregoing prohibition on damages shall not be applicable and Landlord shall have the right to seek and obtain same. Without limiting the foregoing, in no event shall either party or their respective agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, managers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of the other; provided the foregoing prohibition on damages shall not apply to a Tenant breach or violation of Section 29.11 (beyond any applicable Grace Period) or as expressly set forth in Article 22 hereof, in either which event the foregoing prohibition on damages shall not be applicable and Landlord shall have the right to seek and obtain same.

(c) Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure such default within thirty (30) days after Landlord receives such notice or such longer period of time as Landlord may reasonably require to cure such default. Except as otherwise expressly provided in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant's obligation to pay Yearly Rent, Additional Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any law to the contrary. Should Landlord not commence any required maintenance or repairs which are required to be made by Landlord to the Premises within thirty (30) days after receipt of Tenant’s notice therefor (or such longer period may be reasonably necessary to review, prepare and respond thereto in an appropriate manner) and thereafter diligently pursue such repairs to completion, Tenant, after not less than five (5) business days written notice to Landlord, may cause such repairs to the Premises provided same (i) do not cost in excess of $50,000.00, (ii) are performed in a first-class manner and do not void any bonds or warranties, (iii) do not adversely affect the Building’s exterior, roof, structural elements, or the mechanical, electrical, plumbing, life safety or other Building systems or the architectural features (including windows, exterior lighting or canopies or the locations or functionality of public entrances and access thereto) or use of the Building or Common Areas, or (iv) affect or impact any other tenant or occupant of the Building, and thereafter bill Landlord the excess cost, if any, incurred by Tenant that exceeds the amount that Landlord would have incurred had Landlord performed such repairs and billed same to Tenant as provided in this Lease (e.g., as part of Operating Costs) (with interest thereon at the Interest Rate from and after the due date), which bill will be accompanied by the itemized bill of the contractor(s) make such repair and Landlord shall pay the amounts due Tenant under this provision for any such work performed in the Premises as provided for herein within thirty (30) days after receipt of Tenant’s bill therefor (unless Landlord is in good faith contesting the amounts contained in such bill and has given Tenant notice of such good faith contest).

27 BILLS AND NOTICES

Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s address, shall be deemed to have been duly given when either delivered or served personally or sent via overnight mail (via nationally recognized courier) or mailed by first class mail postage paid certified or registered mail return receipt requested, addressed to Landlord at its address as stated in Exhibit 1 with a copy to (a) Related Beal, 177 Milk Street, Boston, Massachusetts 02109, ATTN: Kimberly Sherman Stamler, President, (b) c/o The Related Companies, 30 Hudson Yards, New York, NY 10001, ATTN: James Kraus, CFO, and (c) Sherin and Lodgen LLP, 101 Federal Street, Boston, Massachusetts 02110, ATTN: Robert M. Carney, with copies as required to Landlord’s Mortgagee and to BU, and to Tenant at the appropriate address for Tenant as stated in Exhibit 1, or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

All bills and statements for non-recurring reimbursement or other non-recurring payments or charges due from either party hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Yearly Rent, additional rent or other charges under this Lease (subject to the applicable Grace Periods), in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Yearly Rent, additional rent or other charges under this Lease.

28 PARTIES BOUND – SEIZING OF TITLE

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Land and/or Building, either or both, as the case may be) of which the Premises are a part, Landlord ceases to be the owner of the interest in the Premises, Landlord shall be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder on the part of Landlord accruing from and after the date of such sale, transfer or other disposition, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the party succeeding to Landlord’s ownership of said interest shall thereupon and thereafter assume in writing, and perform and observe, any and all of such covenants and obligations of Landlord.

29 MISCELLANEOUS

29.1 Severability.

If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

29.2 Captions, etc.

The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to “State” shall mean, where appropriate, the Commonwealth of Massachusetts.

29.3 Broker.

Landlord and Tenant represent and warrant to the other that it has not directly or indirectly dealt, with respect to the leasing of space in the Building or the Land with any broker or had its attention called to the Premises or other space to let in the Building, etc., by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Landlord and Tenant agrees to defend, exonerate and save harmless and indemnify the other party and anyone claiming by, through or under the other party against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building or the Land, provided that Landlord shall be solely responsible for the payment of brokerage commissions in accordance with the terms of a separate agreement to the broker, person or firm, if any, designated in Exhibit 1.

29.4 Modifications.

If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not decrease the rights or increase the obligations of Tenant hereunder or adversely affect (other than in a de minimis fashion, if at all) the leasehold interest hereby created.

29.5 Reserved.

29.6 Governing Law.

This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

29.7 Assignment of Rents.

With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

(a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of Landlord hereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such mortgagee’s mortgage or deed of trust or termination of such ground lessor’s ground lease and the taking of possession of the Premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

29.8 Representation of Authority.

By his/her execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that s/he is duly authorized to execute this Lease on behalf of such party. Tenant hereby acknowledges that the signatory whose name appears below on behalf of Tenant is authorized for the purpose of executing this Lease for and on behalf of Tenant. Landlord hereby acknowledges that the signatories whose names appear below on behalf of Landlord are authorized for the purpose of executing this Lease for and on behalf of Landlord.

29.9 Expenses Incurred by Landlord Upon Tenant Requests.

Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises, requests by Tenant to sublet the Premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord’s interest in Tenant’s property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

29.10 Survival.

Without limiting any other obligation of Landlord or Tenant which may survive the expiration or prior termination of the Term of this Lease, all obligations on the part of Landlord or Tenant to indemnify, defend, or hold the other harmless, as set forth in this Lease (including, without limitation, obligations under Articles 13(d), 15.3, 29.3 and 29.11) shall survive the expiration or prior termination of the Term of this Lease.

29.11 Hazardous Materials.

Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Material (as defined below) in or on the Premises, the Building, the Land and/or the Project.

(a) Tenant, at its sole cost and expense, shall comply with all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters (collectively, “Environmental Laws”), including, but not limited to, any discharge into the air, surface, water, sewers, soil or groundwater of any Hazardous Material (as defined in Article 29.11(c)), whether within or outside the Premises within the Building or on the Land. Tenant shall comply with all terms, conditions and guidelines contained in Tenant’s Massachusetts Water Resources Authority (“MWRA”) permit and agrees to acknowledge such agreement to so comply in writing upon request of Landlord and shall provide Landlord (and any applicable governmental authority) with a detailed description and guidelines of laboratory operating conditions pursuant to the MWRA permit. Notwithstanding the foregoing, nothing contained in this Lease requires, or shall be construed to require, Tenant to incur any liability related to or arising from environmental conditions (i) for which the Landlord is responsible pursuant to the terms of this Lease, or (ii) which existed within the Premises, the Building or the Land prior to the date Tenant takes possession of the Premises, or enters into the Premises, if earlier; provided, however, that if any such environmental condition was exacerbated by Tenant (or Tenant’s contractors, subcontractors, agents, subtenants, assigns, etc.), the cost (and any delays resulting therefrom) of the liability therefor and any such removal or remediation shall be equitably borne by Landlord and Tenant based upon the degree to which Tenant’s (or such other Tenant parties’) actions have increased the cost of such removal or remediation. Tenant shall comply with all applicable Legal Requirements and Environmental Laws (including applicable zoning and building code requirements and Landlord’s reasonable quantity limitations to provide for multiple tenant use and compliance applicable to the Building area and/or the so-called “control area” therein) pertaining to the transportation, storage, use or disposal of such Hazardous Materials. Tenant is required to adhere to and comply with the allowable quantities of Hazardous Materials that are allocated to them by the Landlord’s flammable matrix, from time to time (the current version of which is attached hereto as Exhibit 13-A). Prior to bringing any Hazardous Materials onto the Premises, Building or Land, Tenant shall obtain Landlord’s prior written approval (which express approval may be by email) of a list of proposed Hazardous Materials and quantities, which approval shall not be unreasonably withheld, conditioned or delayed (as to Hazardous Materials and quantities which fall within said flammable matrix), and Tenant shall thereafter obtain Landlord’s prior written approval (which express approval may be by email) of any new Hazardous Materials or Hazardous Materials in excess of the quantities previously approved.

(b) Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or otherwise in the Building or on the Land by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, except for Hazardous Materials which are typically used in the operation of offices or laboratories, including the Permitted Use as stated in Exhibit 1, provided that such materials are stored, used and disposed of in strict compliance with all applicable Environmental Laws and with generally accepted scientific and medical practice and protocols, and the terms and conditions of this Lease. Within five (5) days of Landlord’s request, Tenant shall provide Landlord with a list of all Hazardous Materials, including quantities used and such other information as Landlord may reasonably request, used by Tenant in the Premises or otherwise in the Building. Notwithstanding the foregoing, with respect to any of Tenant's Hazardous Material which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws and generally accepted scientific and medical practice and protocols Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Premises, the Building or the Land until Tenant has demonstrated, to Landlord's reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material.

(c) As used herein, the term “Hazardous Material”" means any hazardous or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Laws, specifically including live organisms, viruses and fungi, Medical Waste, and so-called “biohazard” materials. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), (iv) defined as "hazardous substance" or "oil" under Chapter 21E of the General Laws of Massachusetts, or (v) a so-called “biohazard” or Medical Waste, or is contaminated with blood or other bodily fluids; and "Environmental Laws" include, without limitation, the laws listed in the preceding clauses (i) through (iv). The term “Medical Waste” shall mean the types of medical waste described in any federal, state or local laws, rules and regulations and any similar type of waste. Tenant shall not cause or permit any Medical Waste to be brought, kept or used in or about the Premises or the Project by Tenant, its employees, agents, contractors or invitees except in strict compliance with all applicable Environmental Laws and with generally accepted scientific and medical practice and protocols. Tenant shall comply with all applicable and appropriate laboratory biosafety level criteria, requirements and recommendations including specific “BSL” limitations, standards, practices, safety equipment and facility requirements for the applicable BSL level pursuant to the Centers for Disease Control and otherwise consistent with generally accepted scientific and medical practice and protocols (and in no event shall Tenant’s use or occupancy involve activities that would qualify or be characterized or categorized as BSL 3 or BSL 4. Information can be found at: https://www.cdc.gov/biosafety/publications/bmbl5/bmbl5_sect_iv.pdf.

(d) Any increase in the premium for necessary insurance on the Premises, the Building or the Land which arises solely from Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any federal, state or local government agency with jurisdiction.

(e) Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization system, and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been exposed to any Hazardous Material, and shall otherwise clean the Premises (to the point of ceiling penetration) so as to permit the report hereinafter called for by this Section 29.11(e) to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord and Landlord’s designees (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or certified industrial hygienist that, in either case, is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s or industrial hygienist’s inspection of the Premises and shall show: that the Hazardous Materials, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the interior surfaces of the Premises (including but not limited to floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in and/or exclusively serving the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials; and that the Premises may be reoccupied for office, research or laboratory use, demolished or renovated without taking any special precautions for Hazardous Materials, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials and without incurring regulatory requirements or giving notice in connection with Hazardous Materials. Further, for purposes of this Section: “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-Hazardous Materials. The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results, if any. In addition, to the extent Tenant (or any party taking by or through Tenant) used, stored, generated or disposed of any radioactive or radiological substances on or about the Premises, such decommissioning shall also be conducted in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health for the control of radiation, and cause the Premises to be released for unrestricted use by the Radiation Control Program of the Massachusetts Department of Public Health for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that such portion contains Hazardous Materials or is otherwise in violation of any Environmental Laws. If Tenant fails to perform its obligations under this Section, without limiting any other right or remedy, Landlord may, on not less than five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses reasonably incurred together with an administrative charge of 5% of the cost thereof. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

(f) Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

(g) Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or governmental authority at any time to take remedial action (other than routine remediation in the normal course of operations or lease termination in accordance with all applicable Legal Requirements) in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority).

(h) Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises, the Building or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 29.11 (without regard to any applicable notice or cure periods).

(i) Within ten (10) days following Landlord’s written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, use, generation or disposal of Hazardous Materials at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its Hazardous Materials, including a copy of any contract with said person or entity, (b) all relevant information relating to such materials (e.g., a list of each type of Hazardous Materials used, stored, generated or disposed of by Tenant at the Premises and a description of how Tenant disposes of said Hazardous Materials, a copy of its most current materials list and applicable quantities thereof, applicable material safety data sheets (MSDS) and safety data sheets (SDS) and transportation and removal manifests), (c) a copy of any laws, rules or regulations in Tenant’s possession relating to the disposal of the Hazardous Materials generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to use, generate or dispose of Hazardous Materials, including any MWRA permits and approvals. Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any Hazardous Materials in or about the Premises, the Building, the Land or the Project. Tenant shall furnish Landlord with a copy of any Material Safety Data Sheets (“MSDS”), and any updates thereto or any list of substances listed on the so-called Massachusetts Substance List, established pursuant to M.G.L. c. 111F, which Tenant or any subtenant, occupant, contractor, or agent of Tenant is required to prepare, file or maintain pursuant to said chapter for any substances. If said MSDS or lists should be changed or updated during the Term of this Lease, Tenant shall promptly furnish a copy of such updated or changed MSDS or lists to Landlord.

(j) To the maximum extent this agreement maybe made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Articles 15 and 19, Tenant hereby covenants and agrees to indemnify, defend and hold Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) harmless from any and all liabilities, losses, costs, damages, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorney’s fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Materials), insurance policy deductibles and other expenses (collectively “Losses”) arising out of or related to an “Indemnified Matter” (as defined below). For purposes of this Section 29.11(j), an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Losses if the liability or Losses arise out of or involve, directly or indirectly, (i) the presence of any Hazardous Material on or about the Premises (or the Project) in violation of Environmental Laws or this Section 29.11, the presence of which is caused or permitted by Tenant or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”), (ii) Tenant Parties’ use or occupancy of the Premises, the Building or the Project in violation of Environmental Laws or this Section 29.11, (iii) Tenant’s failure to perform any of its obligations under this Section 29.11 or any other provision relating to Hazardous Materials, (iv) the existence, use or disposal of any Hazardous Materials brought on to the Building, the Land and/or the Project by a Tenant Party in violation of Environmental Laws or this Section 29.11, or (v) any other matters for which Tenant has agreed to indemnify Landlord or any Indemnified Party pursuant to any other provision of this Lease relating to Hazardous Materials. Tenant’s obligations hereunder shall include, but shall not be limited to compensating the Indemnified Parties for Losses arising out of Indemnified Matters within ten (10) days after written demand from an Indemnified Party and providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. This indemnification of the Indemnified Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises, the Building, the Land and/or the Project based upon the circumstances identified herein. Without limiting the foregoing, if the presence of any Hazardous Material in the Building or otherwise in, on, at or under the Land or Project caused or permitted by Tenant or its agents, contractors, or employees results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to a condition which complies with all Environmental Laws; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions, in Landlord’s reasonable discretion, would not potentially have any materially adverse long-term or short-term effect on the Premises, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws. If Tenant is obligated to compensate an Indemnified Party for Losses arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon ten (10) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant’s premises or to any other part of the Building or the Project to be repaired and to compensate other tenants of the Building or the Project or other persons or entities for Losses arising out of an Indemnified Matter. The Indemnified Parties need not first pay any Losses to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable law.

(k) Landlord warrants and represents to Tenant as of the Effective Date, that Landlord has not received any written notice of any Hazardous Material in or on the Premises, the Building or the Land that is in violation of, or which requires remediation under, any Environmental Laws (that, if applicable, remains uncured). If Hazardous Materials (x) were present on or about the Building or Land in violation of, or requiring remediation under, applicable Environmental Laws in force, effect and applicability as of the Term Commencement Date, (y) are discovered in the Building in violation of, or requiring remediation under, Environmental Laws then in force, effect and applicable during the course of completing Landlord’s Work, or (z) are introduced to the Building or Land by Landlord during the Term, were considered to be Hazardous Materials pursuant to Environmental Laws in force, effect and applicable at the time of introduction, and which are later at the Building in violation of, or requiring remediation under, Environmental Law, then in any such event ((x)-(z)), if such Hazardous Materials were not brought into the Building by or on behalf of Tenant (e.g., by Tenant’ s contractors, subcontractors, agents, subtenants, assigns, etc.), then Landlord shall remove or remediate such Hazardous Materials as and to the extent required by, and in accordance with, applicable Environmental Laws, at no cost to Tenant, either directly or indirectly by inclusion of such costs as Operating Costs (as defined below) under this Lease; provided, however, that if any such Hazardous Materials were not brought to the Building by or on behalf of Tenant (e.g., by Tenant’ s contractors, subcontractors, agents, subtenants, assigns, etc.), but its condition was exacerbated by Tenant (or Tenant’ s contractors, subcontractors, agents, subtenants, assigns, etc.), the cost (and any delays resulting therefrom) of such removal or remediation shall be equitably borne by Landlord and Tenant based upon the degree to which Tenant’s (or such other Tenant parties’ ) actions have increased the cost of such removal or remediation. Notwithstanding the foregoing, the Tenant hereby acknowledges (i) the existing lead paint on structural steel and (ii) that the exterior window caulking, may contain controlled substances and hereby agrees Landlord shall not be required to remove or remediate the same, provided Landlord shall encapsulate the lead paint by spray fireproofing as part of Landlord’s Work in accordance with applicable Environmental Laws and further provided that any such encapsulation shall be performed at no cost to Tenant, either directly or indirectly by inclusion of such costs as Operating Costs (as defined below) under this Lease.

(l) The provisions of this Section 29.11 shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

29.12 Patriot Act.

Tenant represents and warrants to Landlord that:

(a) Tenant is not in violation of any Anti-Terrorism Law;

(b) Tenant is not, as of the date hereof:

(i) conducting any business or engaging in any transaction or dealing with any Prohibited Person (as hereinafter defined), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

(ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(c) Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them. As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time. "Prohibited Person" is defined as (a) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (b) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time.

29.13 Letter of Credit

(a) In order to secure Tenant’s obligations to Landlord under this Lease, Tenant shall deliver to Landlord, on the date that Tenant executes and delivers the Lease to Landlord, an Irrevocable Standby Letter of Credit (“Letter of Credit”) which shall be (a) in the form attached hereto as Exhibit 9 (or a materially similar form reasonably acceptable to the issuing bank and Landlord), (b) issued by a bank reasonably acceptable to Landlord, upon which presentment may be made in Boston, Massachusetts, (c) in an amount equal to the Letter of Credit Amount (as set forth on Exhibit 1) and subject to reductions as set forth herein, and (d) for the period specified below, subject to extension in accordance with the terms of the Letter of Credit and as set forth herein. In the event of a change of circumstance relating to the bank issuing the Letter of Credit, or if Landlord otherwise in good faith believes that the financial condition of the issuing bank has been degraded, Landlord reserves the right to require Tenant to replace the Letter of Credit from time to time with a similar letter of credit issued by another bank satisfactory to Landlord. Tenant shall, on or before that date which is thirty (30) days prior to the expiration of the term of such Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing conditions (“Substitute Letter of Credit”) in lieu of the Letter of Credit then being held by Landlord unless such Letter of Credit expressly provides for automatic renewals as required herein. Such Letter of Credit shall be automatically renewable provided that if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto, Tenant shall be required to deliver a Substitute Letter of Credit satisfying the conditions hereof, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect throughout Term of this Lease, including any extensions thereof, or in the event that Tenant remains in possession of the Premises following the expiration of the Term, or if Tenant has obligations hereunder to Landlord that remain unsatisfied following the expiration of the Term (as may be extended), and for one hundred twenty (120) days after the latest to occur of the foregoing (i.e., the expiration of the Term (as may be extended), the date on which Tenant vacates and yields up the Premises, etc.). If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a security deposit pursuant to the terms of this Article 29.13.

(b) The Letter of Credit (Substitute Letter of Credit or Additional Letter of Credit, as defined herein, as the case may be) shall be held to ensure the full and timely performance of all of Tenant’s obligations under this Lease and may be drawn upon by Landlord and applied from time to time against any outstanding obligations of Tenant hereunder without notice or demand including, but not limited to, (a) any amount necessary to cure any default hereunder or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s liability on account thereof. In the event of any such draw by the Landlord, Tenant shall, within fifteen (15) business days of written demand therefor, either deliver to Landlord an endorsement of the issuer of the Letter of Credit reasonably satisfactory to Landlord reinstating the credit for the portion thereof used by Landlord an additional Letter of Credit satisfying the foregoing conditions (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under the Lease, or a rejection of the Lease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Lease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. In addition to whatever other rights and remedies it may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all monetary damages imposed on Landlord as a result of any such breach.) Tenant reserves the right to contest with Landlord (as opposed to the issuing bank), whether Landlord property drew down on said Letter of Credit (but only following the completion of any draw on the Letter of Credit, and any such contest cannot seek to prevent future draws thereon). In the event of a wrongful draw by Landlord, Tenant acknowledges that the only effect would be for the parties to be required to cooperate (at Landlord’s expense) to allow Tenant to post a replacement the Letter of Credit simultaneously with the return to Tenant of the wrongfully drawn sums, and for Landlord to, upon request, confirm in writing to the issuing bank that Landlord’s draw was erroneous.

(c) Upon request of Landlord or any purchaser or mortgagee of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Building or mortgagee, as the case may be.

(d) To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, or Additional Letter of Credit (collectively “Collateral”) held by the Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Lease as of the Expiration Date or Termination Date, as applicable, of the Lease, Landlord shall return such Collateral to Tenant on the termination of the Term of this Lease.

(e) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

(f) Notwithstanding the foregoing, Tenant may make written request to Landlord (i) one (1) time on or after the first (1st) day of the fifth (5th) Lease Year to reduce the Letter of Credit Amount to $3,835,772.20, and (ii) one (1) time on or after the first (1st) day of the seventh (7th) Lease Year reduce the Letter of Credit Amount to $3,068,617.76. Provided that, as of the date of the applicable Tenant request: (i) this Lease is in full force and effect, (ii) Tenant has not been in default of any of its obligations under this Lease (beyond any applicable Grace Period), and (iii) Tenant is, as of such date, not in default of its obligation under the Lease, Landlord shall approve Tenant’s request. If there is no reduction based upon Tenant’s failure to satisfy the condition set forth in clause (iii), above, Tenant may make a second (2nd) request for reduction at such time as Tenant cures such default, so long as the default is cured within the applicable Grace Period, this Lease is then in full force and effect, and Tenant is otherwise then in full compliance with its obligations under this Lease. Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount in exchange for the existing Letter of Credit(s) which Landlord is then holding, or by an amendment to the existing Letter of Credit(s) then held by Landlord, in either case in form and substance reasonably acceptable to Landlord, which is accepted by Landlord in writing.

29.14 Parking.

Commencing as of the Term Commencement Date and continuing thereafter throughout the Term of this Lease (as same may be extended), so long as this Lease is in full force and effect, Tenant shall have the right to license the number of unassigned parking spaces set forth in Exhibit 1, above, subject to change based on the rentable area of the Premises, from time to time, and as otherwise provided herein, in the Parking Facility serving the Building (as designated by Landlord, from time to time), and while such quantity of parking spaces shall be available to Tenant as aforesaid (which availability may be based on a valet, self-park or combination, from time to time, individual spaces shall not be assigned, to which Tenant will have controlled access twenty-four (24) hours per day, seven (7) days per week. The rent for each parking space shall be payable, as Additional Rent, monthly on the first (1st) day of each calendar month during the Term, without any set-off or deduction whatsoever (except as otherwise expressly set forth in this Lease). Parking rental rates shall be at the then current prevailing rate, and shall be subject to changes equal to the prevailing market rate, as established by Landlord from time to time. Tenant may be required to execute Landlord’s standard parking license agreement, as modified from time to time, and to comply with reasonable rules and regulations relating to the use of the parking spaces and the Parking Facility as promulgated and provided to Tenant from time to time. Tenant’s rights hereunder are for Tenant and its current employees and invitees only and are not provided or to be used for profit or re-letting. Landlord reserves the right, from time to time, to change, alter, repair, replace or relocate the parking, or Tenant’s parking spaces therein, serving the Building from time to time, which may include areas and facilities located on or off the Land (as provided below), or their operation from time to time, and to temporarily close portions thereof for maintenance and repairs as necessary; provided, however, Landlord shall use commercially reasonable efforts to ensure that the number of parking spaces set forth above shall be generally maintained on the Land (or within 1/4 of a mile of the Land) and that there be no unreasonable obstruction thereto. Neither Landlord nor any parking operator of the Parking Facility will have any responsibility for loss or damage due to fire or theft or otherwise to any automobile (or to any personal property therein) parked in the Parking Facility. In the event that Tenant fails for any reason to timely pay the rent herein provided with respect to any parking space, Landlord shall have the same rights against Tenant as Landlord has with respect to the timely payment of Yearly Rent hereunder and Landlord shall, without limitation of any other rights or remedies of Landlord hereunder or at law or equity, be free to lease such space to any other party, or person whatsoever and thereafter Tenant shall have no further rights hereunder with respect to such parking spaces or any other parking spaces on the property until such time as Tenant cures such default and Landlord continues to have parking spaces available. Tenant shall have the right to reduce the number of parking spaces available to Tenant hereunder, or upon such reduction thereafter increase the number of parking spaces available to Tenant hereunder (up to the maximum number of parking spaces set forth in Exhibit 1), and such reduction or increase shall be effective upon not less than forty-five (45) days written notice to Landlord (or at Landlord’s option the first (1st day of the month after such 45-day period). In the event Tenant reduces the number of parking spaces hereunder, Landlord shall be free to lease such parking spaces in its sole discretion, subject to Tenant’s rights to increase its use of spaces as set forth herein. In addition, Tenant shall have the right to work and coordinate with Landlord or the parking operator, as the case may be, to obtain on a month-to-month basis additional unassigned parking spaces subject to availability, from time to time, and the rights of other parties having parking rights in the Parking Facility from time to time, and the right to use parking spaces on a daily basis as and if made available from time to time by Landlord or the parking operator, as the case may be. Tenant shall have no right to sublet, assign, or otherwise transfer said parking passes except in connection with an assignment of this Lease or sublease of the Premises which is permitted pursuant to the provisions of this Lease. If requested by Tenant from time to time, Landlord agrees to reasonably assist Tenant in obtaining additional parking spaces in garages operated by third parties in the vicinity of the Building, at no cost or liability to Landlord.

29.15 Right of First Offer To Lease Certain Space.

(a) Provided that (i) the original named Tenant, itself, or a Permitted Transferee, is leasing and occupying (which for purposes hereof shall not take into account the impact of periods of Force Majeure, remodeling, repair or restoration) all or at least sixty-five percent (65%) of the Premises initially demised hereunder to Tenant (which term ‘Premises’ shall be deemed to include Premises B, regardless that the same shall not be demised on the Term Commencement Date), (ii) Tenant is not then in default of its obligations under the Lease (beyond any applicable Grace Period), and (iii) this Lease is in full force and effect, Tenant shall have the one-time right of first offer to lease any non-retail space on any full floor of the Building that is immediately and vertically adjacent to the Premises, which space becomes “available for occupancy” (any such space referred to herein as “Available Space”) during the Term, subject to and in accordance with the terms and conditions set forth in this Section 29.15. If at any time from and after the Term Commencement Date and prior to the expiration or earlier termination of the Term any Available Space becomes “available for occupancy”, Landlord shall notify Tenant thereof in writing (“Landlord’s Available Space Notice”), which notice shall include the anticipated estimated date upon which such Available Space may be delivered to Tenant along with a floor plan showing the approximate rentable square footage thereof. Tenant shall have the right to lease all such Available Space described in Landlord’s Available Space Notice (but not a portion thereof) only by giving written notice to Landlord within fourteen (14) business days after Tenant receives Landlord’s Available Space Notice, time being of the essence, and Tenant may only exercise such right if there are at least five (5) full Lease Years remaining on the Term from and after the anticipated delivery date of the Available Space (provided that if there are less than five (5) full Lease Years remaining, Tenant may satisfy this requirement by simultaneously exercising any right which Tenant may then have to extend the Term so that there are at least five (5) full Lease Years remaining). If Tenant so elects to lease the applicable Available Space, such Available Space shall be and become part of the Premises hereunder upon the delivery of such Available Space to Tenant and shall be leased upon the same terms and conditions contained in this Lease, except that: (x) the Yearly Rent for such space shall be equal to the Fair Market Rental Value therefor determined in accordance with Section 29.17, below (made applicable hereto by such changes and modifications as are required given the application hereof, mutatis mutandis), and (y) it is understood and agreed that the applicable Available Space shall be leased by Tenant in its then “as-is”, “where-is” condition, without warranty or representation by Landlord and Landlord shall have no obligation to complete any work to prepare the applicable Available Space for Tenant’s use and occupancy or provide any allowance or contribution therefor. Following such election by Tenant, and effective as of the delivery of the applicable Available Space and for the balance of the Term and any extension thereof: (i) the “Premises”, as used in this Lease, shall include the applicable Available Space; (ii) the rentable square footage of the Premises shall be increased to include the rentable square footage of the applicable Available Space (and any Additional Rent, charges and expenses due under this Lease shall be re-calculated to reflect the inclusion of the Available Space); and (iii) the Yearly Rent shall equal the sum of the then current Yearly Rent provided for in this Lease plus the Yearly Rent for the applicable Available Space as determined above. To confirm the inclusion of the applicable Available Space as set forth above, Landlord shall prepare, and Tenant and Landlord shall promptly execute and deliver, an amendment to this Lease reflecting the foregoing terms and incorporation of the applicable Available Space. For the purposes hereof, space shall be deemed “available for occupancy” (A) only when and after the first (1st) lease (including any extension periods) has expired or is due to expire within twelve (12) months, and/or, Landlord has elected not to renew the lease of the present tenant (including, at Landlord’s discretion, beyond the existing terms and conditions of such lease), any prior options, rights or rights to lease with respect to such Available Space have expired or been waived, and Landlord is free to lease such space to third parties without restriction, or (B) Landlord anticipates entering into a surrender agreement with the present tenant, any prior third party options, rights or rights to lease with respect to such Available Space have expired or been waived, and upon the execution of such surrender agreement Landlord will be free to lease such space to third parties without restriction. For clarity, Tenant understands that all vacant space in the Building as of the date hereof is not “available for occupancy” and will only become “available for occupancy” from and after such space has been leased and such lease term has expired and is not be extended with the tenant or occupant thereunder (including at Landlord’s discretion beyond the existing terms and conditions of such lease) and Tenant’s rights hereunder are subject to any extension rights, expansion rights, options to lease or any rights of first negotiation, first offer or first refusal to lease granted to the tenants of such space and Landlord’s right to extend such leases with such tenants. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE RIGHT OF FIRST OFFER PROVIDED HEREIN IS NOT INTENDED AS, NOR SHALL THE SAME BE INTERPRETED OR CONSTRUED TO BE, A RIGHT OF FIRST REFUSAL.

(b) If Tenant fails to timely exercise, or waives, any of its rights hereunder, the right(s) granted hereunder as to any applicable Available Space shall be deemed waived for all purposes as to such Available Space, and Landlord may lease the applicable Available Space to any party and upon any terms free of any rights of Tenant. Tenant, following such waiver and within fourteen (14) business days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the waiver of such right, and Tenant’s failure thereafter to so execute and deliver such certification upon receipt of an additional notice from Landlord (which notice shall specify the terms hereof) and six (6) business days to cure shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.

29.16 Tenant’s Option to Extend the Term of this Lease.

(a) On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default of its covenants and obligations under the Lease (beyond any applicable Grace Period), and that the original named Tenant, itself, or a Permitted Transferee, is leasing and occupying (which for purposes hereof shall not take into account the impact of periods of Force Majeure, remodeling, repair or restoration) all or substantially all of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the hereinafter described additional term, Tenant shall have the option (the “Option”) to extend the Term of this Lease for two (2) additional consecutive five (5) Lease Year terms (each, as applicable, the “Option Term”), with each such Option Term commencing, if exercised as provided herein, as of the expiration of the then current Term. Tenant may exercise such Option to extend by giving Landlord written notice on or before twelve (12) months prior to the expiration of the then current Term. Upon the timely giving of such notice, the Term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term of this Lease, time being of the essence of this Article 29.16. If Tenant fails to timely exercise, or waives, any of its rights hereunder, the right(s) granted hereunder as to any applicable Available Space shall be deemed waived for all purposes as to such Available Space, and Landlord may lease the applicable Available Space to any party and upon any terms free of any rights of Tenant. Tenant, following such waiver and within seven (7) business days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the waiver of such right, and Tenant’s failure thereafter to so execute and deliver such certification upon receipt of an additional notice from Landlord (which notice shall specify the terms hereof) and three (3) business days to cure shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.

(b) The Yearly Rent during the additional term shall be based upon the Fair Market Rental Value, as defined in Article 29.17, as of the commencement of the additional term, of the Premises then demised to Tenant.

(c) Tenant shall have no further option to extend the Term of this Lease other than the Option Terms expressly provided on the terms and conditions herein provided.

(d) Notwithstanding the fact that, upon Tenant's exercise of the herein option to extend the Term of this Lease, such extension shall be self-executing, as aforesaid, at Landlord’s request the parties shall promptly execute a lease amendment reflecting such additional term after Tenant exercises the herein option, except that the Yearly Rent payable in respect of such additional term may not be set forth in said amendment. Subsequently, after such Yearly Rent is determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant's exercise of its rights under this Article 29.16, unless otherwise specifically provided in such lease amendment.

29.17 Definition of Fair Market Rental Value.

(a) “Fair Market Rental Value” shall be computed as of the date in question at the then current Yearly Rent, including provisions for subsequent increases and other adjustments for renewal of leases then currently being negotiated, or executed in comparable space located in the Building, or if no such renewal of leases are then currently being negotiated or executed in the Building, the Fair Market Rental Value shall be determined by reference to lease renewals then currently being negotiated or executed for comparable space located elsewhere in first-class office/life science/retail/restaurant buildings located in Boston, Massachusetts. In determining Fair Market Rental Value, all relevant factors shall be taken into account and given effect, including, without limitation: size, location and condition of applicable premises, lease term, including renewal options, tenant’s obligations with respect to operating expenses and taxes, tenant improvement allowances, condition of building, and services and amenities provided by the Landlord.

(b) Dispute as to Fair Market Rental Value. Landlord shall initially designate Fair Market Rental Value at least one hundred twenty (120) days prior to the applicable Option Term or Available Space delivery date (unless such delivery of such Available Space is likely to occur prior to 120 days) and Landlord shall furnish data in support of such designation. If Tenant disagrees with Landlord’s designation of a Fair Market Rental Value, Tenant shall notify Landlord, by written notice given within thirty (30) days after Tenant has been notified of Landlord's designation, of its disagreement whereupon the parties shall negotiate in good faith to arrive at a mutually agreeable Fair Market Rental Value. If the parties are unable to agree within thirty (30) days after Tenant’s notice to Landlord, the parties shall submit such Fair Market Rental Value to arbitration as follows:

Landlord and Tenant each shall, within thirty (30) days thereafter, appoint an independent appraiser or a real estate professional, either of which must have at least ten (10) years of experience working in the Boston market, with working knowledge of current rental rates and practices (referred to hereafter as “appraiser’), who shall be instructed to determine independently the Fair Market Rental Value. If the difference between the amounts so determined by such appraisers does not exceed five percent (5%) of the lesser of such amounts, then the Fair Market Rental Value shall be an amount equal to fifty percent (50%) of the total of the amounts so determined. If the difference between the amounts so determined shall exceed five percent (5%) of the lesser of such amounts, then such two (2) appraisers shall have ten (10) days thereafter to appoint a third appraiser, but if such appraisers fail to do so within such ten (10) day period, then either Landlord or Tenant may request the Greater Boston Real Estate Board or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both Landlord and Tenant shall be bound by any appointment so made within such ten (10) day period. If no such appraiser shall have been appointed within such ten (10) days either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the Greater Boston Real Estate Board or by such court shall be instructed to determine the Fair Market Rental Value in accordance with the definition of such term contained herein and within twenty (20) days after its appointment. If the third appraisal shall exceed the higher of the first two appraisals, the Fair Market Rental Value shall be the higher of the first two appraisals; if the third appraisal is less than the lower of the first two appraisals, the Fair Market Rental Value shall be the lower of the first two appraisals. In all other cases, the Fair Market Rental Value shall be equal to the third appraisal. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the thirty (30) day period specified above (such party being referred to herein as the

“failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice. If the failing party shall not respond by appointment of its appraiser within said ten day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord. Each party shall pay for the fees and expenses of the appraiser appointed by it, but the fees and expenses of the third appraiser shall be shared equally by the parties. All appraisers appointed hereunder shall be MAI appraisers, so‑called, knowledgeable in the field of commercial real estate and experienced in the Boston market. The foregoing determination shall be conclusive, final and binding on the parties and enforceable in any court having jurisdiction over the parties. If the parties are unable to agree on the Fair Market Rental Value (or the arbitration procedure set forth above has not concluded) resolved before the commencement of Tenant's obligation to pay rent based upon such Fair Market Rental Value, Tenant shall make monthly payments on account of Yearly Rent (in addition to all additional rent and other payments hereunder) in the amount of Landlord’s initial designation of the Fair Market Rental Value, until either the agreement of the parties as to the Fair Market Rental Value, or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

29.18 Attorneys’ Fees

In the event of any litigation between the parties, the prevailing party shall be entitled to all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable law.

29.19 Massachusetts Bay Transportation Authority Facilities and Uses

Tenant (“Transferee”) is aware that the Premises leased to Transferee is located directly above and/or abuts and/or is located in proximity to Massachusetts Bay Transportation Authority (“MBTA”) subway, trolley and bus operations, and other MBTA facilities which are used in connection with MBTA's rapid transit service (“MBTA Facilities and Uses”), and that the MBTA Facilities and Uses and other uses by or on behalf of the MBTA may, directly or indirectly, subject the Transferee or the Premises to noise, odor, vibrations, electromagnetic fields, particles, pollution and fumes (collectively, the “Public Transit Impacts”). Transferee acknowledges and agrees that Transferee is taking possession of the Premises subject to and taking into consideration such MBTA Facilities and Uses and the Public Transit Impacts. Furthermore, Transferee, for itself, its affiliates, successors and assigns, including, without limitation any tenants, subtenants, licensees occupants or purchasers of all or any portion of the Premises agrees that Tenant will: (a) not sue (and will not encourage: or assist others to sue) or commence any action, claim, counterclaim or cross-claim, or otherwise seek affirmative relief against Landlord arising out of any Public Transit Impacts or any MBTA Facilities and Uses; and (b) and hereby does release Landlord from any claim, demand, lawsuit or cause of action in law or equity arising out of any of or related to any Public Transit Impacts or any MBTA Facilities and Uses.

29.20 Waiver of Jury Trial

LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

29.21 Counterparts and Execution

This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a Portable Document Format (PDF) (or similar electronic counterpart including DocuSign) copy of the signed counterpart of this Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or PDF (or similar electronic counterpart) copy of the signed counterpart of this Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request. In addition, this Lease, any other document necessary for the consummation of the transaction contemplated by this Lease may be accepted, executed or agreed to through the use of DocuSign or other means of electronic signature acceptable to Landlord and Tenant and in accordance with the Electronic Signatures in Global and National Commerce Act (“E-Sign Act”), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (“UETA”) and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on each party as if it were physically executed.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Effective Date.

LANDLORD: RREF II Kenmore Lessor III LLC a Delaware limited liability company By: /s/ Patrick Sweeney	TENANT: GRITSTONE BIO, INC., a Delaware corporation By: /s/ Andrew Allen
Name: Patrick Sweeney Title: Authorized Signatory	Name: Andrew Allen Title: CEO Hereunto Duly Authorized

RREF II Kenmore Lessor IV LLC a Delaware limited liability company By: /s/ Patrick Sweeney
Name: Patrick Sweeney Title: Authorized Signatory

EXHIBIT 2

LEASE PLAN

Note: The below plans are included for the sole purpose of identifying the location of the Premises and may not depict the current or delivery condition of the Premises. Any furniture and equipment shown thereon is for illustrative purposes only and is not part of Landlord’s Work or the delivery of the Premises unless expressly provided in this Lease.

FLOOR PLAN - LEVEL 5

PREMISES A
PREMISES B

0 10' 20' 40'

1

Kenmore Square

Beacon Building | 218421092 | RelatedBeal | 06/22/21

Stantec

FLOOR PLAN - LEVEL 6

PREMISES A
PREMISES B

Kenmore Square

Beacon Building | 218421092 | RelatedBeal | 06/22/21

Stantec

FLOOR PLAN - LEVEL 7

PREMISES A

TENANT
TERRACE (TENANT)
AMENITY
TERRACE (AMENITY)
ROOF

0
10'
20'
40'

Kenmore Square Beacon Building | 218421092 | RelatedBeal | 06/22/21

Stantec

EXHIBIT 3

PLAN OF LAND

PASSAGEWAY
(PRIVATE – 16' WIDE)
"NET" EASEMENT
BOOK 16852,
PAGE 285
UTILITY EASEMENT
BOOK 56988, PAGE 294
BOOK 56988, PAGE 298
N13°05'08"W
8.00'
8'
8'
N76°54'52"E
77.90'
N70°01'27"E
111.83'
8.00'
S19°58'33"E
N70°01'27"E
94.87'
14' WIDE PASSAGEWAY
BOOK 4751, PAGE 621
PASSAGEWAY
(PRIVATE – 30' WIDE)
LOT B
LCC 3665B
REGISTERED LAND
RECORDED LAND
129.30'
N19°58'33"W
Now or Formerly
OWNERS
UNKNOWN
6 STORY
MASONRY
BUILDING
Now or Formerly
RREF II KENMORE
LESSOR III LLC
BOOK 56988, PAGE 294
(LEASEHOLD)
FACE OF PARTY WALL
PROPOSED
BUILDING UNDER
CONSTRUCTION
125.00'
S19°54'54"E
6 STORY
MASONRY
BUILDING
24' WIDE PASSAGEWAY
BOOK 4751, PAGE 621
Now or Formerly
RREF II KENMORE
LESSOR IV LLC
BOOK 56988, PAGE 298
(LEASEHOLD)
133.00'
S19°58'33"E
10'
10'
PASSAGEWAY
(PRIVATE – 20' WIDE)
6 STORY
MASONRY
BUILDING
Now or Formerly
THE BELVOIR
CONDOMINIUM
BOOK 33067,
PAGE 180
(MASTER DEED)
RALEIGH STREET
15'
15'
L=78.50'
R=602.62'
Δ=7°27'49"
111.72'
S70°01'27"W
95.00'
S70°01'27"W
BEACON
(PUBLIC – 70' WIDE)
STREET

LCC 3665

PARCEL I: 642–648 BEACON STREET
AREA= 12,626± SQ. FT. (INCLUDING FEE AREA IN PASSAGEWAY)

PARCEL II: 650–660 BEACON STREET
AREA= 25,513± SQ. FT. (INCLUDING FEE AREA IN PASSAGEWAY)

LEASE EXHIBIT PLAN
642–660 BEACON STREET
BOSTON, MASS.

FELDMAN LAND SURVEYORS
152 HAMPDEN STREET
BOSTON, MASS. 02119

SEPTEMBER 8, 2021
PHONE: (617)357–9740
www.feldmangeo.com

FELDMAN
LAND SURVEYORS

SCALE: 1"=40'

40 0 20 40 80

EXHIBIT 4-1

LANLORD/TENANT MATRIX

[See following two (2) pages]

ONE KENMORE SQUARE LIFE SCIENCE CENTER
Base Building and T.I. Matrix
02/22/2021

RELATED BEAL LIFE SCIENCE

Description: BEACON — PREMISES A	Description: 648 BEACON STREET — PREMISES B	Responsibility Allocation: Landlord Base Building	Responsibility Allocation: Tenant Impv
Heating, Ventilation, Air Conditioning			
Lab area shall be served by 100% O.A. Chilled water/hot water Supply Air Handling Units with Heat Recovery sized to accommodate 1.5 CFM/SF to tenant lab premises. Office space shall be served by a chilled water/hot water air handling unit with energy recovery capable of 0.35 CFM/SF to tenant office premises (based on 60% Lab / 40% Office).	Lab area shall be served by 100% O.A. Chilled water/hot water Supply Air Handling Units with Heat Recovery sized to accommodate 1.5 CFM/SF to tenant lab premises. Office space shall be served by a chilled water/hot water air handling unit with energy recovery cabable of 0.35 CFM/SF to tenant office premises (based on 60% Lab / 40% Office).	X	
Exhaust Air Handling Units with Heat Recovery Coils sized to accommodate 1.5 CFM/SF from tenant lab premises (based on 60% Lab / 40% Office).		X	
Supplemental cooling/heating within tenant premises.			X
Supply Air Duct Distribution shall be stubbed out from a floor by floor mechanical room and capped within tenant space		X	
Horizontal Supply Air Duct Distribution (from stubbed out capped ducts throughout the tenant space)			X
Vertical Exhaust Air Duct Distribution Riser (with stubbed out ducts from shafts)		X	
Horizontal Exhaust Air Duct Distribution (from stubbed out capped ducts throughout the tenant space)			X
Supply Air Duct Distribution System within tenant premises including, but not limited to: fan coils, active chilled beams, VAV boxes, Lab Air Valves, Equipment Connections, Insulation, Air Terminals, Dampers, Hangers, etc.			X
Exhaust Air Duct Distribution within tenant premises including, but not limited to: VAV Boxes, Lab Air Valves, Equipment Connections, Hangers, Dampers, etc.			X
Shaft Space allocated for (2) 12" round tenant specialty exhaust air risers per floor (tenant gets proportionate share of shaft space)		X	
Specialty exhaust fan(s), associated specialty exhaust ductwork on roof, in shafts, and in tenant premises. Sound attenuation for any rooftop tenant equipment on roof in compliance with zoning ordinance.			X
High Efficiency Chilled Water Plant sized for ASHRAE 0.4% Design Day (91 °F WB, 73 °F WB)		X	
High Efficiency Hot Water Plant (Gas-fired condensing boilers) sized for ASHRAE 0.4% Design Day (7.4 °F)		X	
Hot Water Pipe Risers with stubbed out and valved pipe connection locations at each floor		X	
Hot Water Piping within tenant premises from Base Building valve locations at each floor			X
Future roof space for tenant process cooling needs and pathways for piping associated with process cooling system from tenant space to roof.		X	
Complete process cooling system if required including piping, power and equipment. Sound attenuation for any rooftop tenant equipment on roof in compliance with zoning ordinance.			X
Power switch over from base building to Tenant electrical distribution system for floor by floor air handling units			X
Building Management System (BMS) for common areas and Landlord Infrastructure, which includes AHUs, EAHUs, Hot Water Loop, and Condenser Water Loop that support common areas.		X	
Tenant BMS (compatible with Landlord's system) within Tenant Premises and Tenant Infrastructure, which includes but is not limited to: Dedicated Makeup-Air Units, Dedicated Boilers, Hot Water / Chilled Water pumps, Server Room HVAC if required, etc.)			X
Restroom ventilation / exhaust for dedicated restrooms within Tenant Premises			X
Ventilation / Cooling for Base Building electrical closets		X	
Ventilation / Cooling for electrical closets within Tenant Premises			X
Tenant Server Room HVAC (if needed)			X
Roof Space (Based on Tenant Proportionate Share of Building) for Tenant's Equipment		X	
Plumbing			
Domestic Water service with backflow prevention and Base Building risers		X	
Domestic Water distribution within Tenant Premises			X
Tenant Metering and sub-metering at Tenant connection			X
Core Restroom plumbing fixtures compliant with accessibility		X	
Hot Water Generation and Distribution for Core Restrooms		X	
Base Building Sanitary Waste and Vent service risers		X	
Wall Hydrants in core areas as required by code.		X	
Storm Drainage Systems		X	
Lab waste piping from tenant premises to tenant pH Neutralization Room on 1st Floor. Landlord to provide riser space.			X
Lab vent piping from tenant premises to roof		X	
pH Neutralization system (to be approved by landlord) including but not limited to the tank system, individual test ports, monitoring alarms, etc.*			X
Electric non-potable Hot Water Generation for Tenant Use. Base building will provide non-potable cold water. Capped riser into tenant floor			X
Lab air compressor system for Tenant Use			X
Compressed air pipe distribution in Tenant Premises for specific points of use			X
Lab vacuum system for Tenant Use			X
Lab vacuum pipe distribution in Tenant Premises for specific points of use			X
Tepid water generator			X
Tepid water pipe distribution in Tenant Premises			X
RODI water generator and water pipe distribution in Tenant Premises for specific points of use			X
Tempered water connection shall be provided at each tenant level by Landlord		X	
Non-potable water connection shall be provided at each tenant level by Landlord		X	
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above			X
Electrical			
Elevated electrical utility service to switchgear on ground floor main electrical vault		X	
480/277 3 Phase, 4 Wire Bus Duct Allocation of bus power for Tenant use (excluding power for Base Building systems): Allocation of lights/plug power for tenant lab use (W/RSF): 12 watts / SF of Lab. Allocation of lights/plug power for tenant office use (W/RSF): 6 watts / SF. Allocation based on 60% Lab / 40% office layout on rentable square feet.	208/120 3 Phase, 4 Wire Bus Duct Allocation of bus power for Tenant use (excluding power for Base Building systems): Allocation of lights/plug power for tenant lab use (W/RSF): 12 watts/ RSF of Lab. Allocation of lights/plug power for tenant office use (W/RSF): 6 watts/RSF. Allocation based on 60% Lab / 40% office layout on rentable square feet. If 480/277 required, it will be at Tenants cost to install a step-up transformer within their demised premises.	X	
Switchboards Located in Main Electrical Room		X	
Building stand-by gas Generator and vertical distribution for tenant use with allocation of 5 W/RSF of Lab portion of the Premise (Lab/Office split of the Premise is anticipated to be 60% lab and 40% office). Landlord to provide stand-by panel at a designated area for Tenant to connect to and deliver to the Premise.	Building stand-by gas-fired Generator and vertical distribution for tenant use with allocation of 5 W/RSF of Lab portion of the Premise (Lab/Office split of the Premise is anticipated to be 60% lab and 40% office). Landlord to provide stand-by panel at a designated area for Tenant to connect to and deliver to the Premise.	X	
ATS and standby panel to be provided by the Tenant at a location designated by Landlord, in a base building electrical room			
Standby power distribution within Tenant Premises			X
Lighting and power distribution for Tenant Premises			X
Energenis Sub-Meter for metering (if not a direct utility meter)		X	
Common area life safety emergency lighting/signage		X	
Tenant Premises life safety emergency lighting/signage			X
Tenant panels and transformers			X
Lightning protection		X	
All distribution/tie-in's from generators to tenant premises*			X
Natural Gas			
Natural gas service to building and piping to Base Building equipment		X	
Natural gas service and pressure regulator for Tenant equipment		X	
Natural gas piping including Tenant meter to Tenant Premises or Tenant equipment areas			X
Natural gas pipe distribution within Tenant Premises			X
Natural gas pressure regulator vent pipe riser from valve location through roof as needed			X
Tenant required gas booster pumps (if needed)			X
Fire Protection			
Fire Service entrance including fire department connection, alarm valve, and flow protection		X	
Primary distribution of wet sprinkler system to Tenant Premises		X	
All run outs, drop heads, and related equipment within Tenant Premises			X
Modification of sprinkler piping and head locations to suite Tenant layout and hazard index			X
Fire extinguisher cabinets at common areas		X	
Fire extinguisher cabinets in Tenant Premises			X
Base Building fire alarm system with devices in common areas		X	
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system			X
Alteration to fire alarm system to facilitate Tenant program, subject to Landlord review and approval			X
Egress Stair Sprinkler Distribution and Sprinkler Heads		X	
Common Areas			
Accessible Main Entrance with Vestibule		X	
Main Common Lobby Area		X	
Upper Level elevator lobbies on floor with multiple tenants		X	
Common Area restrooms, ADA compliant , finished to a first class standard.		X	
Janitors closets in common areas, finished		X	
Electrical closets in common areas		X	
IDF connected to secondary demarcation room, finished		X	
Primary demarcation room		X	
Shared loading dock area		X	
Doors, frames, and hardware at common areas		X	
Two (2) passenger elevators with a 3,500 lb. & (1) passenger elevator with 4,000 lbcapacity serving floors 1-7. One (1) freight elevator with a 5,000 lb. capacity linking loading dock with Tenant floors and rooftop Mech PH (1-8)	One (1) passenger elevators with a 2,500 lb. capacity serving floors 1-6	X	
Building Common Area Signage - Interior and Exterior		X	
Bike storage and showers located on 1st floor of the building		X	
Fitness Center w/ locker room located on Lower Level of the Project		X	
Space is provided for Tenant pH Neutralization systems on the first floor of the building.		X	
Tenant pH Neutralization system and all associated equipment, piping, test ports, tie-in's.			X
Tenant Systems(bulk chemical storage)			X
Chemical storage room at level 1 of Building		X

EXHIBIT 4-2

BASE BUILDING PLANS

[See following twenty-one (21) pages]

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Related Beal Construction, LLC

Printed on Mon Aug 30, 2021 at 10:32 am EDT

Kenmore - Beacon

Boston

Kenmore Beacon Construction Drawings - Current Drawings

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
Architectural					
A-001	LEGENDS, SYMBOLS, ABBREVIATIONS, & NOTES	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-011	PARTITION AND FLOOR TYPES	2	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
A-013	TYPICAL PARTITION DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-021	DOOR SCHEDULE & LEGEND	10	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-022	DOOR SCHEDULE II	7	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-023	DOOR SCHEDULE III	0	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-025	DOOR DETAILS HOLLOW METAL FRAMES	2	04/14/2021	04/14/2021	Bulletin 18 - 2021.04.14 (04/14/21)
A-041	SIGNAGE	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-100	GRID LAYOUT	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-100B1	BASEMENT FLOOR PLAN	7	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-101	1ST FLOOR PLAN	14	07/16/2021	07/16/2021	Bulletin 25 - 2021.07.16 (07/16/21)
A-102	2ND FLOOR PLAN	6	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-103	3RD FLOOR PLAN	6	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-104	4TH FLOOR PLAN	6	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-105	5TH FLOOR PLAN	6	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-106	6TH FLOOR PLAN	7	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-107	7TH FLOOR PLAN	6	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
A-108	8TH FLOOR PLAN	8	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-150	BASEMENT E.O.S. PLAN	9	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-151	1ST FLOOR E.O.S. PLAN	14	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-152	2ND FLOOR E.O.S. PLAN	8	08/20/2021	08/20/2021	RFI 197 (08/20/21)
A-153	3RD FLOOR E.O.S. PLAN	7	08/20/2021	08/20/2021	RFI 197 (08/20/21)
A-154	4TH FLOOR E.O.S. PLAN	7	08/20/2021	08/20/2021	RFI 197 (08/20/21)
A-155	5TH FLOOR E.O.S. PLAN	7	08/20/2021	08/20/2021	RFI 197 (08/20/21)
A-156	6TH FLOOR E.O.S. PLAN	7	08/20/2021	08/20/2021	RFI 197 (08/20/21)
A-157	7TH FLOOR E.O.S. PLAN	9	08/20/2021	08/20/2021	RFI 197 (08/20/21)
A-158	8TH FLOOR AND ROOF E.O.S. PLAN	10	07/12/2021	07/12/2021	RFI 160 (07/08/21)
A-170	BASEMENT REFLECTED CEILING PLAN	5	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
A-171	1ST FLOOR REFLECTED CEILING PLAN	13	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-172	2ND-6TH FLOOR REFLECTED CEILING PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)

Page 1 of 13

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Kenmore - Beacon

Boston

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A-177	7TH FLOOR REFLECTED CEILING PLAN	7	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
A-201	EXTERIOR BUILDING ELEVATIONS - SOUTH	8	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
A-202	EXTERIOR BUILDING ELEVATIONS - WEST	4	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
A-203	EXTERIOR BUILDING ELEVATIONS - NORTH	8	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
A-204	EXTERIOR BUILDING ELEVATIONS - EAST	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-205	EXTERIOR BUILDING ELEVATIONS - MECH. PENTHOUSE	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-211	BUILDING SECTION	7	08/20/2021	08/20/2021	Bulletin 28 - 2021.08.20 (08/20/21)
A-212	BUILDING SECTION - THRU EXISTING BUILDING	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-213	BUILDING SECTION	3	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-214	BUILDING SECTION	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-230	BUILDING AXON VIEWS	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-301	VISUAL MOCKUP	3	01/13/2021	01/13/2021	Bulletin 12 - 2021.01.13 (01/13/21)
A-303	ENVELOPE SYSTEM ASSEMBLIES	3	04/14/2021	04/14/2021	Bulletin 18 - 2021.04.14 (04/14/21)
A-304	ROOF SYSTEM TYPES	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-311	WALL SECTIONS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-312	WALL SECTIONS	6	04/14/2021	04/14/2021	Bulletin 18 - 2021.04.14 (04/14/21)
A-313	WALL SECTIONS	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-314	WALL SECTIONS - L7, L8	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-315	TERRACE SECTIONS	2	01/13/2021	01/13/2021	Bulletin 12 - 2021.01.13 (01/13/21)
A-401	FOUNDATION / LEVEL 1 - SECTIONS	2	07/20/2021	07/20/2021	RFI 066 (07/20/21)
A-402	FOUNDATION / LEVEL 1 - SECTION	6	08/20/2021	08/20/2021	Bulletin 28 - 2021.08.20 (08/20/21)
A-404	EXTERIOR VERTICAL DETAILS - L1 EXIST. BLDG.	5	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-405	EXTERIOR VERTICAL DETAILS - L2	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-406	EXTERIOR VERTICAL DETAILS - LEVEL 2-6	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-407	EXTERIOR VERTICAL DETAILS - L7	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-408	EXTERIOR VERTICAL DETAILS - L7, L8	3	07/02/2021	07/02/2021	Bulletin 24 - 2021.07.02 (07/02/21)
A-409	EXTERIOR VERTICAL DETAILS - L7	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-410	EXTERIOR VERTICAL DETAILS - L7	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-411	EXTERIOR VERTICAL DETAILS - L7	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-450	EXTERIOR HORIZONTAL DETAILS - L1	3	01/28/2021	01/28/2021	Bulletin 13 - 2021.01.28 (01/28/21)
A-451	EXTERIOR HORIZONTAL DETAILS - L1	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)

Page 2 of 13

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Printed on Mon Aug 30, 2021 at 10:32 am EDT

Kenmore - Beacon

Boston

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A-452	EXTERIOR HORIZONTAL DETAILS - L1 - L6	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-455	EXTERIOR HORIZONTAL DETAILS - TYPICAL	3	12/16/2020	12/16/2020	Bulletin 11 - 2020.12.16 (12/16/20)
A-460	EXTERIOR HORIZONTAL DETAILS - L7	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-461	EXTERIOR HORIZONTAL DETAILS - L7	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-491	TYPICAL ROOF DETAILS	3	07/30/2021	07/30/2021	RFI 163 - 2021.07.30 (07/30/21)
A-492	TYPICAL ROOF DETAILS	1	03/09/2020	03/09/2020	Bulletin 2 - 2020.03.09 (03/09/20)
A-510	MECH. SCREEN WALL - PLAN, ELEVATIONS, DETAILS	3	06/09/2021	06/09/2021	Bulletin 23 - 2021.06.09 (06/09/21)
A-520	CERAMIC PANEL - ELEVATIONS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-571	ENLARGED CURTAIN WALL - LEVEL 1 & 2	2	07/16/2021	07/16/2021	Bulletin 25 - 2021.07.16 (07/16/21)
A-572	ENLARGED CURTAIN WALL - LEVEL 7	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-573	CURTAIN WALL DETAILS	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-580	WINDOW TYPES	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-585	GLASS RAILING TYPE	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-590	LOUVER TYPES & DETAILS	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-591	LOUVER DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-601	ENLARGED CORE PLAN - LEVEL 1	10	07/16/2021	07/16/2021	Bulletin 25 - 2021.07.16 (07/16/21)
A-602	ENLARGED CORE PLANS - LEVELS 2	12	08/20/2021	08/20/2021	Bulletin 28 - 2021.08.20 (08/20/21)
A-603	ENLARGED CORE PLANS - LEVELS 3 & 4	10	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-604	ENLARGED CORE PLANS - LEVELS 5 & 6	10	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-605	ENLARGED CORE PLAN - LEVEL 7 & ROOF	10	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
A-606	ENLARGED PLAN - LEVEL 1 MECH./ BIKE STORAGE	6	07/16/2021	07/16/2021	Bulletin 25 - 2021.07.16 (07/16/21)
A-607	ENLARGED PLAN - LOADING DOCK	8	07/02/2021	07/02/2021	Bulletin 24 - 2021.07.02 (07/02/21)
A-608	ENLARGED PLAN - BASEMENT RESTROOMS	2	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-609	ENLARGED PLAN - BASEMENT RESTROOMS RCP & FINISH	4	07/02/2021	07/02/2021	Bulletin 24 - 2021.07.02 (07/02/21)
A-611	ELEVATOR PLANS & SECTIONS	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-612	SE-6 ELEVATOR	2	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-613	ELEVATOR DETAILS	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-615	EGRESS RAMP, LOADING DOCK, - SECTIONS, DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-616	EGRESS PLATFORM STAIRS	3	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
A-621	STAIR 1 PLANS & SECTIONS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)

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Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A-622	STAIR 2 PLANS & SECTIONS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-623	STAIR 3 & ELEVATOR P5 - PLANS & SECTIONS	3	01/28/2021	01/28/2021	Bulletin 13 - 2021.01.28 (01/28/21)
A-624	STEEL PLATE STAIR DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-625	STAIR 3 DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-650	TYP. INTERIOR DETAILS - SECTIONS	2	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
A-655	TYP. INTERIOR DETAILS - PLANS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-701	INTERIOR PACKAGE - LOBBY PLAN & RCP	9	07/16/2021	07/16/2021	Bulletin 25 - 2021.07.16 (07/16/21)
A-702	INTERIOR PACKAGE - LOBBY INTERIOR ELEVATIONS	8	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
A-710	LOBBY DETAILS	5	02/25/2021	02/25/2021	Bulletin 16 - 2021.02.25 (02/25/21)
A-711	LOBBY DETAILS - CEILING	3	02/25/2021	02/25/2021	Bulletin 16 - 2021.02.25 (02/25/21)
A-712	RECEPTION DESK	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-713	RECEPTION DESK - DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-720	BASEMENT RESTROOM ELEVATIONS	2	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-721	BASEMENT SHOWER ELEVATIONS	2	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
A-722	BASEMENT MILLWORK DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-723	BASEMENT DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-800	INTERIOR FIN., ACCESSORY, EQUP. SCHED. & MOUNTING	8	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
A-801	RESTROOM INTERIOR ELEVATIONS	4	07/02/2021	07/02/2021	Bulletin 24 - 2021.07.02 (07/02/21)
A-802	RESTROOM DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
A-803	CEILING, FLOOR TRANSTION & ELEV CAB DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-001	PHOTO SHEET	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-100	ROOF PLAN - EXISTING / DEMO AND NEW	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-300	ELEVATION - EXISTING / DEMO AND NEW	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-301	ELEVATION - EXISTING / DEMO AND NEW	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-302	ELEVATION - EXISTING / DEMO AND NEW	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-303	ELEVATION - EXISTING / DEMO AND NEW	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-400	ROOF DETAILS - EXISTING / DEMO AND NEW	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/

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Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
					20)
AE-401	WINDOW DETAILS AT SOUTH WALL SECTION EXISTING / DEMO AND NEW	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-402	WINDOW DETAILS AT SOUTH WALL SECTION EXISTING / DEMO AND NEW	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-410	WINDOW DETAILS AT SOUTH WALL SECTION EXISTING / DEMO AND NEW	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AE-411	NORTH WALL SECTION EXISTING / DEMO AND NEW	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Architectural Demolition					
AD-100B1	DEMOLITION BASEMENT FLOOR PLAN	04	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
AD-101	DEMOLITION 1ST FLOOR PLAN	03	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AD-102	DEMOLITION 2ND FLOOR PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AD-103	DEMOLITION 3RD FLOOR PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AD-104	DEMOLITION 4TH FLOOR PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AD-105	DEMOLITION 5TH FLOOR PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AD-106	DEMOLITION 6TH FLOOR PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AD-107	DEMOLITION 7TH FLOOR PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
AD-201	DEMOLITION - ELEVATIONS	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Civil					
C-100	LEGEND & GENERAL NOTES	01	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
C-200	LAYOUT & MATERIALS PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
C-300	GRADING & DRAINAG PLAN	03	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
C-400	UTILITY PLAN	06	07/14/2021	07/14/2021	RFI 170 (07/14/21)
C-500	DETAILS	03	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
C-501	DETAILS	01	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Electrical					
E-000	ELECTRICAL LEGEND AND ABBREVIATIONS	3	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
E-100	ELECTRICAL - BASEMENT PLAN	9	07/30/2021	07/30/2021	RFI 162.2 (07/30/21)
E-101A	ELECTRICAL - 1ST FLOOR POWER PLAN	12	07/02/2021	07/02/2021	RFI 156 (07/02/21)

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Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
E-101B	ELECTRICAL - 1ST FLOOR LIGHTING PLAN	9	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-102	ELECTRICAL - 2ND FLOOR POWER AND LIGHTING PLAN	6	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-103	ELECTRICAL - 3RD FLOOR POWER AND LIGHTING PLAN	6	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-104	ELECTRICAL - 4TH FLOOR POWER AND LIGHTING PLAN	6	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-105	ELECTRICAL - 5TH FLOOR POWER AND LIGHTING PLAN	6	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-106	ELECTRICAL - 6TH FLOOR POWER AND LIGHTING PLAN	6	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-107	ELECTRICAL - 7TH FLOOR POWER AND LIGHTING PLAN	6	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-108	ELECTRICAL - 8TH FLOOR POWER AND LIGHTING PLAN	8	06/09/2021	06/09/2021	Bulletin 23 - 2021.06.09 (06/09/21)
E-300	ELECTRICAL - BASEMENT FIRE ALARM PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
E-301	ELECTRICAL - 1ST FLOOR FIRE ALARM PLAN	8	04/14/2021	04/14/2021	Bulletin 18 - 2021.04.14 (04/14/21)
E-302	ELECTRICAL - 2ND FLOOR FIRE ALARM PLAN	6	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
E-303	ELECTRICAL - 3RD FLOOR FIRE ALARM PLAN	7	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
E-304	ELECTRICAL - 4TH FLOOR FIRE ALARM PLAN	6	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
E-305	ELECTRICAL - 5TH FLOOR FIRE ALARM PLAN	6	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
E-306	ELECTRICAL - 6TH FLOOR FIRE ALARM PLAN	6	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
E-307	ELECTRICAL - 7TH FLOOR FIRE ALARM PLAN	6	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
E-308	ELECTRICAL - 8TH FLOOR FIRE ALARM PLAN	3	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
E-401	ELECTRICAL ENLARGED VAULT PLANS	5	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
E-402	ELECTRICAL ENLARGED PLANS	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
E-403	ELECTRICAL ENLARGED LOBBY LIGHTING PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
E-404	ELECTRICAL ELEVATOR SHAFT SECTION	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
E-405	ELECTRICAL LOCKER ROOM ENLARGED PLANS	3	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
E-500	ELECTRICAL POWER RISER DIAGRAM	6	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
E-501	ELECTRICAL FIRE ALARM RISER DIAGRAM	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
E-600	ELECTRICAL FIRE ALARM INPUT/OUTPUT MATRIX	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
E-601	ELECTRICAL FIRE FIGHTERS OVERRIDE PANEL	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
E-700	ELECTRICAL SCHEDULES SHEET 1	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
E-701	ELECTRICAL SCHEDULES SHEET 2	8	06/09/2021	06/09/2021	Bulletin 23 - 2021.06.09 (06/09/21)
E-703	ELECTRICAL SCHEDULES SHEET 3	6	07/23/2021	07/23/2021	Bulletin 26 - 2021.07.23 (07/23/21)
E-704	ELECTRICAL SCHEDULES SHEET 4	12	07/30/2021	07/30/2021	RFI 162.2 (07/30/21)
E-800	ELECTRICAL DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Elevator					
VT-01	ELEVATOR DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)

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Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
VT-02	ELEVATOR DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Fire Protection					
FP-001	FIRE PROTECTION LEGEND AND ABBREVIATIONS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
FP-100	FIRE PROTECTION - BASEMENT PLAN	6	05/28/2021	05/28/2021	Bulletin 21 - 2021.05.28 (05/28/21)
FP-101	FIRE PROTECTION - 1ST FLOOR PLAN	8	07/02/2021	07/02/2021	Bulletin 24 - 2021.07.02 (07/02/21)
FP-102	FIRE PROTECTION - 2ND FLOOR PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
FP-103	FIRE PROTECTION - 3RD FLOOR PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
FP-104	FIRE PROTECTION - 4TH FLOOR PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
FP-105	FIRE PROTECTION - 5TH FLOOR PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
FP-106	FIRE PROTECTION - 6TH FLOOR PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
FP-107	FIRE PROTECTION - 7TH FLOOR PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
FP-108	FIRE PROTECTION - 8TH FLOOR PLAN	3	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
FP-200	FIRE PROTECTION RISER DIAGRAM	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
FP-300	FIRE PROTECTION DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
FP-301	FIRE PROTECTION DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
FP-401	FIRE PROTECTION SCHEDULES	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
General					
G-000	COVER SHEET	7	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
G-001	DRAWING INDEX	28	08/20/2021	08/20/2021	Bulletin 28 - 2021.08.20 (08/20/21)
G-010	SITE CONTEXT PLAN (ROOF PLAN)	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
G-021	CODE SUMMARY, GENERAL NOTES	03	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
G-022	CODE SUMMARY, GENERAL NOTES	03	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
G-023	BUILDING CODE DIAGRAMS	04	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
Landscape					
L-100	SITE PREPARATION PLAN	01	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
L-101	STREETSCAPE SITE IMPROVEMENTS PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
L-102	PLANTING AND LIGHTING PLAN	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
L-103	IRRIGATION PLAN	02	07/02/2021	07/02/2021	Bulletin 24 - 2021.07.02 (07/02/21)
L-200	ELEVATIONS AND SECTIONS	01	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
L-400	SITE DETAILS	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/

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Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
					20)
L-401	SITE DETAILS	02	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
L-402	IRRIGATION DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Life Safety					
LS-10B	BASEMENT LIFE SAFETY PLAN	04	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
LS-101	1ST FLOOR LIFE SAFETY PLAN	04	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
LS-102	2ND FLOOR LIFE SAFETY PLAN	03	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
LS-103	3RD - 6TH FLOOR LIFE SAFETY PLAN	03	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
LS-107	7TH FLOOR LIFE SAFETY PLAN	03	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
LS-108	8TH FLOOR LIFE SAFETY PLAN	03	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
Mechanical					
M-001	MECHANICAL LEGEND & SYMBOLS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-100	MECHANICAL - BASEMENT PLAN	5	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
M-101	MECHANICAL - 1ST FLOOR PLAN	7	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
M-102	MECHANICAL - 2ND FLOOR PLAN	5	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
M-103	MECHANICAL - 3RD FLOOR PLAN	5	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
M-104	MECHANICAL - 4TH FLOOR PLAN	5	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
M-105	MECHANICAL - 5TH FLOOR PLAN	5	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
M-106	MECHANICAL - 6TH FLOOR PLAN	5	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
M-107	MECHANICAL - 7TH FLOOR PLAN	6	07/28/2021	07/28/2021	Bulletin 27 - 2021.07.28 (07/28/21)
M-108	MECHANICAL - ROOF PLAN	6	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
M-200	MECHANICAL SCHEDULES	6	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
M-201	MECHANICAL SCHEDULES	5	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
M-202	MECHANICAL SCHEDULES	3	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
M-203	MECHANICAL SCHEDULES	1	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
M-300	MECHANICAL DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-301	MECHANICAL DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-302	MECHANICAL DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-303	MECHANICAL DETAILS	0	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-400	MECHANICAL WATER FLOW DIAGRAM	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
M-500	MECHANICAL AIRFLOW RISER DIAGRAM	7	05/05/2021	05/05/2021	Bulletin 20 - 2021.05.05 (05/05/21)
M-600	MECHANICAL CONTROLS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)

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Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
M-601	MECHANICAL CONTROLS	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-602	MECHANICAL CONTROLS	4	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-603	MECHANICAL CONTROLS	3	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
M-604	MECHANICAL CONTROLS	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-605	MECHANICAL CONTROLS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-606	MECHANICAL CONTROLS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-607	MECHANICAL CONTROLS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-608	MECHANICAL CONTROLS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-609	MECHANICAL CONTROLS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-610	MECHANICAL CONTROLS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-611	MECHANICAL CONTROLS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-612	MECHANICAL CONTROLS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-613	MECHANICAL CONTROLS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-614	MECHANICAL CONTROLS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
M-615	MECHANICAL CONTROLS	2	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
Plumbing					
P-001	PLUMBING LEGEND AND ABBREVIATIONS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
P-009	PLUMBING UNDERSLAB PLAN	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
P-100	PLUMBING - BASEMENT PLAN	8	05/24/2021	05/24/2021	RFI 118 (05/24/21)
P-101	PLUMBING - 1ST FLOOR PLAN	10	05/24/2021	05/24/2021	RFI 118 (05/24/21)
P-102	PLUMBING - 2ND FLOOR PLAN	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-103	PLUMBING - 3RD FLOOR PLAN	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-104	PLUMBING - 4TH FLOOR PLAN	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-105	PLUMBING - 5TH FLOOR PLAN	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-106	PLUMBING - 6TH FLOOR PLAN	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-107	PLUMBING - 7TH FLOOR PLAN	5	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-108	PLUMBING - 8TH FLOOR PLAN	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-200	PLUMBING SANITARY RISER DIAGRAM	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)

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Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
P-201	PLUMBING DOMESTIC WATER RISER DIAGRAM	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
P-202	PLUMBING STORM WATER RISER DIAGRAM	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
P-203	PLUMBING GAS RISER DIAGRAM	4	04/23/2021	04/23/2021	Bulletin 19 - 2021.04.23 (04/23/21)
P-300	PLUMBING DETAILS	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
P-301	PLUMBING DETAILS	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
P-302	PLUMBING DETAILS	0	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
P-400	PLUMBING SCHEDULES	7	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
Security					
SC-000	SECURITY LEGEND AND ABBREVIATIONS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SC-100	SECURITY - BASEMENT PLAN	3	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SC-101	SECURITY- 1ST FLOOR PLAN	5	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
SC-102	SECURITY - 2ND FLOOR PLAN	1	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
SC-103	SECURITY - 3RD FLOOR PLAN	1	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
SC-104	SECURITY - 4TH FLOOR PLAN	1	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
SC-105	SECURITY - 5TH FLOOR PLAN	1	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
SC-106	SECURITY - 6TH FLOOR PLAN	1	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
SC-107	SECURITY- 7TH FLOOR PLAN	4	02/19/2021	02/19/2021	Bulletin 15 - 2021.02.19 (02/19/21)
SC-108	SECURITY - 8TH FLOOR PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SC-300	SECURITY RISER DIAGRAM	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SC-400	SECURITY DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Structural					
S-001	GENERAL NOTES	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-002	DESIGN LOADS, BUILDING MOVEMENTS, & LOADING DIAGRAMS	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-003	LOADING DIAGRAMS	2	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-010	TYPICAL DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-011	TYPICAL DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-012	TYPICAL DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-013	TYPICAL DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-014	TYPICAL DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/

Page 10 of 13

RELATED BEAL
Related Beal Construction, LLC
Printed on Mon Aug 30, 2021 at 10:32 am EDT
Kenmore - Beacon
Boston

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
					20)
S-015	TYPICAL DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-100B1	FOUNDATION / BASEMENT FRAMING PLAN	7	08/25/2021	08/25/2021	RFI 196 (08/25/21)
S-101	1ST FLOOR FRAMING PLAN	31	08/25/2021	08/25/2021	RFI 196 (08/25/21)
S-102	2ND FLOOR FRAMING PLAN	17	08/25/2021	08/25/2021	RFI 196 (08/25/21)
S-103	3RD FLOOR FRAMING PLAN	12	08/19/2021	08/19/2021	RFI 197 (08/20/21)
S-104	4TH FLOOR FRAMING PLAN	12	08/19/2021	08/19/2021	RFI 197 (08/20/21)
S-105	5TH FLOOR FRAMING PLAN	12	08/19/2021	08/19/2021	RFI 197 (08/20/21)
S-106	6TH FLOOR FRAMING PLAN	11	08/19/2021	08/19/2021	RFI 197 (08/20/21)
S-107	7TH FLOOR FRAMING PLAN	6	08/19/2021	08/19/2021	RFI 197 (08/20/21)
S-107E	EXISTING 7TH FLOOR FRAMING PLAN	6	07/02/2021	07/02/2021	RFI 138 (07/02/21)
S-108	8TH FLOOR FRAMING PLAN	9	07/13/2021	07/13/2021	RFI 166 (07/13/21)
S-109	ROOF FRAMING PLAN	7	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-201	COLUMN SCHEDULE AND DETAILS	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-202	COLUMN DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-210	CORE WALL ELEVATIONS	8	05/17/2021	05/17/2021	RFI 123 (05/17/21)
S-211	CORE WALL SECTIONS AND DETAILS	5	05/17/2021	05/17/2021	RFI 123 (05/17/21)
S-212	CORE WALL SECTIONS AND DETAILS	6	05/17/2021	05/17/2021	RFI 123 (05/17/21)
S-220	WALL ELEVATIONS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-301	FOUNDATION SECTIONS AND DETAILS	14	05/06/2021	05/06/2021	RFI 053 (05/06/21)
S-302	GRADE BEAM AND FRAMED SLAB DETAILS	7	08/10/2021	08/10/2021	RFI 188 (08/17/21)
S-310	STEEL BEAM WEB OPENINGS AND NOTCH DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-311	STEEL BEAM BOLSTER AND PG SCHEDULES AND DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-401	FOUNDATION SECTIONS AND DETAILS	6	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-402	FOUNDATION SECTIONS AND DETAILS	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-403	FOUNDATION SECTIONS AND DETAILS	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-404	FOUNDATION SECTIONS AND DETAILS	5	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-410	FOUNDATION SECTIONS AND DETAILS	4	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
S-501	SECTIONS AND DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-502	SECTIONS AND DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
S-503	SECTIONS AND DETAILS	3	07/07/2021	07/07/2021	RFI 144 (07/07/21)
S-504	SECTIONS AND DETAILS	4	01/13/2021	01/13/2021	Bulletin 12 - 2021.01.13 (01/13/21)
S-505	SECTIONS AND DETAILS	5	07/02/2021	07/02/2021	RFI 137 (07/02/21)

Page 11 of 13

RELATED BEAL

Related Beal Construction, LLC

Printed on Mon Aug 30, 2021 at 10:32 am EDT

Kenmore - Beacon

Boston

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
S-506	SECTIONS AND DETAILS	7	07/19/2021	07/19/2021	RFI 151 (07/19/21)
S-510	SECTIONS AND DETAILS	4	07/02/2021	07/02/2021	RFI 137 (07/02/21)
S-511	SECTIONS AND DETAILS	6	06/01/2021	06/01/2021	RFI 127 (06/01/21)
S-512	SECTIONS AND DETAILS	7	07/07/2021	07/07/2021	RFI 70.2 (07/07/21)
S-513	SECTIONS AND DETAILS	4	05/19/2021	05/19/2021	RFI 117 (05/19/21)
S-801	CITGO SIGN - LOADING DIAGRAM	3	02/26/2021	02/26/2021	RFI 038 Citgo Sign Loads (02/26/21)
S-901	VISUAL MOCKUP PLANS AND DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Structural Demolition					
SD-100B1	DEMOLITION FOUNDATION & BASEMENT PLAN	3	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
SD-101	DEMOLITION 1ST FLOOR FRAMING PLAN	3	04/09/2021	04/09/2021	Bulletin 17- 2021.04.09 (04/09/21)
SD-102	DEMOLITION 2ND FLOOR FRAMING PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-103	DEMOLITION 3RD FLOOR FRAMING PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-104	DEMOLITION 4TH FLOOR FRAMING PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-105	DEMOLITION 5TH FLOOR FRAMING PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-106	DEMOLITION 6TH FLOOR FRAMING PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-107E	DEMOLITION 7TH FLOOR FRAMING PLAN	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-220	DEMOLITION SEQUENCE	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-301	DEMOLITION SECTIONS AND DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
SD-302	DEMOLITION SECTIONS AND DETAILS	1	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
Telecommunications					
T-000	TELECOM LEGEND AND ABBREVIATIONS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
T-100	TELECOM - BASEMENT PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
T-101	TELECOM- 1ST FLOOR PLAN	7	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/21)
T-102	TELECOM - 2ND FLOOR PLAN	4	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/21)
T-103	TELECOM - 3RD FLOOR PLAN	4	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/21)
T-104	TELECOM - 4TH FLOOR PLAN	4	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/21)
T-105	TELECOM - 5TH FLOOR PLAN	4	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/

Page 12 of 13

RELATED BEAL

Related Beal Construction, LLC

Printed on Mon Aug 30, 2021 at 10:32 am EDT

Kenmore - Beacon

Boston

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
					21)
T-106	TELECOM - 6TH FLOOR PLAN	4	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/21)
T-107	TELECOM - 7TH FLOOR PLAN	5	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/21)
T-108	TELECOM 8TH FLOOR PLAN	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
T-200	TELECOM PART PLANS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)
T-300	TELECOM RISER DIAGRAMS	4	04/27/2021	04/27/2021	Bulletin 18R1 - 2021.04.27 (04/27/21)
T-400	TELECOM DETAILS	2	11/13/2020	11/13/2020	Amendment 2 - 2020.11.13 (11/13/20)

Page 13 of 13

Printed on Mon Aug 30, 2021 at 01:04 pm EDT

Kenmore - 648 L4

RELATED BEAL

Related Beal Construction, LLC

Construction Documents - Current Drawings

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
Architectural					
A-001	LEGENDS, SYMBOLS, ABBREVIATIONS, & NOTES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-011	PARTITION TYPES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-013	TYPICAL PARTITION DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-021	DOOR SCHEDULE & LEGEND	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-022	DOOR SCHEDULE II	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-025	DOOR DETAILS HOLLOW METAL FRAMES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-101	BASEMENT & LEVEL 1 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-102	LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-103	LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-104	LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-105	LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-106	LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-107	LEVEL 7 PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-151	EOS - BASEMENT & LEVEL 1 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-152	EOS -LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-153	EOS -LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-154	EOS -LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-155	EOS -LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-156	EOS -LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-157	EOS -LEVEL 7 ROOF PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-171	REFLECTED CEILING PLAN - BASEMENT & LEVEL 1	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-172	REFLECTED CEILING PLAN - TYPICAL LEVEL & LEVEL 6	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-201	EXTERIOR ELEVATIONS - NORTH & SOUTH	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-202	EXTERIOR ELEVATION - EAST	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-203	ENLARGED ELEVATIONS & LOUVER SCHEDULE	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-211	BUILDING SECTION	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-212	BUILDING SECTION	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-213	BUILDING SECTION	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-300	WALL/ROOF TYPE DIAGRAMS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-310	ENLARGED WALL SECTIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-501	ENLARGED LEVEL 1 ELEVATION	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-601	ENLARGED PLANS - LEVEL 1	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-602	ENLARGED PLANS - LEVEL 2	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)

Page 1 of 6

RELATED BEAL

Related Beal Construction, LLC

Printed on Mon Aug 30, 2021 at 01:04 pm EDT

Kenmore - 648 L4

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
A-603	ENLARGED PLANS - LEVEL 3	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-604	ENLARGED PLANS - LEVEL 4	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-605	ENLARGED PLANS - LEVEL 5	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-606	ENLARGED PLANS - LEVEL 6	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-610	BASEMENT & NORTH STAIR PLANS AND SECTIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-611	SOUTH STAIR PLANS AND SECTIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-613	NEW STAIR DETAILS - STEEL PLATE	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-614	STAIR DETAILS - CONCRETE	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-620	ENLARGED ELEV SECTIONS & CABS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-621	ENLARGED ELEV SECTIONS & CABS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-651	TENANT ACCESS PORTAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-652	CORE, ELEVATOR & MISC DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-800	INTERIOR FIN., ACCESSORY, EQUIP. SCHED. & MOUNTING	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-801	RESTROOM INTERIOR ELEVATIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-802	RESTROOM INTERIOR ELEVATIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
A-803	INTERIOR DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Architectural Demolition					
AD-101	EXISTING & DEMO - BASEMENT & LEVEL 1 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-102	EXISTING & DEMO - LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-103	EXISTING & DEMO - LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-104	EXISTING & DEMO - LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-105	EXISTING & DEMO - LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-106	EXISTING & DEMO - LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-107	EXISTING & DEMO - LEVEL 7 PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-201	EXISTING & DEMO - EXTERIOR ELEVATIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-202	EXISTING & DEMO - EXTERIOR ELEVATION - EAST	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AD-203	BUILDING SECTION AT WEST PARTY WALL	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Architectural Existing					
AE-001	PHOTO SHEET	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE100	ROOF PLAN - EXISTING / DEMOLITION	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE101	ROOF PLAN - NEW	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE102	EXISTING BASEMENT PLAN, INTERIOR ELEVATIONS AND PHOTOS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE103	NEW BASEMENT PLAN, INTERIOR ELEVATIONS AND DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE201	EXISTING ELEVATION - DEMO	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE202	EXISTING ELEVATION - DEMO	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE203	EXISTING ELEVATION - DEMO	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE204	NEW ELEVATION - NEW	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE205	NEW ELEVATION - NEW	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)

Page 2 of 8

RELATED BEAL
Printed on Mon Aug 30, 2021 at 01:04 pm EDT
Kenmore - 648 L4
Related Beal Construction, LLC

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
AE206	NEW ELEVATION - NEW	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE301	WALL SECTIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE302	WALL SECTIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE302A	WALL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE303	WALL SECTIONS @ PENTHOUSE	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE303A	PENTHOUSE WAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE304	PENTHOUSE EXPANSION JOINT DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE305	PENTHOUSE EXPANSION JOINT AND CORNICE DETAIL	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE401	ROOF DETAILS - EXISTING AND NEW	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE402	ROOF DETAILS - EXISTING AND NEW	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE403	ROOF DETAIL	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE501	WINDOW PHOTO'S	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE502	WINDOW DETAILS - EXISTING AND NEW	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE601	CONCRETE REPAIR DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE602	CONCRETE REPAIR DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
AE-CS	COVER	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Civil					
C-100	LEGEND & GENERAL NOTES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
C-200	LAYOUT & MATERIALS PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
C-300	GRADING & DRAINAGE PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
C-400	UTILITY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
C-500	DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Electrical					
E-001	ELECTRICAL LEGEND	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-101	BASEMENT & LEVEL 1 ELECTRICAL FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-102	LEVEL 2 ELECTRICAL FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-103	LEVEL 3 ELECTRICAL FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-104	LEVEL 4 ELECTRICAL FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-105	LEVEL 5 ELECTRICAL FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-106	LEVEL 6 ELECTRICAL FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-107	LEVEL 7 ELECTRICAL FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-201	BASEMENT & LEVEL 1 LIGHTING FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-202	LEVEL 2 LIGHTING FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-203	LEVEL 3 LIGHTING FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-204	LEVEL 4 LIGHTING FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-205	LEVEL 5 LIGHTING FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-206	LEVEL 6 LIGHTING FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-207	LEVEL 7 LIGHTING FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)

Page 3 of 8

Printed on Mon Aug 30, 2021 at 01:04 pm EDT

Kenmore - 648 L4

Related Beal Construction, LLC

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
E-301	BASEMENT & LEVEL 1 FIRE ALARM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-302	LEVEL 2 FIRE ALARM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-303	LEVEL 3 FIRE ALARM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-304	LEVEL 4 FIRE ALARM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-305	LEVEL 5 FIRE ALARM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-306	LEVEL 6 FIRE ALARM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-307	LEVEL 7 FIRE ALARM FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-401	ELECTRICAL ENLARGED VAULT PLANS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-501	ELECTRICAL RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-502	ELECTRICAL FIRE ALARM RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-601	ELECTRICAL FIRE ALARM INPUT/OUTPUT MATRIX	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-700	ELECTRICAL SCHEDULES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-701	ELECTRICAL MECHANICAL EQUIPMENT SCHEDULE	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-800	ELECTRICAL DETAILS SHEET 1	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
E-801	ELECTRICAL DETAILS SHEET 2	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Electrical Demolition					
ED-101	ELECTRICAL DEMO - BASEMENT & LEVEL 1 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
ED-500	ELECTRICAL DEMO RISER AND ENLARGED PLANS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Elevator					
VT-01	ELEVATOR DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Fire Protection					
FP-001	FIRE PROTECTION - LEGEND	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-002	FIRE PROTECTION - SCHEDULES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-101	FIRE PROTECTION BASEMENT & LEVEL 1 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-102	FIRE PROTECTION LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-103	FIRE PROTECTION LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-104	FIRE PROTECTION LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-105	FIRE PROTECTION LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-106	FIRE PROTECTION LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-107	FIRE PROTECTION LEVEL 7 FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-200	FIRE PROTECTION - RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-300	FIRE PROTECTION - DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FP-301	FIRE PROTECTION - DETAILS 2	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Fire Protection Demolition					
FPD-101	FIRE PROTECTION EXIST. & DEMO - BASEMENT & LEVEL 1	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FPD-102	FIRE PROTECTION EXIST. & DEMO - LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FPD-103	FIRE PROTECTION EXIST. & DEMO - LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FPD-104	FIRE PROTECTION EXIST. & DEMO - LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)

Page 4 of 8

RELATED BEAL

Related Beal Construction, LLC

Printed on Mon Aug 30, 2021 at 01:04 pm EDT

Kenmore - 648 L4

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
FPD-105	FIRE PROTECTION EXIST. & DEMO - LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FPD-106	FIRE PROTECTION EXIST. & DEMO - LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
FPD-107	FIRE PROTECTION EXIST. & DEMO - LEVEL 7 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
General					
G-000	COVER SHEET	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
G-001	DRAWING INDEX	1	08/04/2021	08/05/2021	Addendum 1 - 08.04.2021 (08/04/21)
G-010	SITE CONTEXT PLAN (ROOF PLAN)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Landscape					
L-100	LANDSCAPE PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
L-200	DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Life Safety					
LS-001	CODE SHEET 01	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-002	CODE SHEET 02	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-101	BASEMENT & LEVEL 1 LIFE SAFETY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-102	LEVEL 2 LIFE SAFETY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-103	LEVEL 3-6 LIFE SAFETY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-104	LEVEL 4 LIFE SAFETY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-105	LEVEL 5 LIFE SAFETY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-106	LEVEL 6 LIFE SAFETY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-107	PENTHOUSE LIFE SAFETY PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
LS-201	BUILDING DIAGRAMS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Mechanical					
M-001	MECHANICAL LEGEND & SYMBOLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-101	MECHANICAL BASEMENT & LEVEL 1 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-102	MECHANICAL LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-103	MECHANICAL LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-104	MECHANICAL LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-105	MECHANICAL LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-106	MECHANICAL LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-107	MECHANICAL LEVEL 7 FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-200	MECHANICAL SCHEDULES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-201	MECHANICAL SCHEDULES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-202	MECHANICAL SCHEDULES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-300	MECHANICAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-301	MECHANICAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-302	MECHANICAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-400	MECHANICAL AIRFLOW & WATER RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)

Page 5 of 6

RELATED BEAL

Printed on Mon Aug 30, 2021 at 01:04 pm EDT

Kenmore - 648 L4

Related Beal Construction, LLC

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
M-500	MECHANICAL CONTROLS LEGEND	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-501	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-502	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-503	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-504	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-505	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-506	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-507	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
M-508	MECHANICAL CONTROLS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Mechanical Demolition					
MD-101	MECHANICAL EXIST. & DEMO. - BASEMENT & LEVEL 1 PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
MD-102	MECHANICAL EXIST. & DEMO. - LEVEL 2 PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
MD-103	MECHANICAL EXIST. & DEMO. - LEVEL 3 PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
MD-104	MECHANICAL EXIST. & DEMO. - LEVEL 4 PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
MD-105	MECHANICAL EXIST. & DEMO. - LEVEL 5 PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
MD-106	MECHANICAL EXIST. & DEMO. - LEVEL 6 PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
MD-107	MECHANICAL EXIST. & DEMO. - LEVEL 7 PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Plumbing					
P-001	PLUMBING LEGEND	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-002	PLUMBING SCHEDULES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-101	PLUMBING BASEMENT & LEVEL 1 FLOOR PLANS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-102	PLUMBING LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-103	PLUMBING LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-104	PLUMBING LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-105	PLUMBING LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-106	PLUMBING LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-107	PLUMBING LEVEL 7 FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-200	PLUMBING WATER RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-201	PLUMBING SANITARY RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-202	PLUMBING STORM WATER RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-203	PLUMBING GAS RISER DIAGRAM	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-300	PLUMBING DETAILS 1	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
P-301	PLUMBING DETAILS 2	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Plumbing Demolition					
PD-101	PLUMBING EXIST. & DEMO BASEMENT & LEVEL 1 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
PD-102	PLUMBING EXIST. & DEMO - LEVEL 2 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
PD-103	PLUMBING EXIST. & DEMO - LEVEL 3 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
PD-104	PLUMBING EXIST. & DEMO - LEVEL 4 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)

Page 6 of 8

Printed on Mon Aug 30, 2021 at 01:04 pm EDT

Kenmore - 648 L4

RELATED BEAL

Related Beal Construction, LLC

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
PD-105	PLUMBING EXIST. & DEMO - LEVEL 5 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
PD-106	PLUMBING EXIST. & DEMO - LEVEL 6 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
PD-107	PLUMBING EXIST. & DEMO - LEVEL 7 FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Security					
SEC-001	SECURITY LEGEND	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-101	BASEMENT & LEVEL 1 SECURITY FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-102	LEVEL 2 SECURITY FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-103	LEVEL 3 SECURITY FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-104	LEVEL 4 SECURITY FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-105	LEVEL 5 SECURITY FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-106	LEVEL 6 SECURITY FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-107	LEVEL 7 SECURITY FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-501	SECURITY RISER	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SEC-801	SECURITY DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Structural					
S-001	GENERAL NOTES	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-011	TYPICAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-012	TYPICAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-013	TYPICAL DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-100	BASEMENT FRAMING PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-101	LEVEL 1 FRAMING PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-102	LEVEL 2 FRAMING PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-103	LEVEL 3 FRAMING PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-104	LEVEL 4 FRAMING PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-105	LEVEL 5 FRAMING PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-106	LEVEL 6 FRAMING PLAN	1	08/04/2021	08/05/2021	Addendum 1 - 08.04.2021 (08/04/21)
S-107	LEVEL 7 (PENTHOUSE) FRAMING PLAN	1	08/04/2021	08/05/2021	Addendum 1 - 08.04.2021 (08/04/21)
S-108	PENTHOUSE ROOF FRAMING PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-201	WALL ELEVATIONS & DETAILS	1	08/04/2021	08/05/2021	Addendum 1 - 08.04.2021 (08/04/21)
S-202	WALL ELEVATIONS & DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-301	SECTIONS AND DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-302	SECTIONS AND DETAILS	1	08/04/2021	08/05/2021	Addendum 1 - 08.04.2021 (08/04/21)
S-303	SECTIONS AND DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
S-304	SECTIONS AND DETAILS	0	08/04/2021	08/05/2021	Addendum 1 - 08.04.2021 (08/04/21)

Page 7 of 8

RELATED BEAL

Related Beal Construction, LLC

Printed on Mon Aug 30, 2021 at 01:04 pm EDT

Kenmore - 648 L4

Drawing No.	Drawing Title	Revision	Drawing Date	Received Date	Set
Structural Demolition					
SD-100	BASEMENT DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-101	LEVEL 1 DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-102	LEVEL 2 DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-103	LEVEL 3 DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-104	LEVEL 4 DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-105	LEVEL 5 DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-106	LEVEL 6 DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-107	LEVEL 7 DEMOLITION PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
SD-201	DEMO WALL ELEVATIONS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
Telecommunications					
T-001	TELECOM LEGEND	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-101	BASEMENT & LEVEL 1 TELECOM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-102	LEVEL 2 TELECOM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-103	LEVEL 3 TELECOM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-104	LEVEL 4 TELECOM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-105	LEVEL 5 TELECOM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-106	LEVEL 6 TELECOM FLOOR PLAN	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-107	LEVEL 7 TELECOM FLOOR PLAN (PENTHOUSE)	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-401	TELECOM ENLARGED PLANS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-501	TELECOM RISER	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)
T-801	TELECOM DETAILS	0	03/19/2021	03/19/2021	100% CD - 03.19.2021 (03/19/21)

Page 8 of 8

EXHIBIT 5

TERM COMMENCEMENT DATE AGREEMENT

Gritstone bio, Inc., a Delaware corporation (“Tenant”) hereby certifies that it has entered into a lease with RREF II Kenmore Lessor III LLC and RREF II Kenmore Lessor IV LLC (collectively, “Landlord”) dated _____________, 20__, and verifies the following information as of the _____ day of ______________, 20__:

Address of Building: The Beacon Building

660 Beacon Street

Boston, Massachusetts

Total Rentable Area of the Premises: _________ r.s.f. (approx.)

Term Commencement Date: _______________, 20__

Rent Commencement Date: _______________, 20__

Lease Expiration Date: _______________, 20___

Tenant’s Proportionate Share: _____%

Tenant acknowledges and agrees that all improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT: LANDLORD:

GRITSTONE BIO, INC., RREF II Kenmore Lessor III LLC

a Delaware corporation a Delaware limited liability company

By: __________________________ By:_______________________

Name:________________________ Name: ____________________

Title:_________________________ Title: Authorized Signatory

Hereunto duly authorized

RREF II Kenmore Lessor IV LLC

a Delaware limited liability company

By:_______________________

Name: ____________________

Title: Authorized Signatory

EXHIBIT 6

RESERVED

EXHIBIT 7

COMMON LABORATORY FACILITIES

e

BOMA - B1 & LEVEL 1

PH NEUTRALIZATION ROOM
1102 SF
FUEL OIL
228 SF

Level B1

RETAIL 1
RETAIL 2
RETAIL 3
RETAIL 4

LEVEL 1

BOMA Spaces

- MAJOR VERTICAL PENETRATION
- BASE BUILDING CIRCULATION
- FLOOR SERVICE & AMENITY
- BUILDING SERVICE & AMENITY
- COMMON LABORATORY FACILITIES
- AMENITY
- RETAIL 1
- RETAIL 2
- RETAIL 3
- RETAIL 4

Area Schedule (BOMA) - B1

LEVEL	BOMA_SPACE TYPE	AREA (SQFT)
B1	AMENITY	6433.54
B1	BASE BUILDING CIRCULATION	284.57
B1	BUILDING SERVICE & AMENITY	2388.58
B1	FLOOR SERVICE & AMENITY	69.01
B1	COMMON LABORATORY FACILITIES	1330.18
		10505.88

Area Schedule (BOMA) - Level 1

LEVEL	BOMA_SPACE TYPE	AREA (SQFT)
LEVEL 1	AMENITY	245.35
LEVEL 1	BASE BUILDING CIRCULATION	2917.40
LEVEL 1	BUILDING SERVICE & AMENITY	9615.66
LEVEL 1	FLOOR SERVICE & AMENITY	83.92
LEVEL 1	MAJOR VERTICAL PENETRATION	868.52
LEVEL 1	COMMON LABORATORY FACILITIES	1793.85
LEVEL 1	RETAIL 1	5800.14
LEVEL 1	RETAIL 2	2324.86
LEVEL 1	RETAIL 3	3346.00
LEVEL 1	RETAIL 4	1041.00
		28036.70

0 20' 40' 80'

Kenmore Square   Beacon Building | 218421092 | RelatedBeal | 06/18/21   Stantec

EXHIBIT 8

FORM OF CURRENT MORTGAGEE’S SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

After Recording, Return to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Aaron Beim

SUBORDINATION, NON‑DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON‑DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of ____________, 2021, by and between PARLEX 8 FINCO, LLC, a Delaware limited liability company, whose address for notice under this Agreement is c/o Blackstone Mortgage Trust, Inc., 345 Park Avenue, New York, New York 10154 (together with its successors and/or assigns, “Lender”), and Gritstone bio, Inc., a Delaware corporation, whose address for notice under this Agreement is 5959 Horton Street, Suite 300, Emeryville, CA 94608 prior to the Term Commencement Date of the Lease (as defined in the Lease) and 660 Beacon Street, Boston, Massachusetts 02215 thereafter (“Tenant”).

Statement of Background

A. Lender has agreed to make a loan (the “Loan”) to RREF II Kenmore Lessor IV LLC, a Delaware limited liability company (“Landlord”), which is evidenced by a promissory note (as the same may have been or may hereafter be amended, restated, replaced, extended, increased, split, severed, supplemented or modified from time to time, the “Note”) made by Landlord to order of Lender and secured by, among other things, a leasehold mortgage and security agreement (as the same may have been or may hereafter be amended, restated, replaced, extended, increased, split, severed, supplemented or modified from time to time, the “Security Instrument”) made by Landlord for the benefit of Lender covering the land (the “Land”) described on Exhibit A attached hereto and all improvements (the “Improvements”) now or hereafter located on the Land (the Land and the Improvements hereinafter collectively referred to as the “Property”).

B. Tenant is the tenant or lessee under a lease dated as of [____________] (which lease is hereinafter called the “Lease”), covering approximately [___________] square feet of space located in the Improvements (the “Premises”). Landlord holds all rights of landlord or lessor under the Lease.

C. The parties hereto desire to make the Lease subject and subordinate to the Security Instrument in accordance with the terms and provisions of this Agreement.

Statement of Agreement

For and in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Lender, Tenant and Landlord do hereby covenant and agree that, subject to the terms of this Agreement, the leasehold estate of Tenant under the Lease is and shall continue to be subject and subordinate in all respects to the Security Instrument and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder to the full extent of any and all amounts from time to time secured thereby and interest thereon.

2. Lender does hereby agree with Tenant that, in the event Lender (or its nominee or designee) becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise (the date upon which such succession occurs, the “Date of Attornment”; and the person or entity so obtaining ownership of the Property (whether Lender, its nominee or designee), together with the successors and assigns of such successor owner, “Successor Landlord”), so long as Tenant complies with and performs its obligations under the Lease in accordance with the terms thereof, (a) the Lease shall continue in full force and effect as a direct Lease between Lender (or such Successor Landlord) and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease, and Lender (or such Successor Landlord) will not disturb the possession of Tenant, and (b) the Premises shall be subject to the Lease and Lender (or such Successor Landlord) shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof; provided, however, nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated by Lender pursuant to the Security Instrument to the extent necessary under applicable law in order for Lender to avail itself of and complete the foreclosure or other remedy.

3. Tenant does hereby agree with Lender that, in the event Lender (or a Successor Landlord) becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender (or such Successor Landlord) as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender (or such Successor Landlord) an appropriate agreement of attornment to Lender (or such Successor Landlord) and any subsequent titleholder of the Premises.

4. Tenant agrees that, in the event Lender (or a Successor Landlord) succeeds to the interest of Landlord under the Lease, Lender (or such Successor Landlord) shall not be:

(a) liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord), except to the extent that (i) such act or omission relates to the maintenance or repair of the Premises and continues after the Date of Attornment and (ii) Lender received written notice of such act or omission and an opportunity to cure the same at least thirty (30) days prior the Date of Attornment;

(b) subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), except to the extent that (i) such state of facts giving rise to the claim of offset or defense continues after the Date of Attornment, (ii) such offset or defense is expressly provided for in the Lease, and (iii) Lender received written notice of such state of facts and an opportunity to cure the same at least thirty (30) days prior to the Date of Attornment;

(c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord) except to the extent that such amounts were received by Lender;

(d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Agent succeeded to any prior Landlord’s interest except to the extent that (i) such obligation continues after the Date of Attornment, (ii) such obligation is expressly provided for in the Lease, and (iii) Lender received written notice of such obligation and an opportunity to cure the same at least thirty (30) days prior to the Date of Attornment;

(e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender or such Successor Landlord (as applicable);or

(f) bound by any surrender, termination, amendment or modification of the Lease made without the consent of Lender except as set forth below.

Notwithstanding the foregoing or anything herein to the contrary, nothing herein shall limit Tenant’s exercise of self-help and offset rights and remedies, including, without limitation, those rights and remedies arising by reason of events, actions or omissions occurring or arising (i) after the Date of Attornment, or (ii) before the Date of

Attornment if, with respect to such offset, Lender has been given written notice of and an opportunity to cure the same as provided in Section 6 below.

Notwithstanding subsection (f) above, Lender’s consent shall not be required in connection with an amendment, termination or modification which confirms the exercise of a specific right or option in favor of Tenant pursuant to the express terms of the Lease, such as a renewal or termination right that conforms to the express terms of the Lease.

5. Tenant acknowledges that Landlord will execute and deliver to Lender an Assignment of Leases and Rents (the “Assignment of Leases”), which assigns the Lease and the rent and all other sums due thereunder to Lender as security for the Loan, and Tenant hereby expressly consents to such assignment. Tenant acknowledges that the interest of the Landlord under the Lease has been assigned to Lender solely as security for the purposes specified in said assignments, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignments or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Tenant further agrees that upon receipt of a written notice from Lender of a default by Landlord under the Loan, Tenant will thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Landlord shall have no claim against Tenant for any amounts paid to Lender pursuant to any such notice.

6. Tenant hereby agrees to give to Lender (and Successor Landlord) copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord. Prior to Tenant exercising any right or remedy of Tenant under the Lease as a result of any default thereunder by Landlord, Lender and Successor Landlord shall have the right, but not the obligation, to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, for the time period equal to the greater of: (a) the notice period provided to Landlord under the Lease (which shall commence upon the later of (x) expiration of Landlord’s cure period under the Lease and (y) Lender’s receipt of written notice of such default); or (b) thirty (30) days after written notice of such default has been received by Lender from Tenant; provided, however, if such default is not reasonably susceptible to cure by Lender during such 30-day period (including, in the event that Lender shall not be able to exercise reasonable cure rights because it is not then the owner of the Property and/or has not yet had a receiver appointed for the Property), then Lender shall have such additional time as shall be reasonably necessary to cure such default so long as Lender has commenced attempting to cure such default during such initial 30-day period and is diligently undertaking to cure such default. Tenant shall accept performance by Lender or Successor Landlord of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s or Successor Landlord’s written request, given within thirty (30) days after any such termination, Tenant, within fifteen (15) days after receipt of such request, shall execute and deliver to Lender or Successor Landlord a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Lender and Successor Landlord shall have the right, without Tenant’s consent, to foreclose the Security Instrument or to accept a deed in lieu of foreclosure or to exercise any other remedies under the Security Instrument.

7. Neither Lender nor Successor Landlord shall have any obligation or incur any liability with respect to any of the following: (i) the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, provided that the foregoing shall not limit any express remedies of Tenant set forth in the Lease with respect to Landlord’s, Lender’s or Successor Landlord’s failure to perform such construction obligations if such obligations remain unperformed as of the Date of Attornment and Lender has received written notice of such obligations at least thirty (30) days prior to the Date of Attornment, (ii) any indemnification obligations accrued against any prior landlord (including, without limitation, Landlord) prior to the Date of Attornment, (ii) any defaults arising out of any covenant in the Lease which is personal to Landlord, (iii) any default by Landlord which is not susceptible to cure by Successor Landlord (including, without limitation, any lease, encumbrance or similar act or omission by Landlord that prevents Successor Landlord from complying with the landlord’s obligations under the Lease), and/or (iv) any default by Landlord which Successor Landlord is not liable or responsible for pursuant to the express provisions of Section 4 above. From and after the Date of Attornment, neither Lender nor any Successor Landlord shall have any obligation, nor incur any liability, beyond Lender’s (or such Successor Landlord’s) then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender (or such Successor Landlord), if any, in the Premises for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.

8. Tenant acknowledges, without limitation, that the subordinations provided hereby include a full and complete subordination by Tenant of any options it may have to purchase all or any portion of the Property, rights of first refusal to purchase all or any portion of the Property or similar rights, whether such rights are provided in the Lease or elsewhere. Tenant hereby further agrees that any such option to purchase or right of first refusal to purchase shall be expressly inapplicable to any foreclosure of the Security Instrument or acquisition of the Property or any interest therein by Lender (or a Successor Landlord) by conveyance in lieu thereof or similar transaction.

9. If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

10. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

11. Lender shall not, either by virtue of the Security Instrument, the Assignment of Leases or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender (or a Successor Landlord) under the Lease shall extend only to those liability or obligations accruing subsequent to the Date of Attornment as modified by the terms of this Agreement. Tenant shall look only to the estate and interest, if any, of Successor Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender or any Successor Landlord under the Lease or under this Agreement, and no other property or assets of Lender or any Successor Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant’s use or occupancy of the Premises or any claim arising under this Agreement.

12. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth on the first page; provided, however, that every party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other parties in the manner set forth herein.

13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors in title and assigns. When used herein, the term “Landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease (but excluding Lender and any Successor Landlord), and the term “Lender” refers to Lender and to any successor in interest of Lender under the Security Instrument.

14. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery (including by facsimile or other electronic transmission) and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal to be effective as of the date set forth in the first paragraph hereof.

LENDER:

PARLEX 8 FINCO, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF )
) ss.:

COUNTY OF )

On the ____ day of ____________ in the year 2021 before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, the ____________________of _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument as the voluntary act of ____________________.

________________________
Notary Public

TENANT:

GRITSTONE BIO, INC., a Delaware corporation

By: __________________________________
Name: ________________________________
Title: _________________________________

STATE OF )
) ss.:

COUNTY OF )

On the ____ day of ____________ in the year 2021 before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, the ____________________of ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument as the voluntary act of ____________________.

________________________
Notary Public

The undersigned Landlord hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement.

LANDLORD:

RREF II KENMORE LESSOR III LLC, a Delaware limited liability company

By: __________________________________
Name: __________________________________
Title: _________________________________

STATE OF )
) ss.:

COUNTY OF )

On the ____ day of ____________ in the year 2021 before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, the ____________________of ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument as the voluntary act of ____________________.

________________________
Notary Public

Exhibit A

[Property Legal Description]

EXHIBIT 9

FORM OF LETTER OF CREDIT

DATE: ___________

IRREVOCABLE STANDBY LETTER OF CREDIT REFERENCE NO.: --------------------

TO: RREF II KENMORE LESSOR III LLC, AND

RREF II KENMORE LESSOR IV LLC

C/O THE RELATED COMPANIES LP

30 HUDSON YARDS, 72ND FLOOR

ATTENTION: TREASURY DEPARTMENT

NEW YORK, NY 10001

SIR/MADAM,

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.

BENEFICIARY RREF II KENMORE LESSOR III LLC, AND

RREF II KENMORE LESSOR IV LLC

C/O THE RELATED COMPANIES LP

30 HUDSON YARDS, 72ND FLOOR

ATTENTION: TREASURY DEPARTMENT

NEW YORK, NY 10001

ACCOUNT PARTY : GRITSTONE BIO, INC.

5959 HORTON STREET, SUITE 300

EMERYVILLE, CA 94608

DATE OF EXPIRY : SEPTEMBER 15, 2022

PLACE OF EXPIRY : AT OUR COUNTERS

AMOUNT : USD 4,602,926.64

APPLICABLE RULE : ISP LATEST VERSION

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT "A" ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED SIGNATORY, SIGNED AS SUCH AND FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

(A) “THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM GRITSTONE BIO, INC. PURSUANT TO THAT CERTAIN LEASE BY AND BETWEEN RREF II KENMORE LESSOR III LLC, AND RREF II KENMORE LESSOR IV LLC, AS LANDLORD, AND GRITSTONE BIO, INC., AS TENANT, WITH RESPECT TO CERTAIN PREMISES LOCATED AT 650-660 BEACON STREET AND 648 BEACON STREET, BOSTON, MASSACHUSETTS (AS THE SAME MAY BE AMENDED).”

OR

(B) “WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM JPMORGAN CHASE BANK, N.A. THAT LETTER OF CREDIT NO. _______________WILL NOT BE RENEWED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM ACCOUNT PARTY SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.”

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

OUR OBLIGATION UNDER THIS CREDIT SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER. WE SHALL HAVE NO DUTY TO, OR RESPONSIBILITY FOR, INQUIRING INTO THE VERACITY OF ANY STATEMENT PRESENTED HEREUNDER, NOR SHALL WE INQUIRE OR GIVE WEIGHT TO ANY COUNTERCLAIM, DISPUTE OR CONFLICTING INSTRUCTION MADE OR GIVEN BY THE ACCOUNT PARTY REGARDING ANY SUCH PRESENTATION.

PARTIAL AND MULTIPLE DRAWS ARE ALLOWED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU NOTICE BY CERTIFIED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JANUARY 31, 2043.

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED ONE OR MORE TIMES, WITHOUT COST TO THE BENEFICIARY. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR TRANSFER REQUEST FORM DULY COMPLETED AND EXECUTED. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE USE THE FORM ATTACHED HERETO AS EXHIBIT B. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. CHARGES AND FEES RELATED TO SUCH TRANSFER WILL BE FOR THE ACCOUNT OF THE ACCOUNT PARTY.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US AT OUR COUNTERS AT 10420 HIGHLAND MANOR DRIVE, 4TH FLOOR, TAMPA, FLORIDA 33610 ATTN: STANDBY LC UNIT, ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY’S ACCOUNT PER THEIR INSTRUCTIONS WITHIN THREE (3) BUSINESS DAY AFTER PRESENTATION. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH.

DRAWINGS HEREUNDER MAY BE PRESENTED BY FACSIMILE/TELECOPY (''FAX'') TO FAX NUMBER 856-294-5267 UNDER TELEPHONE PRE-ADVICE TO 1-800-634-1969. SUCH FAX PRESENTATION(S) MUST BE RECEIVED ON OR BEFORE THE EXPIRY DATE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT. ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN THE EVENT OF PRESENTATION BY FAX, THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED. HOWEVER, THE ABSENCE OF SUCH TELEPHONE CONFIRMATION AS DESCRIBED ABOVE DOES NOT AFFECT OUR OBLIGATION TO HONOR SUCH DRAWING, IF SUCH DRAWING IS OTHERWISE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS STANDBY LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE "ISP98"),

ALL INQUIRIES REGARDING THIS TRANSACTION MAY BE DIRECTED TO OUR CLIENT SERVICE GROUP AT THE FOLLOWING

TELEPHONE NUMBER OR EMAIL ADDRESS QUOTING OUR REFERENCE ----------------.

TELEPHONE NUMBER: 1-800-634-1969

EMAIL ADDRESS: ----------------------------

YOURS FAITHFULLY,

JPMORGAN CHASE BANK, N.A.,

.............................................

AUTHORIZED SIGNATURE

EXHIBIT “A”

DATE: _______________ REF. NO. ___________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF USD_________________

US DOLLARS _____________________________________________________________________

DRAWN UNDER ________________ JPMORGAN CHASE BANK, N.A., STANDBY

LETTER OF CREDIT NUMBER NO. __________________________

TO: JPMORGAN CHASE BANK, N.A.

10420 HIGHLAND MANOR DRIVE, 4TH FLOOR

TAMPA, FLORIDA 33610

(BENEFICIARY’S NAME)

…............................................................

Authorized Signature

EXHIBIT “B”

[TO BE INSERTED AT ISSUANCE TIME]

EXHIBIT 10

FORM OF NON-DISTURBANCE AGREEMENT (BU LEASE)

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

______________________

______________________

______________________

______________________

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made to be effective as of the ____ day of _____________, 20__, between TRUSTEES OF BOSTON UNIVERSITY, and its successors and assigns (“Ground Lessor”), and [___________________________] (“Subtenant”).

BACKGROUND:

A. [RREF II Kenmore Lessor II LLC] (the “Ground Lessee”), is the lessee under that certain Second Ground Lease dated October 20, 2016 between Ground Lessor, as Landlord, and Ground Lessee, as Tenant (as same may be amended, the “Ground Lease”), relating to the property described in Exhibit A attached hereto and incorporated into this Agreement (the “Property”).

B. Subtenant is the sublessee under that certain Lease between Subtenant, as tenant, and Ground Lessee, as landlord, dated as of [______________] (the “Sublease”), relating to certain premises (the “Premises”) in the Property.

AGREEMENT:

For and in consideration of the mutual covenants contained in this Agreement, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are acknowledged, and notwithstanding anything in the Ground Lease or Sublease to the contrary, the parties agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Ground Lease.

2. Nondisturbance. If Ground Lessor terminates the Ground Lease and takes possession of the Property, so long as there is no uncured event of default then existing under the Sublease and Subtenant complies with and performs its obligations under the Sublease, then Ground Lessor agrees as follows:

a. Such Ground Lease termination by Ground Lessor will not terminate, impair or disturb the possession of Subtenant under the Sublease (except in the event that the landlord thereunder shall have the right to terminate the Sublease under the terms and provisions set forth in the Sublease).

b. The Sublease will continue in full force and effect as a direct Sublease between Ground Lessor and Subtenant, upon and subject to all of the terms, covenants and conditions of the Sublease, for the balance of the term of the Sublease.

3. Attornment. If Ground Lessor takes possession of the Property by termination of the Ground Lease with Ground Lessee or otherwise, then Subtenant agrees as follows:

a. Subtenant will perform and observe all of its obligations under the Sublease.

b. Subtenant will attorn to and recognize the Ground Lessor under the Sublease for the remainder of the term of the Sublease, such attornment to be automatic and self-operative.

c. Subtenant will execute and deliver upon request of Ground Lessor an appropriate agreement of attornment to Ground Lessor.

4. Protection of Ground Lessor. Subtenant agrees that Ground Lessor, upon taking possession of the Property after termination of the Ground Lease or otherwise, will not be liable for, subject to or bound by any of the following:

a. The payment of rent or additional rent which Subtenant might have paid for more than the current month in advance.

b. Any act or omission of Ground Lessee, or for any fact, circumstance or condition existing or arising prior to Ground Lessor’s succession in interest to Ground Lessee under the Sublease.

c. Any offsets, claims or defenses which such Subtenant might have against Ground Lessee.

d. Any security deposit, Letter of Credit or other prepaid charge paid or delivered to Ground Lessee, unless actually delivered to Ground Lessor.

e. Any agreement in the Sublease (i) to construct or complete any portion of the Premises and/or any improvements thereof for Subtenant, or (ii) to construct any improvements on or about the Property, or (iii) to indemnify Subtenant for any loss resulting from a failure to timely deliver the Premises or any construction on or about the Property.

f. Any agreement in the Sublease to expend more than available insurance proceeds or eminent domain awards to repair or restore the Premises or Property after casualty or condemnation.

g. Any provision of the Sublease that purports to grant Subtenant rights beyond the rights of Ground Lessee under the Ground Lease.

h. Any warranties of any nature whatsoever, including without limitation any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Ground Lessee’s title, Ground Lessee’s authority, habitability, fitness for purpose or possession.

5. Ground Lessor Exculpation. Subtenant will look solely to Ground Lessor’s interest in the Property for the payment and discharge of any obligation or liability imposed upon Ground Lessor under the Ground Lease (or Sublease upon taking possession of the Property after termination of the Ground Lease or otherwise taking possession of the Property after termination of the Ground Lease or otherwise).

6. Estoppel. To the best of Subtenant’s knowledge, there does not exist any default, claim, controversy or dispute under the Sublease as of the date hereof. Subtenant has not commenced any action nor sent or received any notice to terminate the Sublease.

7. Notice to Ground Lessor. Subtenant agrees that it will deliver to Ground Lessor a copy of all notices of default or termination received by it under the terms of the Sublease.

8. Invalidity. If any portion of this Agreement is held invalid or inoperative, then all of the remaining portions will remain in full force and effect, and, so far as is reasonable and possible, effect will be given to the intent manifested by the portion or portions held to be invalid or inoperative.

9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State where the Property is located.

10. Notices. All notices, demands and other communications (“Notices”) under or concerning this Agreement must be in writing. Each Notice shall be addressed to the intended recipient at its address set forth in this Agreement, and will be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee; (ii) the first business day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next business day delivery; or (iii) the third business day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. The term “business day” means any day other than a Saturday, a Sunday or any other day on which Ground Lessor is not open for business. Any party to this Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

Any Notice, if given to Ground Lessor, must be addressed as follows:

Trustees of Boston University

Office of Real Estate & Facility Services

One Silber Way, 9th Floor

Boston, MA 02215

Attention: Vice President for Real Estate & Facility Services

With a copy to:

Trustees of Boston University

Office of the General Counsel

125 Bay State Road

Boston, MA 02215

Attention: General Counsel

Any Notice, if given to Subtenant, must be addressed as follows:

Gritstone bio, Inc.

660 Beacon Street

Boston, Massachusetts

Attn: Office Manager

With copies of legal notices to:

5959 Horton Street, Suite 300

Emeryville, CA 94608

Attn: General Counsel

11. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors, successors-in-title and assigns.

12. Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together will constitute one and the same instrument. Transmission of a facsimile or by email of a Portable Document Format (PDF) (or similar electronic counterpart including DocuSign) copy of the signed counterpart of this Agreement shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or PDF (or similar electronic counterpart) copy of the signed counterpart of this Agreement by email transmission shall in all events deliver to the other party an original signature promptly upon request.

[Remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GROUND LESSOR:

TRUSTEES OF BOSTON UNIVERSITY, a Massachusetts non-profit corporation

By:

Name:

Title:

SUBTENANT:

By:

Name:

Title:

TRUSTEES OF BOSTON UNIVERSITY ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF

On before me, , Notary Public, personally

appeared _________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, which was , and acknowledged to me that s/he executed the same in his authorized capacity voluntarily and for its stated purpose.

WITNESS my hand and official seal.

___________________________________

Signature of Notary Public

(Seal)

SUBTENANT ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF _________________________

On before me, , Notary Public, personally

appeared , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, which was , and acknowledged to me that he/she executed the same in his/her authorized capacity voluntarily and for its stated purpose.

WITNESS my hand and official seal,

________________________________

Signature of Notary Public

(Seal)

EXHIBIT A TO NON-DISTURBANCE AGREEMENT

DESCRIPTION OF THE LAND

EXHIBIT A

DESCRIPTION OF LAND

PARCEL ONE: 533 Commonwealth Avenue:

That certain parcel of land situated in Boston in the County of Suffolk and Commonwealth of Massachusetts, bounded and described as follows:

SOUTHERLY by the Northerly line of Commonwealth Avenue, 76.98 feet;

WESTERLY by Lot E, as shown on the plan hereinafter mentioned, the line running through the middle of a twelve inch party wall, 121.30 feet;

NORTHERLY by a passageway sixteen feet wide, 75.64 feet; and

EASTERLY by lot B as shown on said plan, the line running through the middle of a passageway thirty feet wide, as shown on said plan 128.93 feet.

Said land is shown as lot F on a subdivision plan drawn by Aspinwall & Lincoln, Civil Engineers, dated Sept. 9, 1922, filed as plan No. 3665-D, with Certificate of Title No. 14454.

Together with all right, title and interest of Landlord in and to so much of the 16 foot wide passageway as abuts the above described premises to the centerline thereof, subject to the rights of others to use the same as a passageway. Landlord hereby reserves for itself and its successors and assigns a non-exclusive easement in such 16 foot wide passageway for the use, maintenance, repair, installation and replacement of the underground utilities located therein (including without limitation fiber optic cable and other data and telecommunications cabling) including vehicular and pedestrian access thereto for maintenance, repair, installation and replacement of such utilities.

PARCEL TWO: 535 Commonwealth Avenue:

That certain parcel of land situated in Boston in the County of Suffolk and Commonwealth of Massachusetts, bounded and described as follows:

SOUTHERLY by the Northerly line of Commonwealth Avenue, 27.27 feet;

WESTERLY by lot D, as shown on the plan hereinafter mentioned, 116.23 feet;

NORTHERLY by a passageway sixteen feet wide, 26.19 feet; and

EASTERLY by lot F, as shown on said plan, the line running through the middle of a twelve inch party wall, 121.30 feet.

Said land is shown as lot E on a subdivision plan drawn by Aspinwall & Lincoln, Civil Engineers, dated Sept. 9, 1922 filed as plan No. 3665-D with certificate of title No. 14454

Together with all right, title and interest of Landlord in and to so much of the 16 foot wide passageway as abuts the above described premises to the centerline thereof, subject to the rights of others to use the same as a passageway. Landlord hereby reserves for itself and its successors and assigns a non-exclusive easement in such 16 foot wide passageway for the use, maintenance, repair, installation and replacement of the underground utilities located therein (including without limitation fiber optic cable and other data and telecommunications cabling) including vehicular and pedestrian access thereto for maintenance, repair, installation and replacement of such utilities.

Note: the easterly half of the above referenced thirty foot wide passageway is shown as Lot B on Land Court Plan No. 3665-D, and the westerly half thereof is located along the easterly boundary of Lot F on land court plan No. 3665-D.

(b) Party wall rights set forth in an Agreement between George Collins & Co. Inc. and Harry I. Shackley, dated January 12, 1923 and filed as Document No. 44964;

(c) The right to use the whole of the 16 foot wide passageway between Deerfield Street and the Easterly side of said thirty foot passageway, in common with all others lawfully entitled thereto, as set forth by order of Court, filed and registered as Document No. 160843 and also shown on a plan recorded in Plan Book 2168, Page 178 in common with all others legally entitled thereto.

PARCEL FIVE: "Additional Land":

So much of the 16 foot wide passageway as abuts the below-described Parcels A, B and C to the south, to the centerline thereof, together with so much of the 16 foot wide passageway as abuts the below-described Parcel A to the southwest, to the centerline thereof:

Parcel A

The land, with the buildings thereon, situated and now numbered 80 Bay State Road in Boston, Suffolk County and being shown as Lot N on a Plan by William H. Whitney, Surveyor, dated July 1, 1897 and recorded with Suffolk Deeds, Book 2455, Page 86, and being bounded and described as follows:

NORTHERLY: by Bay State Road, there measuring 22.50 feet;

EASTERLY: by Lot M, as shown on said Plan, by a straight line running in part through the middle of a brick partition wall, 167.86 feet;

SOUTHERLY: by a passageway 16 feet wide leading from Raleigh Street to Deerfield Street, 18.40 feet;

SOUTHWESTERLY: by a passageway 16 feet wide from the first mentioned passageway to Bay State Road, but not leading to Deerfield Street, shown on Plan dated December 4, 1899, recorded with Suffolk Deeds, Book 2652, Page 408, 11.80 feet; and

WESTERLY: by Lot 2 as shown on Plan dated June 14, 1895, recorded with Suffolk Deeds, Book 2326, Page 19, by a straight line running in part through a brick partition wall, 162.97 feet.

Containing 3,829.6 square feet of land more or less.

Being a portion of premises conveyed to Trustees of Boston University by deed of John A. Karahalis, Alan J. Karahalis, and Andrew J. Karahalis, as Trustees of Karr Realty Trust, dated June 9, 1980 and recorded with Suffolk Registry of Deeds in Book 9465, Page 259.

Parcel B

The land, with the buildings thereon, situated and now numbered 78 Bay State Road in Boston, Suffolk County, Massachusetts, and being shown as Lot M on a Plan by William H. Whitney, dated July 1, 1897, recorded with Suffolk Deeds, Book 2455, page 86, and being bounded and described as follows:

NORTHERLY: by Bay State Road, 22.50 feet;

EASTERLY: by Lot L, as shown on said Plan, by a straight line running in part through the middle of a brick partition wall, 160.40 feet;

EASTERLY by land now or formerly of Eugene N. Foss, as shown on said plan, 129.30 feet.

Said land is also shown as Lot B on (a) a subdivision plan drawn by Aspinwall & Lincoln, Civil Engineers, dated Sept 15, 1916, filed as Plan No. 3665-C, with Certificate of Title No. 8786 and (b) a subdivision plan drawn by Aspinwall & Lincoln, Civil Engineers, dated Sept. 9, 1922, filed as Plan No. 3665-D, with Certificate of Title No. 14454.

Together with all right, title and interest of Landlord in and to so much of the passageway sixteen feet wide as abuts the above described premises to the north to the centerline thereof. Landlord hereby reserves for itself and its successors and assigns a non-exclusive easement in such 16 foot wide passageway for the use, maintenance, repair, installation and replacement of the underground utilities located therein (including without limitation fiber optic cable and other data and telecommunications cabling) including vehicular and pedestrian access thereto for maintenance, repair, installation and replacement of such utilities.

Together with the rights of Landlord in and to all rights and easements benefitting or appurtenant to any or all of the above-described Parcels One, Two, Three, Four, Five and Six, excepting the easement reserved by Landlord as set forth above.

EXHIBIT 11

EXCLUDED USES (BU LEASE)

Tenant shall not:

(i) use, allow or permit or suffer the use of the Premises, Building or any part thereof, or the Land, to be used or occupied for any unlawful purpose or for any dangerous or noxious trade or business; or

(ii) operate the Premises or any part thereof, or the Land in violation of any Legal Requirements; or

(iii) suffer, allow or permit the defacing or injury of the Premises or the Building or any part thereof (including without limitation exterior signage allowed under this Lease), or the Land except for construction, maintenance, repair or restoration activities or other activities otherwise permitted hereunder; or

(iv) operate a landfill, recycling facility, Hazardous Materials treatment, storage or disposal facility on the Land or in any of the Premises (except as accessory to any use permitted under this Lease and in compliance with the requirements set forth in this Lease); or

(v) suffer, allow or permit the loading of any of the floors of any current or future improvements beyond the loads which the same will safely support; or

(vi) use, allow or permit or suffer the use of, all or any portion of the Premises or any part thereof (including without limitation any exterior signage allowed under this Lease), or the Land in such manner as may make void or voidable any insurance then in force with respect to the Property; or

(vii) use, allow or permit or suffer the use of, all or any portion of the Premises or any part thereof (including without limitation exterior signage), or the Land, for any of the following uses or purposes:

(a) Any higher education use not approved in Landlord’s, or BU’s (as defined below), sole and absolute discretion;

(b) Any bookstore (other than a bookstore of BU or an affiliate thereof as subtenant or a licensee or sub-subtenant of such holder);

(c) Any use involving the sale of gasoline or diesel fuel or other petroleum products, or use as an automobile or truck service station or repair establishment, including tire sale establishments;

(d) Any warehouse, laboratory, assembly, manufacture, distillation or similar use; (provided that this restriction shall not apply to (i) a laboratory of BU or an affiliate thereof as subtenant or a licensee or sub-sub tenant of such holder, (ii) a so called “wet lab” or life sciences laboratory, (iii) chemistry laboratory, (iv) computer laboratory, (v) research and development facility, (vi) the operation of a so called "microbrewery" manufacturing limited quantities of beer or other spirits for onsite sale and consumption to its restaurant/bar operation, or (vii) accessory uses to one of the foregoing permitted uses including, without limitation, pilot manufacturing and device assembly);

(e) Any “second hand” store, pawn shop or flea market;

(f) Any mortuary or funeral home;

(g) Any trailer or truck rental establishment;

(h) Any massage parlor: any psychic, fortune teller, card reader or similar establishment; or any so-called “strip-club” or “gentlemen’s club” or other similar operation;

(i) Any casino, gambling hall, off track betting facility or gambling operation (provided this restriction shall not prohibit incidental sales of lottery tickets);

(j) Any adult bookstore, pornography shop or other facility specializing in or exhibiting pornographic material (defined as stores with five percent (5%) or more of their inventory that is not available for sale or rental to children under 16 years of age where such inventory explicitly deals with or depicts human sexuality);

(k) Any training or educational facility, including, without limitation, a beauty school, barber college, reading room or other facility catering primarily to students or trainees rather than customers;

(l) Any drive-through restaurant or other drive-through operations;

(m) Any half-way house, homeless shelter or other similar use;

(n) Any offices for: political parties or candidates, groups or person(s) espousing political causes;

(o) Any veterinarian office, animal hospital, kennel or animal shelter or other establishment that sells, keeps or boards animals;

(p) Any jail, penal, detention or correctional institution;

(q) A facility whose primary business is check cashing and or providing so-called “pay day” loans;

(r) A facility selling or otherwise providing drugs and/or drug-related paraphernalia;

(s) A drug or alcohol rehabilitation facility or drug dispensary such as a methadone dispensary or marijuana dispensary;

(t) Any circus, carnival, amusement rides, video game arcade or other entertainment venue;

(u) Or any use prohibited by any easement, restriction or covenant applicable to all or all portion of the Land which is in existence as of the Effective Date but only for the duration of the same in accordance with its terms as the same may be extended in accordance with its terms;

(v) A facility that sells, distributes, or displays any merchandise or items bearing the name of or otherwise make any use of the name “Boston University,” the abbreviation “B.U.” or any other name, symbol, seal, insignia, mascot, design, trademark, servicemark, logo, or nickname that pertains to or is associated with Boston University without in each instance the express written approval of the Landlord; and/or

(w) Offices and laboratories and uses ancillary to office and laboratory uses for any college or university (other than Boston University) and their affiliates and subsidiaries.

EXHIBIT 12

Reserved

EXHIBIT 13-A

CURRENT HAZARDOUS MATERIALS MATRIX

August 17, 2021

Beacon Building

Floor 5

Prospective Tenant 8-17-2021

Half of tenant inventory applied to FL5

August 17, 2021

Beacon Building

Floor 6

Prospective Tenant 8-17-2021

Half of tenant inventory applied to FL6

August 17, 2021

Beacon Building

Floor 7

Prospective Tenant 8-17-2021

No inventory applied to FL7

EXHIBIT 14

Approved Air Handling Unit Spec

H
245.75
161.12
140
13.25
10.56
28
60 Single Point
CTRL JB
VFD VFD VFD VFD VFD VFD
A
C
B
D
E
F
G
94.06
7.56
UNIT SPLIT
UNIT SPLIT
102.5
8270 LBS
89.5
7240 LBS
99.75
5930 LBS
291.75
21440 LBS
0 24 48 72 96

(A) SA DISCH DAMPER : OPPOSED BLADES
MAKE : TAM 1000SM Smoke
SIZE : 142 X 30

(B) FAN INLET DAMPER : PARALLEL BLADES
MAKE : T.A. Morrison 7600CWA
SIZE : 6 @ 25.5 X 25.5

(C) Service : SF
Fan: 6 @ 18'' TwinCity EPFN SW, 58% Width, Arrangement-4
Class: 3 Max RPM: 3767

	N-1	NOR
A.F.(cfm):	5900	4917
T.S.P.(in wc)	6.5	6.5
RPM:	3500	3140
# Fans:	5	6
Tot CFM:	29500	29500

MOTOR : 10 HP, TEFC Prem-Eff, 460/3/60
RPM : 3500 (GROUNDED SHAFT)
ISOLATORS : OS DEF : 2 in
FEG80 η_{pt} : 73% η_t / η_{pt} : 81%

(D) COOLING COIL
TYPE : CanCoil (5WD), 8 ROW
SIZES : 2 @ 36 X 141
CONN : RIGHT PULL : RIGHT
DRAIN : RIGHT VEL : 419 FPM

(E) HEATING COIL
TYPE : CanCoil (5WH), 2 ROW
SIZES : 2 @ 30 X 142
CONN : RIGHT PULL : RIGHT
VEL : 499 FPM

(F) HPT COIL
TYPE : Generic Coil, 6 ROW
SIZES : 1 @ 36, 1 @ 35 X 141
CONN : RIGHT PULL : RIGHT
DRAIN : RIGHT VEL : 425 FPM

(G) FILTERS : LIFT-OUT UPSTREAM
VELOCITY : 410 FPM
TYPE : 2"
12" (MERV 14)
SIZES : 18 @ 24 X 24

(H) OA INLET DAMPER : OPPOSED BLADES
MAKE : T.A. Morrison 1000
SIZE : 83 X 41

UNIT MOUNTING
The unit is designed to be mounted on a concrete pad.

Note : Calculated unit weights are shipping weights and do not reflect operating conditions, items which are field installed or ship loose.

SDG VER: May 6 2021

PROJECT 650-660 BEACON KENMORE

OPENINGS AND DIMENSIONS MAY VARY FROM CONTRACT DOCUMENTS. RETURN OF APPROVED DRAWINGS CONSTITUTES ACCEPTANCE OF THESE VARIANCES.

JOB NO. 7293	DRAWN BY WG	DWG NO. 7293U10SD01	ACCESS SIDE RIGHT	DWG UNITS IN	SALES OFFICE HTS BOSTON
TAG AHU-1-5	DATE MAY 13/21	TYPE INDOOR	15:43	SCALE N.T.S.	SALES ENGINEER DAVE BUTCHER

HAAKON INDUSTRIES.
11851 DYKE ROAD, RICHMOND, B.C. CANADA V7A 4X8

245.75
H
161.12
40
13.25
10.56
28
$
60
Single Point
CTRL JB
VFD VFD VFD VFD VFD VFD
A
C
B
D
E
F
G
94.06
$
7.56
UNIT
SPLIT
UNIT
SPLIT
102.5
8270 LBS
89.5
7240 LBS
99.75
5930 LBS
291.75
21440 LBS
0
24
48
72
96

(A) SA DISCH DAMPER : OPPOSED BLADES
MAKE : TAM 1000SM Smoke
SIZE : 142 X 30

(B) FAN INLET DAMPER : PARALLEL BLADES
MAKE : T.A. Morrison 7600CWA
SIZE : 6 @ 25.5 X 25.5

(C) Service : SF
Fan: 6 @ 18" TwinCity EPFN SW, 58% Width, Arrangement-4
Class: 3 Max RPM: 3767

	N-1	NOR
A.F.(cfm):	5900	4917
T.S.P.(in wc)	6.5	6.5
RPM:	3500	3140
# Fans:	5	6
Tot CFM:	29500	29500

MOTOR : 10 HP, TEFC Prem-Eff, 460/3/60
RPM : 3500 (GROUNDED SHAFT)
ISOLATORS : OS DEF : 2 in
FEG80 η_{pt} : 73% η_t / η_{pt} : 81%

(D) COOLING COIL
TYPE : CanCoil (5WD), 8 ROW
SIZES : 2 @ 36 X 141
CONN : RIGHT PULL : RIGHT
DRAIN : RIGHT VEL : 419 FPM

(E) HEATING COIL
TYPE : CanCoil (5WH), 2 ROW
SIZES : 2 @ 30 X 142
CONN : RIGHT PULL : RIGHT
VEL : 499 FPM

(F) HPT COIL
TYPE : Generic Coil, 6 ROW
SIZES : 1 @ 36, 1 @ 35 X 141
CONN : RIGHT PULL : RIGHT
DRAIN : RIGHT VEL : 425 FPM

(G) FILTERS : LIFT-OUT UPSTREAM
VELOCITY : 410 FPM
TYPE : 2"
12" (MERV 14)
SIZES : 18 @ 24 X 24

(H) OA INLET DAMPER : OPPOSED BLADES
MAKE : T.A. Morrison 1000
SIZE : 83 X 41

UNIT MOUNTING
The unit is designed to be mounted on a concrete pad.

Note : Calculated unit weights are shipping weights and do not reflect operating conditions, items which are field installed or ship loose.

SDG VER: May 6 2021

PROJECT 650-660 BEACON KENMORE

OPENINGS AND DIMENSIONS MAY VARY FROM CONTRACT DOCUMENTS. RETURN OF APPROVED DRAWINGS CONSTITUTES ACCEPTANCE OF THESE VARIANCES.

JOB NO.	7293	DRAWN BY	WG	DWG NO.	7293U10SD01	ACCESS SIDE	RIGHT	DWG UNITS	IN	SALES OFFICE	HTS BOSTON
TAG	AHU-1-5	DATE	MAY 13/21	TYPE	INDOOR	15:43		SCALE	N.T.S.	SALES ENGINEER	DAVE BUTCHER

HAAKON INDUSTRIES.
11851 DYKE ROAD, RICHMOND, B.C. CANADA V7A 4X8

HTS New England | newengland.htseng.com
One Corporation Way | Suite 110 | Peabody, MA 01960
T 978.977.9911 | F 978.977.9941

Tab 4

Static Pressure, Fans, Motors

HEAT TRANSFER SOLUTIONS

Page 36 of 174

STATIC PRESSURE CALCULATIONS:

Kenmore Beacon Building

Please confirm external static pressures.

Static Pressure Calculations

All units in: Inches of W.C.

	AHU-1-5	ERV-1 Supply	ERV-1 Return	EAHU-1
OA Inlet Damper	0.1	0.1	n/a	n/a
Return Damper	n/a	n/a	0.1	0.1
Pre-Filter (Dirty)	0.75	0.75	0.75	0.75
After-filter (Dirty)	1.25	1.25	n/a	n/a
Energy Recovery Wheel	n/a	0.9	0.67	n/a
Heat Recovery Coil	0.36	n/a	n/a	0.56
Heating Coil	0.198	0.239	n/a	n/a
Cooling Coil	0.798	0.933	n/a	n/a
Fan Inlet Damper	0.1	0.1	0.1	0.1
Supply Damper	0.1	0.1	n/a	n/a
Exhaust Damper	n/a	n/a	0.1	n/a
Exhaust Stack	n/a	n/a	n/a	0.38
Unit Internal Static Pressure	3.656	4.372	1.72	1.89
External Static Pressure	n/a	2	n/a	n/a
Total Fan Static Pressure	n/a	6.372	n/a	n/a
Fan selection operating point	6.5	6.4	3.3	4.9

Page 37 of 174

SOUND POWER LEVELS

Sound calculations are based on ASHRAE equations for attenuation of sound from lined plenums. To match actual test data, adjustments are made in the lower bands to account for sound reflection by the plenums.

Haakon casing sound absorption coefficients and transmission loss values used in the calculations have been obtained by an independent sound testing laboratory. The fan sound data is based on AMCA 300 testing.

UNIT	OPEN	SOUND POWER LEVELS (db)									
		BAND	1	2	3	4	5	6	7	8	
		FREQ	63	125	250	500	1000	2000	4000	8000	
AHU-1-5	SA DISCH		92	91	97	105	100	98	94	88	
AHU-1-5	OA INLET		89	88	95	102	96	92	89	84	
AHU-1-5	RADIATED		79	71	62	62	51	50	50	50	
EAHU-1	RA INLET		103	99	98	95	92	88	81	74	
EAHU-1	RADIATED		90	79	63	52	50	50	50	50	
ERV-1	SA DISCH		90	84	86	95	92	86	81	75	
ERV-1	RA INLET		88	84	89	94	91	84	80	76	
ERV-1	EA DISCH		86	86	98	96	92	88	84	76	
ERV-1	OA INLET		72	67	66	65	58	50	55	56	
ERV-1	RADIATED		78	67	61	55	50	50	50	50	

PROJECT: 650-660 BEACON KENMORE

DRAWN BY WG | JOB NO. 7293 | DWG NO 7293DT01
DATE 2021-05-19 | UNITS IMPERIAL | REVISION

HAAKON INDUSTRIES

Fan Performance

AHU-1-5
SF

FAN	
MODEL	18TCEPFN
FAN CLASS	3
WHEEL DIAMETER	18 in
WIDTH	SWSI
WHEEL WIDTH %	58
FAN BLADE QUANTITY	9
QUANTITY OF FANS	6

OPERATING POINT	N-1	NOR		
TOTAL AIRFLOW	29500 ft^3/min	29500 ft^3/min		
NUMBER OF FANS OPERATING	5	6		
AIRFLOW PER FAN	5900 ft^3/min	4917 ft^3/min		
TOTAL STATIC PRESSUE	6.50 in wg	6.50 in wg		
EXTERNAL STATIC PRESSURE	0.00 in wg	0.00 in wg		
ELEVATION	0 ft	0 ft		
TEMPERATURE USED FOR DENSITY	70 °F	70 °F		
AIR DENSITY	0.075 lb/ft^3	0.075 lb/ft^3		
AIR MASS FLOW RATE	443 lb/hr	369 lb/hr		
FAN SPEED	3500 rev/min	3140 rev/min		
MAXIMUM SPEED FOR FAN CLASS	3767 rev/min	3767 rev/min		
TIP SPEED	16493 ft/min	14797 ft/min		
MOTOR SPEED AT OPERATING POINT	3500 rev/min	3140 rev/min		
VFD HZ AT DESIGN SPEED	60 hz	53 hz		
FAN POWER CONSUMPTION AT OP POINT	10.1 hp	7.7 hp		
MOTOR POWER CAPABILITY AT OP POINT	10.0 hp	9.0 hp		
FAN TORQUE AT OPERATING POINT	15 lbl-ft	13 lbl-ft		
MOTOR TORQUE CAPABILITY AT OP POINT	15 lbl-ft	15 lbl-ft		
FAN STATIC EFFICIENCY	59.5 %	65.3 %		
FAN TOTAL EFFICIENCY	59.5 %	65.3 %		
FAN PEAK TOTAL EFFICIENCY	73.3 %	73.3 %		
FAN EFFICIENCY GRADE RATING	80.0 %	80.0 %		
TOTAL EFF/PEAK TOTAL EFF	81.2 %	89.1 %		
BLADE PASSAGE FREQUENCY	525 hz	471 hz		
TEMPERATURE RISE ACROSS FAN	4.5 °F	4.1 °F		

MOTOR DATA	
MOTOR RATED HP	10 hp
MOTOR FULL LOAD CURRENT	12.5 A
MOTOR EFFICIENCY	90.2 %
MOTOR SHAFT GROUNDING	YES
MOTOR FRAME SIZE	215T
ENCLOSURE TYPE	TEFC
SYNCHRONOUS MOTOR SPEED AT 60HZ	3500 rev/min
VOLTAGE/PHASE/HZ	460/3/60

OPERATING POINT	SOUND POWER LEVELS (dB re 10^{-12} Watts)								
	OCTAVE BAND	1	2	3	4	5	6	7	8
N-1	INLET	89	89	94	100	92	86	85	81
	OUTLET	89	89	94	102	97	95	91	85
NOR	INLET	88	88	95	99	89	85	84	79
	OUTLET	88	88	96	100	95	93	89	82
	INLET								
	OUTLET								
	INLET								
	OUTLET								

PROJECT: 650-660 BEACON KENMORE

HAAKON INDUSTRIES

AHU-1-5
SF

3767 RPM, CLASS 3 LIMIT
3500 RPM N-1
FEG80 Peak Total Eff N7tp: 73%
Total Eff N7t: 59% N7t/N7tp: 81%
3150 RPM
3140 RPM NOR
50% WOV
60% WOV
70% WOV
80% WOV
90% WOV
10.00 BHP
15.00 BHP
20.00 BHP
STATIC PRESSURE (in wc)
AIR FLOW (CFM)
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
0
1000
2000
3000
4000
5000
6000
7000
8000
9000

PROJECT: 650-660 BEACON KENMORE

HAAKON INDUSTRIES